AS  FILED  WITH  THE  SECURITIES  AND  EXCHANGE COMMISSION ON DECEMBER 20, 2000
                                               Registration  No.  333-42672

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ____________________

                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              ____________________

                                  BRIGHTCUBE, INC.
                 (Name of Small Business Issuer in Its Charter)

NEVADA                                7372                            87-0431036
                                      ----                            ----------
(State or Jurisdiction    (Primary Standard Industrial          (I.R.S. Employer
of Incorporation          Classification Code  Number)      Identification  No.)
or Organization)


                        300 Orchard City Drive, Suite 142
                           Campbell, California 95008
                                 (408) 364-8777
          (Address and Telephone Number of Principal Executive Offices)

                        300 Orchard City Drive, Suite 142
                           Campbell, California 95008
(Address of Principal Place of Business or Intended Principal Place of Business)

                                 Edward MacBeth
                                President and COO
                                 BRIGHTCUBE, INC.
                        300 Orchard City Drive, Suite 142
                           Campbell, California 95008
                                 (408) 364-8777
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:

                             James C. Chapman, Esq.
                             Cathryn S. Gawne, Esq.
                            Stephen W. Clinton, Esq.
                            Silicon Valley Law Group
                         152 N. Third Street, Suite 900
                           San Jose, California 95112
                           Telecopier: (408) 286-1400

Approximate Date of Proposed Sale to Public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box
[X].

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

-------------------  ------------------  -------------------  --------------  ----------------
Title of each class  Amount to be        Proposed             Proposed        Amount of
 of securities to    registered          maximum              maximum         registration fee
 be registered                           offering price per   aggregate
                                         unit                 offering
                                                              price
-------------------  ------------------  -------------------  --------------  ----------------
Common  stock,        10,712,100 shares  $          1.812(1)  $19,410,325(1)  $    5,124.32
  $.001 par value

Common  stock,         6,844,300 shares  $           1.65(2)  $11,293,095(2)  $    2,981.37
  $.001 par value

Common  stock,           265,640 shares  $           3.30(2)  $   876,612(2)  $      231.43
  $.001 par value

Common  stock,           350,000 shares  $           2.31(2)  $   808,500(2)  $      213.44
  $.001 par value

Common  stock,           299,960 shares  $           2.25(2)  $   674,910(2)  $      178.18
  $.001 par value

Common  stock,           299,961 shares  $           2.50(2)  $   749,903(2)  $      197.97
  $.001 par value

Common  stock,           299,961 shares  $           2.75(2)  $   824,893(2)  $      217.77
  $.001 par value

Common  stock,           299,961 shares  $           3.00(2)  $   899,883(2)  $      237.57
  $.001 par value

Common  stock,           600,000 shares  $           0.10(2)  $    60,000(2)  $       15.84
  $.001 par value

Common stock,             50,000 shares  $           2.75(2)  $   137,500(2)  $       36.30
  $.001 par value

Common  stock,            50,000 shares  $           3.25(2)  $   162,500(2)  $       42.90
  $.001 par value

Common  stock,            50,000 shares  $           4.00(2)  $   200,000(2)  $       52.80
  $.001 par value

Common  stock,            50,000 shares  $           4.50(2)  $   225,000(2)  $       59.40
  $.001 par value

Common  stock,           100,000 shares  $           1.00(2)  $   100,000(2)  $       26.40
  $.001 par value

Common stock,            162,500 shares  $           0.60(1)  $    97,500(1)  $       25.74
  $.001 par value

Total                 20,434,383 shares                       $36,520,620(1)(2)  $9,641.43(3)
-------------------  ------------------  -------------------  --------------  ---------------

(1)     Estimated  solely  for  the purpose of calculating the registration fee pursuant to
Rule  457  (c)  under  the  Securities  Act  of  1933, as amended.
(2)     Estimated  solely  for  the purpose of calculating the registration fee pursuant to
Rule 457 (g) under  the  Securities  Act  of  1933, as amended.
(3)     Of which $9,243.46 has previously been paid.

    THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), OF THE SECURITIES ACT OF 1933 MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

                     Subject to Completion, December 20, 2000

                               [GRAPHIC  OMITTED]

                               20,434,383 Shares

                                 Common Stock

     We have prepared this prospectus to allow certain of our security holders, or their respective pledges, donees, transferees or other successors in interest, to sell up to 20,434,383 shares of our common stock that they own or may acquire upon exercise of options or warrants to purchase our common stock. We refer to these security holders, pledges, donees and transferees as "selling stockholders". We will receive no proceeds from the sale of shares by selling stockholders.

     Our common stock is listed on the NASD O-T-C Market Bulletin Board under the symbol "BRCU". The last sale price reported by the O-T-C Market Bulletin Board for November 30, 2000 was $0.656 per share. Effective December 8, 2000, we changed our name to "Brightcube, Inc." from "Photoloft, Inc."


                             ______________________

   SEE "RISK FACTORS" BEGINNING ON PAGE 6 FOR A DISCUSSION OF MATERIAL ISSUES TO
                  CONSIDER BEFORE PURCHASING OUR COMMON STOCK.
                             ______________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                    The date of this prospectus is December __, 2000.

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

Prospectus Summary                                                             3
Risk Factors                                                                   6
Price Range of Common Stock and Dividend Policy                               14
Capitalization                                                                15
Selected Financial Data                                                       16
Management's Discussion and Analysis of  Financial
  Condition and Results of Operations                                         17
Business                                                                      21
Management                                                                    35
Related Party Transactions                                                    43
Selling Stockholders                                                          46
Principal Stockholders                                                        48
Description of Capital Stock                                                  49
Shares Eligible for Future Sale                                               55
Plan of Distribution                                                          56
Legal Matters                                                                 57
Experts                                                                       58
Where You Can Find Additional Information                                     58
Index to Financial Statements                                                F-1


     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. In this prospectus, "Brightcube, Inc.", "Photoloft", "we", "us" and "our" refer to Brightcube, Inc.

     "Brightcube", "Photoloft" and "Howdy" are trademarks and service marks of Brightcube, Inc. All other trademarks, service marks or trade names referred to in this Prospectus are the property of their respective owners.

                               PROSPECTUS SUMMARY

     This summary highlights selected information from elsewhere in this prospectus. To understand this offering fully, you should read the entire prospectus carefully, including the "Risk Factors" and financial statements.

                                  BRIGHTCUBE, INC.

     As an early player in the online imaging market, Brightcube, Inc. established itself as a business to business ("B2B") website. At the same time, we established a consumer photosharing web site that served as a prototype for our private label and co-branded partner sites. As the marketplace for our services evolved over the ensuing years, we utilized this time to educate the marketplace and build our consumer site. Now that the B2B marketplace has become much more sophisticated and we have honed our products, we are looking to become a leader in the nascent Internet digital imaging and photosharing B2B market.

     We provide a turnkey B2B web-based infrastructure for rapidly producing websites that can be integrated seamlessly with client companies' websites in co-branded, private label and customized installations for consumer oriented photosharing communities and digital imaging businesses. Designed for B2B backbone purposes, and easy scaling, the Brightcube solution is mated to a powerful e-commerce engine that automates purchases of prints and other photo related merchandise and integrates seamlessly with the client website and with diverse product fulfillers and distributors. We intend to leverage our technology to power the sites of others and garner fees and revenue splitting from sharing print, e-commerce and advertising revenue, and from the sale of these products on our own site. We adopted our current business model in April 2000. Accordingly, we are very much like a start-up company and  have  generated  minimal  revenues  since  the adoption  of  this  model.

     In November 2000, we signed a definitive agreement to merge with Extreme Velocity Group (EVG), a provider of Internet and imaging solutions to the business to business art market. We believe that this merger will make "Print on demand", or the ability to select an individual image, have it delivered to a remote location digitally, and printed at that location on high quality, archival papers and inks, a reality for retailers, photographers and individual consumers. In connection with the merger, we will issue approximately 18 million shares of our common stock in exchange for all outstanding shares of EVG. In addition, we will pay $800,000 in cash to the principal shareholder of EVG and assume a $690,000 line of credit. The merger is expected to close within 60 days and will be accounted for under the purchase method of accounting. The boards of directors of both companies have approved the merger. There exists a number of conditions precedent to the merger, including, the absence of any temporary restraining orders or injunctions preventing the merger, the consummation of relevant employment and lease agreements, the execution of registration rights agreements and obtaining third party consents and non-competition agreements where applicable. In anticipation of the closing of the merger, on December 14, 2000 we reduced our Campbell, California staff from 44 persons to 20 persons. This reduction, which impacted all departments of Brightcube is intended to eliminate duplication in operations and personnel after the merger is consummated. Amounts paid for severance did not have a material affect on the financial statements.

     We are incorporated in Nevada. Our principal executive offices are located at 300 Orchard City Drive, Suite 142, Campbell, California 95008. Our phone number is (408) 364-8777. Effective December 8, 2000, we changed our name to "Brightcube, Inc." from "Photoloft, Inc.". Our internet address is
www.brightcube.com. The information on our Web site is not part of this prospectus.

                                -----------------

                                  THE OFFERING

Common stock offered by selling stockholders      20,434,383  shares (1)

Common stock to be outstanding after this         51,589,524  shares (1)
Offering

Use of proceeds                                   We will not receive any of the proceeds from
                                                  the sale of the common stock by the stock
                                                  holders under this prospectus.  Any proceeds
                                                  we receive from the exercise of options and warrants
                                                  held by the selling stockholders will be used for
                                                  working  capital and general corporate purposes.

O-T-C Bulletin Board symbol:                      "BRCU"


                                        3

Plan of Distribution                              The selling stockholders may offer shares
                                                  of our common stock through public or private
                                                  transactions on or off the NASD O-T-C
                                                  Bulletin Board in the United States, at
                                                  prevailing market prices or at privately
                                                  negotiated prices.  For details of how the
                                                  selling stockholders may offer their shares
                                                  of our common stock, please see the section
                                                  of this prospectus called "Plan of
                                                  Distribution".

Risks                                             The purchase of our common stock involves
                                                  substantial risks including, but not limited
                                                  to, lack of profits, changes in our business,
                                                  and a limited market for our common stock.
                                                  For a discussion of the risks you should
                                                  consider before investing in our common
                                                  stock, see "Risk Factors".

_________
(1)    Does not include an aggregate of 28,465,974 shares reserved for issuance upon exercise of  other stock  options and  warrants outstanding as of October 31, 2000, and excludes shares to be issued to EVG pursuant to the merger.

                             SUMMARY FINANCIAL DATA

     The following financial information has been derived from our financial statements included elsewhere in the prospectus. This data should be read in conjunction with those Financial Statements and the related Notes. See "Financial Statements".

                                                  Nine Months Ended September 30, Years Ended December 31,
                                                     -------------------------    ------------------------
                                                        2000          1999           1999          1998
                                                     ------------  -----------    -----------  -----------
STATEMENTS  OF  OPERATIONS  DATA:                     (unaudited)  (unaudited)
Revenues                                             $   403,600   $  124,800     $   254,500   $  674,300
Cost of revenues                                         247,900       88,500         124,200      113,000
Loss from operations                                  (8,099,200)  (2,212,800)     (5,492,800)    (762,700)
Net income (loss)                                     (8,005,600)  (1,465,600)     (4,752,100)   1,663,300
Net income (loss) allocable to common shareholders    (8,362,600)  (2,399,600)     (5,766,100)   1,663,300
Basic earnings (loss) per share                            (0.32)       (0.21)          (0.49)        0.26
Diluted earnings (loss) per share                          (0.32)       (0.21)          (0.49)        0.18
Basic weighted average common shares outstanding      25,808,000   11,327,200      11,658,200    6,488,300
Diluted weighted average common shares outstanding    25,808,000   11,327,200      11,658,200    9,287,700

                                                    September 30,                 December 31,
                                                        2000                         1999
                                                    (unaudited)
BALANCE SHEET DATA:                                  ----------                   ------------
Cash and cash equivalents                          $ 7,495,800                    $   175,300
Working capital (deficiency)                       $ 6,372,700                    $  (650,600)
Total assets                                       $ 8,669,700                    $   970,100
Short-term debt                                    $    95,000                    $        --
Total shareholders' equity (deficiency)            $ 7,206,300                    $  (215,400)

                                  RISK FACTORS

     An investment in the shares of our common stock offered by this prospectus involves a high degree of risk. You should consider carefully the following risk factors as well as the other information set forth in this prospectus before you decide to buy our common stock.

                   RISKS RELATED TO BRIGHTCUBE, INC.'S OPERATIONS

WE ARE MUCH LIKE A START UP COMPANY AND HAVE A LIMITED OPERATING HISTORY ON WHICH TO EVALUATE OUR POTENTIAL FOR FUTURE SUCCESS.

     We launched our current business model in April 2000 and therefore are much like a start-up company. We have only a limited operating history upon which you can evaluate our business and prospects, and have yet to develop sufficient experience regarding actual revenues to be received from our products and services. You must consider the risks and uncertainties frequently encountered by early stage companies in new and rapidly evolving markets, such as e-commerce. If we are unsuccessful in addressing these risks and uncertainties, our business, results of operations and financial condition will be materially and adversely affected.

WE EXPECT LOSSES FOR THE FORESEEABLE FUTURE, AND OUR OPERATING RESULTS MAY FLUCTUATE FROM QUARTER TO QUARTER

     Since 1997, we have incurred losses from operations, resulting primarily from costs related to developing our web site, attracting users to our web site, and establishing our brand. Because of our plans to invest heavily in marketing and promotion, to hire additional employees, and to enhance our web site and operating infrastructure, we expect to incur net losses for the foreseeable future. We believe these expenditures are necessary to build and maintain the technical infrastructure necessary to host multiple images and to strengthen our brand recognition, attract more users to our web site and ultimately, generate greater online revenues. If our revenue growth is slower than we anticipate or our operating expenses exceed our expectations, our losses will be significantly greater. We may never achieve profitability. Primarily as a result of these recurring losses, our independent certified public accountants modified their report on our December 31, 1999 financial statements to include an uncertainty paragraph wherein they expressed substantial doubt about our ability to continue as a going concern.

OUR FUTURE REVENUES ARE UNPREDICTABLE AND OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY.

     We have no significant revenue history with respect to our recently launched products and services. Our revenues for the foreseeable future will remain primarily dependent on the number of private label, co-branded and customized companies to whom we provide solutions, and the revenue sharing and fees generated from our B2B partners. We cannot forecast with any degree of certainty the number of visitors to the sites of our partners, or the revenue sharing and fees generated thereby.

     We expect our operating results to fluctuate from quarter to quarter. We believe that some of the revenue streams that we share with our customers and partners, including e-commerce and advertising, will vary from quarter to quarter. While fluctuations in the revenue streams may be offset by other revenue streams that we earn, such as set up fees, our operating results may fluctuate significantly from quarter to quarter.

     Other factors which may cause our operating results to fluctuate significantly from quarter to quarter include:

     - our ability to attract new and repeat customers;
     - our customers' ability to attract new and repeat customers and sell product through e-commerce channels;
     - our ability to keep current  with   the  evolving  tastes   of our target
       market;
     - our ability to manage the number of items listed for our services;
     - our ability to protect our proprietary technology;
     - the ability of our competitors to offer new or enhanced features, products or services;
     - the growth of the digital photosharing market as projected;
     - the level of use of the Internet and online services;
     - consumer confidence in the security of transactions over the Internet;
     - unanticipated delays or cost increases with respect to product and service introductions; and
     - the costs, timing and impact of our marketing and promotion initiatives.

     Because of these and other factors, we believe that quarter-to-quarter comparisons of our results of operations are not good indicators of our future performance. If our operating results fall below the expectations of securities analysts and investors in some future periods, then our stock price may decline.

YOUR  HOLDINGS  MAY  BE  DILUTED  IN  THE  FUTURE; CONTROLLING SHAREHOLDER.

     The sale of a substantial number of shares of our common stock in the public market, or the prospect of such sales, could materially and adversely affect the market price of our common stock. We are authorized to issue up to 200,000,000 shares of common stock. To the extent of such authorization, our Board of Directors will have the ability, without seeking stockholder approval, to issue additional shares of common stock in the future for such consideration as our Board of Directors may consider sufficient. The issuance of additional common stock in the future will reduce the proportionate ownership and voting power of our common stock held by existing stockholders. We are also authorized to issue up to 500,000 shares of preferred stock, the rights and preferences of which may be designated in series by our Board of Directors. To the extent of such authorization, such designations may be made without stockholder approval. We issued 900 shares of our Series B Preferred Stock in a private placement financing in June 2000. Such shares were convertible automatically into common stock, on or Before July 7, 2000, in an amount equal to 50% of our then-outstanding common stock following the conversion (on a fully-diluted basis). As a result, the holder of the 900 shares of Series B Preferred Stock has become a controlling shareholder. At July 8, 2000 we had 33,825,266 shares of common stock outstanding on a fully-diluted basis and therefore if all of the Series B Preferred Stock had been converted on that date, the holder of the
Series B Preferred Stock would have owned and controlled 50% of our fully-diluted stock. However, on July 8, 2000, we did not have enough shares of authorized common stock to convert all of the Series B Preferred Stock. On July 8, 2000, we issued 27,914,023 shares of common stock in conversion of the Series B Preferred Stock. Pursuant to the terms of the May 22, 2000 letter agreement between the holder of the Series B Preferred Stock and us, we incurred penalties of $13,122,959 as a result of the inability to convert the remainder of the Series B Preferred Stock. These penalties have been waived by the holder in exchange for the issuance of warrants to purchase an aggregate of 11,900,000 shares of our common stock at an exercise price of $1.65 per share. The warrants may be exercised or exchanged on a two-for-one basis for shares of our common stock. The conversion has diluted, and the exercise of these warrants will dilute, the interests of our other shareholders. We also have an aggregate of 28,465,974 shares reserved for issuance upon exercise of other stock options and warrants outstanding as of October 31, 2000. In November 2000, we signed a definitive agreement to merge with Extreme Velocity Group (EVG), a provider of Internet and imaging solutions to the business to business art market. In connection with the merger, we will issue approximately 18 million shares of our common stock in exchange for all outstanding shares of EVG. Sales in the public market of substantial amounts of our common stock, including sales of common stock issuable upon exercise of these options and warrants, could depress prevailing market prices for our common stock. Even the perception that such sales could occur might impact market prices for the common stock. The existence of outstanding options and warrants may prove to hinder our future equity financings. In addition, the holders of such options and warrants might exercise them at a time when we would otherwise be able to obtain additional equity capital on terms more favorable to us. Such factors could materially and adversely affect our ability to meet our capital needs.

WE  MAY  FAIL  TO  ESTABLISH  AN  EFFECTIVE  INTERNAL  SALES  ORGANIZATION.

     To date, we have relied to a significant extent on outside parties to develop new customer opportunities. We believe that the growth of partner and shared revenues will depend on our ability to establish an aggressive and effective internal sales organization. We will need to increase this sales force in the coming year in order to execute our business plan. Our ability to increase our sales force involves a number of risks and uncertainties, including competition and the length of time for new sales employees to become productive. If we do not develop an effective internal sales force, our business will be materially and adversely affected.

WE  ARE  GROWING  RAPIDLY, AND EFFECTIVELY MANAGING OUR GROWTH MAY BE DIFFICULT.

     We are currently experiencing a period of significant expansion. In order to execute our business plan, we must continue to grow significantly. This growth will strain our personnel, management systems and resources. To manage our growth, we must implement operational and financial systems and controls, attract and retain senior management and recruit, train and manage new employees. We cannot be certain that we will be able to integrate new executives and other employees into our organization effectively. If we do not manage growth effectively, our business, results of operations and financial condition will be materially and adversely affected.

WE DEPEND ON OUR KEY PERSONNEL TO OPERATE OUR BUSINESS, AND WE MAY NOT BE ABLE TO HIRE ENOUGH ADDITIONAL MANAGEMENT AND OTHER PERSONNEL AS OUR BUSINESS GROWS.

     Our performance is substantially dependent on the continued services and on the performance of our executive officers and other key employees. The loss of the services of any of these executive officers or key employees could materially and adversely affect our business. We currently do not have any "key person" insurance on any of our executive officers or key employees. Additionally, we believe we will need to attract, retain and motivate talented management and other highly skilled employees to be successful. Competition for employees that possess knowledge of both the Internet industry and our target market is intense. We may be unable to retain our key employees or attract, assimilate and retain other highly qualified employees in the future.


WE  MAY  NOT  BE  ABLE  TO  COMPETE  SUCCESSFULLY.

     The markets in which we are engaged are new, rapidly evolving and intensely competitive, and we expect competition to intensify further in the future. We currently or potentially compete with a number of other companies, including some large photography equipment and service providers that have existing photo lab customers and expertise in selling services to these customers, and a number of other small services, including those that serve specialty markets. In addition, companies that currently provide other digital imaging services or online photo sharing communities may migrate into our markets, thus increasing competition. Competitive pressures created by any one of these companies, or by our competitors collectively, could have a material adverse effect on our business, results of operations and financial condition. A potential competitor could develop a technology that is competitive or superior to ours.

WE  WILL  NEED  ADDITIONAL  CAPITAL.

     We currently anticipate that our available funds will be sufficient to meet our anticipated needs for working capital, capital expenditures and business operations through June 2001. Thereafter, we will need to raise additional capital. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution and such securities may have rights, preferences and privileges senior to those of our common stock. There can be no assurance that additional financing will be available on terms favorable to us or at all. If adequate funds are not available or are not available on acceptable terms when required we may not be able to fund expansion, take advantage of unanticipated acquisition opportunities, develop or enhance services or products or respond to competitive pressures. Such inability could have a material adverse effect on our business, results of operations and financial condition.

WE  MAY  FAIL  TO  ESTABLISH  AND  MAINTAIN  STRATEGIC  RELATIONSHIPS.

     We have established in the past, and intend to establish in the future strategic alliances with photo finishing equipment providers, photo lab retailers and popular web sites to increase the number of customers using our infrastructure. In the future, we may not be able to enter into these relationships on commercially reasonable terms or at all. Even if we enter into strategic alliances, our partners may not attract significant numbers of users. Therefore, our infrastructure may not generate the anticipated level of revenue sharing. Our inability to enter into new distribution relationships or strategic alliances and expand our existing ones could have a material and adverse effect on our business.

ACQUISITIONS  MAY  DISRUPT  OR OTHERWISE HAVE A NEGATIVE IMPACT ON OUR BUSINESS.

     In November 2000, we signed a definitive agreement to merge with Extreme Velocity Group (EVG), a provider of Internet and imaging solutions to the business to business art market. In connection with the merger, we will issue approximately 18 million shares of our common stock in exchange for all outstanding shares of EVG. In addition, we will pay $800,000 in cash to the principal shareholder of EVG and assume a $690,000 line of credit. The merger is expected to close within 60 days and will be accounted for under the purchase method of accounting. The boards of directors of both companies have approved the merger. There exists a number of conditions precedent to the merger, including the absence of any temporary restraining orders or injunctions preventing the merger, the consummation of relevant employment and lease agreements, the execution of registration rights agreements and obtaining third party consents and non-competition agreements where applicable. In anticipation of the closing of the merger, on December 14, 2000 we reduced our Campbell, California staff from 44 persons to 20 persons. This reduction, which impacted all departments of Brightcube is intended to eliminate duplication in operations and personnel after the merger is consummated. Amounts paid for severance did not have a material affect on the financial statements.


     We may acquire or make investments in such complementary businesses, products, services or technologies on an opportunistic basis when we believe they will assist us in carrying out our business strategy. Growth through acquisitions has been a successful strategy used by other companies. If we buy EVG or another company, then we could have difficulty in assimilating that company's personnel and operations. In addition, the key personnel of the acquired company may decide not to work for us. An acquisition could distract our management and employees and increase our expenses. Furthermore, we may have to incur debt or issue equity securities to pay for any future acquisitions, the issuance of which could be dilutive to our existing shareholders.

UNFORESEEN  DEVELOPMENTS  MAY  OCCUR WITH RESPECT TO DIGITAL IMAGING TECHNOLOGY.

     Digital imaging is a relatively new phenomenon and slower than expected acceptance of the new technology could affect our ability to grow as rapidly as we need to in order to meet our financial targets. Digital camera manufacturers have made great strides in the past two years improving the functionality of their cameras and pricing them in a range that is attractive to many consumers. The continued refinement of the technology and commoditization of the price will help to increase acceptance of the technology. Full acceptance of digital imaging technology will require a move on the part of the photographic population away from traditional chemical-based photo processing to the new paradigm of home printed photos. The costs remain competitive for digital imaging; however, there is no guarantee the general population will make this shift rapidly, if at all.

WE  ARE  DEPENDENT  ON THE CONTINUED DEVELOPMENT OF THE INTERNET INFRASTRUCTURE.

     Our industry is new and rapidly evolving. Our business would be adversely affected if web usage and e-commerce does not continue to grow. Web usage may be inhibited for a number of reasons, including:

     -  inadequate  Internet  infrastructure;

     -  security  concerns;

     -  inconsistent  quality  of  service;  or

     -  unavailability  of  cost-effective,  high-speed  service.

     If web usage grows, the Internet infrastructure may not be able to support the demands placed on it by this growth, or its performance and reliability may decline. In addition, web sites have experienced a variety of interruptions in their service as a result of outages and other delays occurring throughout the Internet network infrastructure. If these outages or delays frequently occur in the future, web usage could grow slowly or decline.

OUR LONG-TERM SUCCESS DEPENDS ON THE DEVELOPMENT OF THE E-COMMERCE MARKET, WHICH IS UNCERTAIN.

     Our future revenues and profits substantially depend upon the widespread acceptance and use of the web as an effective medium of commerce by consumers. Rapid growth in the use of the web and commercial online services is a recent phenomenon. Demand for recently introduced services and products over the web and online services is subject to a high level of uncertainty. The development of the web and online services as a viable commercial marketplace is subject to a number of factors, including the following:

     - e-commerce is at an early stage and buyers may be unwilling to shift their purchasing from traditional vendors to online vendors;

     - insufficient availability of telecommunication services or changes in telecommunication services could result in slower response times; and

     - adverse publicity and consumer concerns about the security of commerce transactions on the Internet could discourage its acceptance and growth.


WE FACE RISKS ASSOCIATED WITH GOVERNMENT REGULATION OF AND LEGAL UNCERTAINTIES SURROUNDING THE INTERNET.

     Any new law or regulation pertaining to the Internet, or the application or interpretation of existing laws, could increase our cost of doing business or otherwise have a material and adverse effect on our business, results of operations and financial condition. Laws and regulations directly applicable to Internet communications, commerce and advertising are becoming more prevalent. The law governing the Internet, however, remains largely unsettled, even in areas where there has been some legislative action. It may take years to determine whether and how existing laws governing intellectual property, copyright, privacy, obscenity, libel and taxation apply to the Internet. In addition, the growth and development of e-commerce may prompt calls for more stringent consumer protection laws, both in the United States and abroad.

SHARES ELIGIBLE FOR FUTURE SALE BY OUR CURRENT STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE.

     To date, we have had a very limited trading volume in our common stock. As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered. In addition, sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding options and warrants, under Securities and Exchange Commission Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities. In addition to the shares of our common stock being registered for resale pursuant to this prospectus, we are obligated to register an aggregate of 39,814,023 additional shares of our common stock for resale under the Securities Act pursuant to an agreement with Intellect Capital Group LLC. This registration must occur upon the demand of Intellect Capital Group LLC. To date, no such demand has been made; however upon completion of such registration, a substantial number of additional securities will be placed into the public market with the potential adverse consequences described above.

ANTI-TAKEOVER PROVISIONS AND OUR RIGHT TO ISSUE PREFERRED STOCK COULD MAKE A THIRD-PARTY ACQUISITION OF US DIFFICULT.

     We are a Nevada corporation. Anti-takeover provisions of Nevada law could make it more difficult for a third party to acquire control of us, even if such change in control would be beneficial to stockholders. Our articles of incorporation provide that our Board of Directors may issue preferred stock without stockholder approval. The issuance of preferred stock could make it more difficult for a third party to acquire us. All of the foregoing could adversely affect prevailing market prices for our common stock.

OUR  COMMON  STOCK  PRICE  IS  LIKELY  TO  BE  HIGHLY  VOLATILE.

     The market price of our common stock is likely to be highly volatile as the stock market in general, and the market for Internet-related and technology companies in particular, has been highly volatile. Investors may not be able to resell their shares of our common stock following periods of volatility because of the market's adverse reaction to volatility. The trading prices of many technology and Internet-related companies' stocks have reached historical highs within the last 52 weeks and have reflected valuations substantially above historical levels. During the same period, these companies' stocks have also been highly volatile and have recorded lows well below historical highs. We cannot assure you that our stock will trade at the same levels as other Internet stocks or that Internet stocks in general will sustain their recent market prices.

     Factors  that  could cause such volatility may include, among other things:

     -  actual  or  anticipated fluctuations in our quarterly operating results;

     -  announcements  of  technological  innovations;

     -  changes  in  financial  estimates  by  securities  analysts;

     -  conditions  or  trends  in  the  Internet  industry;  and

     -  changes  in  the  market  valuations  of  other  Internet  companies.

     In addition, our stock is currently traded on the NASD O-T-C Bulletin Board and it is uncertain that we will be able to successfully apply for listing on the AMEX, the NASDAQ National Market, or the Nasdaq SmallCap Market in the foreseeable future due to the trading price for our common stock, our working capital and revenue history. We have filed an application for listing with the AMEX; however, there can be no assurance that the application will be approved. Failure to list our shares on the AMEX, the Nasdaq National Market, or the Nasdaq SmallCap Market, will impair the liquidity for our common stock.

OUR OPERATIONS ARE DEPENDANT ON THE ABILITY TO PROTECT OUR OPERATING SYSTEMS.

     We maintain substantially all of our computer systems at AboveNet Communications, Inc. Its operations are dependent in part on its ability to protect its operating systems against physical damage from fire, floods, earthquakes, power loss, telecommunications failures, break-ins or other similar events. Furthermore, despite its implementation of network security measures, its servers are also vulnerable to computer viruses, break-ins and similar disruptive problems. The occurrence of any of these events could result in interruptions, delays or cessations in service to its users, which accordingly could have a material adverse effect on our business, results of operations and financial condition.

SOME  OF THE INFORMATION IN THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS.

     Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may", "will", "expect", "anticipate", "believe", "estimate" and "continue" or similar words. You should read statements that contain these words carefully because they:

     -     discuss  our  expectations  about  our  future  performance;

     - contain projections of our future operating results or of our future financial condition; or

     -     state  other  "forward-looking"  information.

     We believe it is important to communicate our expectations to our stockholders. There may be events in the future, however, that we are not able to predict accurately or over which we have no control. The risk factors listed in this section, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of any of the events described in these risk factors and elsewhere in this prospectus could have a material and adverse effect on our business, results of operations and financial condition and that upon the occurrence of any of these events, the trading price of our common stock could decline and you could lose all or part of your investment.

                 PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

     Our common stock has been traded on the NASD O-T-C Bulletin Board under the trading symbol "LOFT" since March 1, 1999 and under the trading symbol "BRCU" since December 8, 2000. Prior to March 1, 1999 our common stock was not actively traded in the public market. The following table sets forth, for the periods indicated, the high and low bid prices for our common stock as reported by various Bulletin Board market makers. The quotations do not reflect adjustments for retail mark-ups, mark-downs, or commissions and may not necessarily reflect actual transactions.

      2000                                        High    Low
      ----                                       ------  ------
      First Quarter (January 1 to March 31)      $3.625  $1.718
      Second Quarter (April 1 to June 30)        $2.937  $1.312
      Third Quarter (July 1 to September 30)     $2.625  $1.000
      Fourth Quarter (October 1 to November 30)  $1.500  $0.500

      1999
      ----
      First Quarter (March 1 to March 31)        $7.375  $4.500
      Second Quarter (April 1 to June 30)        $5.500  $3.625
      Third Quarter (July 1 to September 30)     $5.375  $1.562
      Fourth Quarter (October 1 to December 31)  $2.937  $1.343

     As of October 31, 2000, there were approximately 394 holders of record of our common stock, which figure does not take into account those stockholders whose certificates are held in the name of broker-dealers or other nominees.

DIVIDEND  POLICY

     To date, we have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings for funding growth and therefore, do not expect to pay any dividends in the foreseeable future.

                                 CAPITALIZATION

     The following table sets forth, as of September 30, 2000, our capitalization on an actual basis. This information should be read in conjunction with our Financial Statements and the related Notes appearing elsewhere in this prospectus.


                                                      Actual
                                                   ------------

SHORT-TERM DEBT                                   $     95,000

SHAREHOLDERS' EQUITY
  Preferred stock, $0.001 par value;              $          0
    500,000 shares authorized;
    0 shares issued and
    outstanding actual

  Common stock, $0.001 par value;                 $     51,600
    200,000,000 shares authorized
    and 51,551,930 issued and outstanding
    actual

  Additional paid-in capital                      $ 19,851,100



  Deferred compensation                           $    (39,200)

  Accumulated deficit                             $(12,657,200)
                                                   ------------


Total shareholders' equity                        $  7,206,300

TOTAL CAPITALIZATION                              $  7,301,300

                             SELECTED FINANCIAL DATA

     Set forth below are statements of operations data for the nine months ended September 30, 2000 and 1999, respectively, and for the years ended December 31, 1999 and 1998, respectively, and summary balance sheet data as of September 30, 2000 and December 31, 1999. You should read this information in conjunction with our Financial Statements and related Notes appearing elsewhere in this prospectus.

                                                                  Nine Months Ended September 30,   Years Ended Dec. 31,
                                                                         2000         1999          1999          1998
                                                                     ------------  -----------  ------------  -----------
STATEMENTS  OF  OPERATIONS  DATA:                                    (unaudited)   (unaudited)
Revenues                                                             $   403,600   $  124,800   $   254,500   $  674,300
Cost of revenues                                                         247,900       88,500       124,200      113,000
                                                                     ------------  -----------  ------------  -----------
Gross profit                                                             155,700       36,300       130,300      561,300

OPERATING EXPENSES:
  Sales and marketing                                                    458,500      516,600     1,217,200      325,000
  General and administrative                                           7,796,400    1,732,500     4,405,900      999,000
                                                                     ------------  -----------  ------------  -----------
  TOTAL OPERATING EXPENSES                                             8,254,900    2,249,100     5,623,100    1,324,000
                                                                     ------------  -----------  ------------  -----------
Loss From operations                                                  (8,099,200)  (2,212,800)   (5,492,800)    (762,700)
                                                                     ------------  -----------  ------------  -----------

OTHER INCOME (EXPENSE):
  Sale of trade name                                                           -            -             -    3,100,000
  Loss on settlement of note receivable                                        -     (108,100)     (108,100)           -
  Interest income                                                        113,300      110,200       110,600       76,900
  Interest and other expense                                             (18,900)        (200)       (7,200)      (2,900)
                                                                     ------------  -----------  ------------  -----------
  TOTAL OTHER INCOME (EXPENSE)                                            94,400        1,900        (4,700)   3,174,000
                                                                     ------------  -----------  ------------  -----------
Income (loss) before  income taxes                                    (8,004,800)  (2,210,900)   (5,497,500)   2,411,300
Income tax (benefit) expense                                                 800     (745,300)     (745,400)     748,000
                                                                     ------------  -----------  ------------  -----------

NET INCOME (LOSS):                                                    (8,005,600)  (1,465,600)   (4,752,100)   1,663,300
Deemed dividend on issuance of warrants                                        -            -       (80,000)           -
Deemed dividend on conversion of preferred stock into common stock             -     (934,000)     (934,000)           -
Deemed dividend on Redemption of Series A Preferred Stock               (357,000)           -             -            -
                                                                     ------------  -----------  ------------  -----------

Net income (loss) allocable to common shareholders                    (8,362,600)  (2,399,600)   (5,766,100)   1,663,300
                                                                     ============  ===========  ============  ===========

Basic earnings (loss) per share                                      $     (0.32)  $    (0.21)  $     (0.49)  $     0.26
                                                                     ============  ===========  ============  ===========

Diluted earnings (loss) per share                                    $     (0.32)  $    (0.21)  $     (0.49)  $     0.18
                                                                     ============  ===========  ============  ===========

Basic weighted-average common shares outstanding                      25,808,000   11,327,200    11,658,200    6,488,300
Stock options considered dilutive                                              -            -             -    2,799,400
                                                                     ------------  -----------  ------------  -----------

Diluted weighted-average common shares outstanding                    25,808,000   11,327,200    11,658,200    9,287,700
                                                                     ============  ===========  ============  ===========


                                                                     September 30,  December 31,
                                                                        2000           1999
                                                                     (unaudited)
BALANCE SHEET DATA:                                                  ------------   -----------
Cash and cash equivalents                                            $ 7,495,800    $  175,300
Working capital (deficiency)                                         $ 6,372,700    $ (650,600)
Total assets                                                         $ 8,669,700    $  970,100
Short-term debt                                                      $    95,000    $        -
Total shareholders' equity (deficiency)                              $ 7,206,300    $ (215,400)

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

     The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this prospectus. The matters discussed in prospectus contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, those discussed in this section and elsewhere in this prospectus.

OVERVIEW

     As an early player in the online imaging market, we established ourselves as a business to business ("B2B") website. At the same time, we established a consumer photosharing web site that served as a prototype for our private label and co-branded partner sites. As the marketplace for our services evolved over the ensuing years, we utilized this time to educate the marketplace and build our consumer site. Now that the B2B marketplace has become much more sophisticated and we have honed our products, we are looking to become a leader in the nascent Internet digital imaging and photosharing B2B market.


     We provide turnkey B2B web-based infrastructure for rapidly producing websites that can be integrated seamlessly with client companies websites in co-branded, private label and customized installations for consumer oriented photosharing communities and digital imaging businesses. Designed for B2B backbone purposes, and easy scaling, the Brightcube solution is mated to a powerful e-commerce engine that automates purchases of prints and other photo related merchandise and integrates seamlessly with the client website and with diverse product fulfillers and distributors. We intend to leverage our technology to power the sites of others and garner fees and revenue split from sharing print, e-commerce and advertising revenue, and from the sale of these products on our own site. We adopted our current business model in April 2000. Accordingly, we are very much like a start-up company and have generated minimal revenues since the adoption of this model.

     We are incorporated in Nevada. Our principal executive offices are located at 300 Orchard City Drive, Suite 142, Campbell, California 95008. Our phone number is (408) 364-8777. Effective December 8, 2000, we changed our name to "Brightcube, Inc." from "Photoloft, Inc.". Our internet address is www.brightcube.com The information on our Web site is not part of this prospectus.

RESULTS  OF  OPERATIONS

Nine  Months Ended September 30, 2000 and 1999
----------------------------------------------

     Revenues for the current nine month period increased 223% to $403,600 from $124,800 reported for the nine month period ended September 30, 1999. The increase in revenues was due to the increased number of users on the Brightcube platform, both co-brand and private label, generating e-commerce and advertising revenue. In addition, for the current nine-month period, we earned development fee revenue for development and professional services.

     Gross profit percentage for the nine months ended September 30, 2000 increased to 39% from 29% reported in the same period in 1999. The increase in the gross profit percentage was due to higher network hosting, development and professional service revenue and was also affected by the product mix.

     Sales and marketing expenses for the nine months ended September 30, 2000, decreased to $458,500 from $516,600 reported in the same period in 1999. Expenses decreased due to lower advertising expenses. Substantially all of the selling and marketing expenses in 2000 were derived from a shift in our primary target customers from consumers to organizations (both traditional and online) that service the consumers.

     General and administrative expenses for the nine months ended September 30, 2000, increased to $7,796,400 from $1,732,500 in the same period in 1999. The increase in general and administrative expenses during the nine month period ended September 30, 2000 is due to $3,437,800 in non-cash compensation expense relating to stock option and warrant grants and increased hiring as the company further develops its product offerings and services.

     Loss from operations for the nine months ended September 30, 2000 was $8,099,200, an increase of $5,886,400 compared to a loss from operations of $2,212,800 in the same period in 1999. This increase is primarily due to the factors discussed above.

     Interest income for the nine months ended September 30, 2000 was $113,300, an increase of $3,100 compared to interest income of $110,200 in the same period in 1999.

     Net loss allocable to common shareholders for the nine months ended September 30, 2000 increased to $8,362,600 from $2,399,600 in the same period in 1999. The net loss is due primarily to non-cash compensation relating to stock option and warrant grants during the periods and an increase in the number of employees, which increased from 27 at September 30, 1999 to 50 at September 30, 2000.

Year Ended December 31, 1999 Compared to Year Ended December 31, 1998
---------------------------------------------------------------------

     Revenues for fiscal 1999 were $254,500, a decrease of $419,800, or approximately 62.3%, compared to $674,300 for fiscal 1998. Revenues decreased primarily due to a change in Brightcube, Inc.'s operations from selling software to selling advertising and e-commerce. This change did not occur until the latter half of 1998, contemporaneously with the sale of the AltaVista URL to Compaq Computer.

     The gross profit for fiscal 1999 was $130,300, a decrease of $431,000, or approximately 76.8%, compared to $561,300 for fiscal 1998. This decrease in gross profit is due primarily to the transition of our business from software sales to advertising and e-commerce sales and the accompanying significant decrease in revenues, resulting in an inability to cover the fixed cost component of the cost of revenues during fiscal 1999.

     Sales and marketing expenses for fiscal 1999 were $1,217,200, an increase of $892,200, or approximately 274.5%, compared to $325,000 for fiscal 1998. This increase reflects the planned aggressive growth phase of our new business model. Included in these costs were mainly advertising expenses incurred as we established our brand.

     General and administrative expenses for fiscal 1999 were $4,405,900, an increase of $3,406,900, or approximately 341.0%, compared to $999,000 for fiscal 1998. This increase also reflects the planned aggressive growth phase of our new business model. Among these costs are accounting and legal, including the costs associated with being a publicly traded company, rent, depreciation, administrative personnel, and compensation relating to stock option and warrant grants.

     Loss from operations for fiscal 1999 was $5,492,800, an increase of $4,730,100, or approximately 620.2%, compared to a loss from operations of $762,700 for fiscal 1998. This increase is primarily due to the transition in our business strategy and the costs incurred to develop our web site.

     Interest income for fiscal 1999 was $110,600, an increase of $33,700, or approximately 43.8%, compared to $76,900 for fiscal 1998. Interest income increased due to the note receivable related to the sale of the AltaVista URL in July 1998.

     Net loss for fiscal 1999 was $4,752,100, a difference of $6,415,400 from net income of $1,663,300 for fiscal 1998. The net income for fiscal 1998 is primarily due to the sale of the Alta Vista URL to Compaq Computer, for which Brightcube, Inc. recorded other income of $3,100,000. The net loss for fiscal 1999 is primarily due to increases is selling, general and administrative expenses resulting from the planned aggressive growth phase of our new business model.

INCOME  TAXES

     As of December 31, 1999, we had a gross deferred tax asset of $974,100, principally arising from net operating loss carry forwards available to offset future taxable income. As we cannot determine that it is more likely than not that we will realize the benefit of these assets, a 100% valuation allowance has been established.

LIQUIDITY  AND  CAPITAL  RESOURCES

     To date, we have funded our operations primarily through private placements of equity. During the nine months ended September 30, 2000, we issued $440,000 in notes payable, raised $1.1 million in Series A preferred stock and completed a private placement of common stock that raised gross proceeds of $13.3 million. The Series A preferred stock was redeemed in the amount of $1.3 million, payments of $345,000 were made on notes payable and stock issuance costs of $1.2 million were incurred. During the nine months ended September 30, 1999, other stock issuances raised capital of $1.1 million.

     At September 30, 2000, we had cash and cash equivalents of $7,495,800 as compared to $175,300 at December 31, 1999. We currently anticipate that our available funds will be sufficient to meet our anticipated needs for working capital, capital expenditures and business operation through the end of June 2001. Thereafter, we will need to raise additional funds either through equity or debt financing. There can be no assurance that additional financing will be available on acceptable terms.

     On June 8, 2000, pursuant to a Stock Purchase Agreement dated as of April 18, 2000 (the "Agreement"), we issued and sold 900 shares of our Series B Convertible Preferred Stock (the "Series B Preferred Stock") to Intellect Capital Group, LLC, a Delaware limited liability company ("ICG"). ICG is a Los Angeles-based firm that provides investment and intellectual capital to developmental and emerging growth stage technology companies and takes an active role to assist them to realize their full potential. The consideration for the Series B Preferred Stock consisted of $9,000 in cash. In conjunction with the Agreement, ICG will become an active shareholder, and will assist us in the creation and execution of our strategic plan, building a management team and Board of Directors, identifying and consummating strategic relationships, and advising on merger and acquisition activities, our capital formation process and corporate finance and corporate communications. The Series B Preferred Stock was convertible, on or before July 8, 2000, into 50% of our then-outstanding common stock following the conversion (on a fully- diluted basis) as a result, ICG has become a controlling shareholder. As of July 8, 2000, we had 33,825,266 shares of common stock outstanding on a fully-diluted basis, and therefore, if all of the Series B Preferred Stock had been converted on that date, the holder of the Series B Preferred Stock would have owned and controlled 50% of our fully-diluted stock.

     However, on July 8, 2000, we did not have enough shares of authorized common stock to convert all of the Series B Preferred Stock. On that date, we issued 27,914,023 shares of common stock in partial conversion of the Series B
Preferred Stock. Pursuant to the terms of May 22, 2000 letter of agreement between the holder of the Series B Preferred Stock and us, we incurred penalties of $13,122,959 as a result of the inability to convert the remainder of the Series B Preferred Stock. These penalties have been waived by the holder and the holder has waived its right to receive the additional 5,911,243 shares it was entitled to on July 8, 2000, in exchange for the issuance of warrants to purchase an aggregate of 11,900,000 shares of our common stock at an exercise price of $1.65 per share. The warrants may be exercised, or exchanged on a two-for one basis for shares of our common stock. The conversion has diluted, and the exercise of these warrants will dilute, the interests of our other shareholders. Pursuant to the Agreement, we elected Terren S. Peizer, the ICG Chairman and Chief Executive Officer, as our Chairman and a member of our Board of Directors.

     Prior to entering into the Agreement, ICG loaned us $275,000 pursuant to a Loan and Security Agreement dated May 18, 2000. The loan was evidenced by a Promissory Note, and secured by all of our assets. We repaid the loan in July 2000. Previously on March 24, 2000, we had sold and issued to an entity related to ICG a warrant to purchase 400,000 shares of our common stock at an exercise price of $0.10 per share.

     From May 2000 through July 2000, we issued 10,646,600 shares in a private placement of common stock and three-year warrants to purchase 5,323,300 shares of common stock at an exercise price of $1.65 for proceeds of $12,218,800 net of stock issuance costs of $1,089,200. In connection with the private placement, 28,000 shares of common stock and three-year warrants to purchase 1,221,000 shares of common stock at an exercise price of $1.65 per share were issued as investor referral fees. The 28,000 shares of common stock and the 1,221,000 three-year warrants issued as fees have an aggregate value of $1,263,000 and are considered a stock issuance cost. We note that our independent certified public accountants have in the past included an explanatory paragraph relative to a going concern uncertainty. However, as a result of recent private placements we believe we have enough cash to fund anticipated needs for working capital, capital expenditures and business operations through the end of June 2001.

     In November 2000, we signed a definitive agreement to merge with Extreme Velocity Group (EVG), a provider of Internet and imaging solutions to the business to business art market. In connection with the merger, we will issue approximately 18 million shares of our common stock in exchange for all outstanding shares. In addition, we will pay $800,000 in cash to the principal shareholder of EVG and assume a $690,000 line of credit. The merger is expected to close within 60 days and will be accounted for under the purchase method of accounting. The boards of directors of both companies have approved the merger. There exists a number of conditions precedent to the merger, including, the absence of any temporary restraining orders or injunctions preventing the merger, the consummation of relevant employment and lease agreements, the execution of registration rights agreements and obtaining third party consents and non-competition agreements where applicable. In anticipation of the closing of the merger, on December 14, 2000 we reduced our Campbell, California staff from 44 persons to 20 persons. This reduction, which impacted all departments of Brightcube is intended to eliminate duplication in operations and personnel after the merger is consummated. Amounts paid for severance did not have a material affect on the financial statements.

     In September 1999 we obtained a $750,000 line of credit with a financial institution. Borrowings under the line bear interest at the rate of 28% per annum. The line of credit expired in September 2000, but automatically renews for a one-year period unless either we or the financial institution notifies the other party. At December 31, 1999 and September 30, 2000, this line of credit had no outstanding balance.

     We currently anticipate that our available funds will be sufficient to meet the anticipated needs for working capital, capital expenditures and business operations through June 2001. Thereafter, we will need to raise additional capital. We cannot assure you that we will be able to obtain this additional financing. If financing is not available when required or is not available on acceptable terms, we may be unable to develop or enhance our products or services or take advantage of business opportunities or respond to competitive pressures. In addition, our ability to meet our obligations and continue our obligations could be adversely affected. The sale of additional equity or convertible debt securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in an increase in our fixed obligations and could result in operating covenants that would restrict its operations. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

IMPACT  OF  THE  YEAR  2000

     In our previous filings, we have discussed the nature and progress of our plans to deal with potential Year 2000 problems. These problems arise from the fact that many currently installed computer systems and software products were coded to accept or recognize only two digit entries in the date code field. These systems may recognize a date using "00" as the year 1900 rather than the year 2000. As a result, computer systems and/or software used by many companies and governmental agencies needed to be upgraded to comply with Year 2000 requirements or risk system failure or miscalculations causing disruptions of normal business activities. Prior to December 31, 1999, we completed our assessment of all material information technology and non-information technology systems at our headquarters, as well as our review of Year 2000 compliance by our key vendors, distributors and suppliers. To date, we have experienced no significant disruptions in mission critical information technology and non-information technology systems and we believe those systems successfully responded to the Year 2000 date changes. We are not aware of any material problems resulting from Year 2000 issues, either with our own internal systems or the products and services of third parties. We will continue to monitor our mission critical computer applications and those of our suppliers and vendors throughout the year 2000 to ensure that any latent Year 2000 matters that may arise are addressed promptly.

SEASONALITY

     We believe that we may experience seasonality in our business, with use of the Internet in general and our Brightcube, Inc. web site and partner websites traffic being somewhat lower during periods of the year. As traditional retail sales are generally higher in the fourth calendar quarter of each year during the winter holiday season, and subsequently lower in the first calendar quarter of each year, we anticipate that e-commerce revenues may follow a similar seasonal pattern and that our e-commerce revenues and operating results also may vary significantly based upon these patterns. We believe that advertising sales in traditional media, such as television and radio, generally are lower in the first and third calendar quarters of each year due to the summer vacation period and post-Winter holiday season slowdown. If similar seasonal patterns emerge in Internet advertising, our advertising revenues and operating results also may vary significantly based upon these same patterns.

EFFECTS  OF  INFLATION

     Due to relatively low levels of inflation in 1998, 1999 and 2000, inflation has not had a significant effect on our results of operations since inception.

                                    BUSINESS

     As an early player in the online imaging market, we established ourselves as a B2B website. At the same time, we established a consumer photosharing web site that served as a prototype for our private label and co-branded partner sites. As the marketplace for our services evolved over the ensuing years, we utilized this time to educate the marketplace and build our consumer site. Now that the B2B marketplace has become much more sophisticated and we have honed our products, we are looking to become a leader in the nascent Internet digital imaging and photosharing B2B market.

     The vast majority of the participants in the Internet digital imaging market have focused only on the consumer market to draw traffic and photos to their websites. In contrast, by focusing on supplying a digital imaging infrastructure backbone, and taking a B2B approach, we are positioning ourselves as a potential ally to major Internet and click-and-mortar players who wish to participate in the Internet photography and digital imaging market.

     These photosharing and photo retail websites, where users can post and share photos with friends and family in online photo albums, and order prints and photo-personalized merchandise, are spreading rapidly. Compared to traditional photo prints, digital images, taken either by a conventional camera and then digitized by a scanner, or taken directly by increasingly popular digital cameras, are much easier to duplicate and share. Print fulfillment or digital-imaging sites serve primarily for posting photos and ordering prints.

     A photofinisher such as Canon, a neighborhood mini-lab with a PC and digital scanner, a large retailer with a valuable in-store photo finishing business, a wedding or portrait photographer, a reprint/reprint destination website; all want to be able to offer their customers a state-of-the-art online experience to capitalize on this fast-growing market. They want to offer their customer the ability to go to a web page, look at or upload their photos, zoom in and out, and then order prints and merchandise with automated e-commerce processing. While they are at the site, this "sticky" activity boosts advertising revenues.

     We provide turnkey web-based infrastructure for all of these consumer oriented reprint and digital imaging businesses. We intend to leverage our technology to power the sites of others and garner fees and revenue splits from sharing print, e-commerce and advertising revenue with our partners. We also garner revenue from the sale of these products on our own site.


     We adopted our current business model in April 2000. Accordingly, we are very much like a start-up company and have generated minimal revenues since the adoption of this model. We were originally formed in November 1993 and operated under the corporate name of AltaVista Technology, Inc. AltaVista was formed to develop imaging software that made computing more fun. In 1995 AltaVista introduced Howdy!, the first multi-media e-mail tool. As a component of this product, AltaVista also established web pages via e-mail.

     As the bundled software market evolved into a non-revenue generating business, we began exploring new ways to generate profits. This search coincided with the rapid growth of the Internet and the growth in Internet users who were rapidly beginning to utilize the medium as a source of entertainment as well as information. Because the expertise of AltaVista was in imaging technology, a decision was made to enter into the online imaging market through the launch of our general-purpose consumer destination site in the spring of 1999. Prior to that launch, we sold our URL, AltaVista.com, to Digital Equipment in August 1998, and changed our name to PhotoLoft.com, Inc. In March 1999, we entered into a reorganization with Data Growth, Inc., a non-operating public company incorporated in Nevada. Under the terms of the reorganization, the executive officers and directors of PhotoLoft.com, Inc. became the executive officers and directors of Data Growth, and Data Growth changed its name to PhotoLoft.com. In July 2000, we changed our name to Photoloft, Inc. to reflect our new business model. In December 2000, we changed our name to Brightcube, Inc.

     In November 2000, we signed a definitive agreement to merge with Extreme Velocity Group (EVG), a provider of Internet and imaging solutions to the business to business art market. We believe that this merger will make "print on demand", or the ability to select an individual image, have it delivered to a remote location digitally, and preprinted at that location on high quality, archival papers and inks, a reality for retailers, photographers and individual consumers. In connection with the merger, we will issue approximately 18 million shares of its common stock in exchange for all outstanding shares of EVG. In addition, we will pay $800,000 in cash to the principal shareholder of EVG and assume a $690,000 line of credit. The merger transaction is expected to close within 60 days and will be accounted for under the purchase method of accounting. The boards of directors of both companies have approved the merger. There exists a number of conditions precedent to the merger, notably; there being the absence of any temporary restraining orders or injunctions preventing the merger, the consummation of relevant employment and lease agreements, the execution of registration rights agreements and obtaining third party consents and non-competition agreements where applicable. In anticipation of the closing of the merger, on December 14, 2000 we reduced our Campbell, California staff from 44 persons to 20 persons. This reduction, which impacted all departments of Brightcube is intended to eliminate duplication in operations and personnel after the merger is consummated. Amounts paid for severance did not have a material affect on the financial statements.


MARKET  OPPORTUNITY

     The accelerating migration from conventional to digital cameras, and the ability of photofinishers to scan and digitize conventional film negatives, is driving this market. 92 billion photographic exposures were taken in 1999 (Source: Lyra Research, October 1999). The total online and offline amateur photo image processing market is expected to reach $30 billion in 2000, of which a little over 1%, or $414 million, is estimated to be online (Source: Lyra Research, October 1999). The professional portrait market is estimated at $13 billion with an online share of $450 million (Source: Lyra Research, October
1999). Industry analysts expect explosive growth in this Internet space, and with this growth, commensurate revenue potential. InfoTrends estimates the number of photo-pushing members of online reprint sites will grow from about 2.8 million in 1999 to 11.5 million in 2003 (Source: InfoTrends, October 1999). The number of unique visitors to online reprint sites will jump exponentially from
6.4 million in 1999 to 136 million in 2003 (Source: InfoTrends, October 1999) with the major sponsorship, e-commerce and advertising revenue potential that those hundreds of billions of page views imply, growing concomitantly.

     With digital imaging projected to be the second largest Internet application (trailing only e-mail), many entries can be expected over the next few years to provide "sticky" applications, generate page views and provide photo printing. The combined online markets that we currently addresses directly or through our customer joint ventures totals $854 million in 2000 and is projected to grow to $4.5 billion in 2002 (Source: Lyra Research, October
1999).

OUR  SOLUTION  AND  STRATEGY

     We are moving aggressively to become one of the leading providers of the backbone technology for this rapidly growing industry by providing several custom products, all based upon our proprietary technology, to meet the specific needs of the various businesses in the reprint and digital imaging markets. Our strategy currently focuses on two market segments: print fulfillment and destination sites and form on-line communities. Our technology powers the flexible and customizable websites that allow companies to upload digital images onto their websites, thus providing their customer the capability to order prints, reprints, photo-personalized items such as tee-shirts, greeting cards and coffee mugs as well as digital cameras and accessories.

PRINT  FULFILLMENT  PRODUCTS

     Most of the U.S. mini-lab film processors currently process film and create prints, but lack a web presence and method to store digital photos. These labs have neither the web-based or e-commerce capabilities, nor the ability for their customers to look at, and choose, their prints on the Internet. With our B2B solution, these mini-labs can scan their customers' ordinary 35mm film and upload the digitized images onto their "own" co-branded, private label or customized website. Reprints can be fulfilled back at the original processing lab, and either mailed to the customer or picked up by the customer at it's local outlet.

     This is an ideal B2B solution for major retail outlets, distributed mini-labs and traditional film companies that wish to keep pace with the industry's transition to online digital solutions. By selling this solution through its B2B channel to mini-labs, we enable, rather than compete with, this industry. The online portion of this market segment is estimated at $3.3 billion in gross revenue in 2002 (Source: Lyra Research, October 1999). Examples of our client relationships in this segment include Canon, Futureshop and Pakon.

INTERNET  DESTINATION  SITE  PRODUCTS

     We have developed a B2B web-based infrastructure giving solution that provides fully integrated templates for other websites giving these websites with a complete online digital imaging/reprint solution. This solution can be easily installed as a co-branded, private label or customized product for online destination site companies. By providing a B2B solution to other websites, we enable rather than compete in this space. The online portion of this market segment is projected to be $651 million in 2002 (Source: InfoTrends, October
1999). Reprint and digital-imaging sites are considered particularly "sticky," as viewers spend time looking at photos and typically make two to three viewing adjustments of each photo they view. This greatly increasing the advertising and sponsorship revenue potential from each page view. Accordingly, this boosts the relative value of reprint applications for portals and community sites. Examples of client relationships in this segment include Maxpages and Bravenet.

PRODUCTS  AND  SERVICES

     We were one of the  first  companies  dedicated  to  developing  an  online photosharing business. We have recently changed our focus to build a suite of sophisticated, fully-integrated, proprietary B2B digital imaging/ photosharing technologies. Designed for B2B backbone purposes, our web-based application technology installs easily, scales, supports multiple distributors and fulfillers, and is integrated seamlessly with a website's existing e-commerce, transaction and advertising functionality. Not only does it provide a highly integrated digital imaging and reprint website, it automates a fast, turnkey installation seamlessly into a company's existing website, picking up the colors, structure, look and feel of that website. Our turnkey solution provides an alternative to a complicated photosharing or photo enabled e-commerce website that would take a customer months to build.

     We continue, to develop and upgrade our technology to meet the needs of an evolving market place. We are adding advanced image editing such as cropping, red eye, image manipulation and others, as well as simplified image uploading and the addition of audio features to maintain its leading-edge technological advantage. Our products are all user friendly and convenient. Below is a description of some of our current and planned products. Given that many of these products were only recently launched, we have little or no revenue history for relationships involving such products.


PRINT  FULFILLMENT  PRODUCTS

DealerLoft.  Most  of  the  U.S. mini-lab film processing labs currently process
----------
film and create prints, but they lack a Web presence and method to store digital photos. These labs have limited or no Web-based or e-commerce capabilities, nor the ability for their customers to look at, and choose their prints on the Internet. Launched in February 2000, DealerLoft allows mini-labs to scan their customers' ordinary 35mm film and upload the digitized images onto their "own" Brightcube, Inc. co-branded or private label website. These customers can then use our technology to review their photos, order prints and pay for their orders on line. Canon and Futureshop are two DealerLoft customers.

DESTINATION  SITE  PRODUCTS

UserLoft.  Our  first  destination site product,  UserLoft,  is  based upon  the
--------
fundamental technology behind our B2B Web-based infrastructure applications. Comprised of a suite of state-of-the-art technologies, it was initially deployed on our own website.

     To create and capture the digital imaging/ photosharing B2B backbone technology market, We have developed sophisticated, fully integrated UserLoft templates that we easily install as a co-branded, private label or customized version for B2B clients wanting a site completely under their own control. UserLoft provides several photo upload mechanisms (Web, email and FotoSend), free storage, content filtering (pornography filtering), albums, categories, photo searching, cropping, pan & zoom photo display, address-books, guest-books, e-Invitations, photo-personalized email and postmail greeting cards, photo-personalized products and e-commerce.

   Our co-branded product provides client companies with a photosharing web site within our web-site, that is jointly branded by the client and us. End users are not aware that they are visiting a collection of web pages within a web site. Each page provides client logo impressions, and photos uploaded by the client's users are client-branded when listed in our album listings. Epson.com is a current co-branded customer.

     Our private label, or custom template, version of UserLoft provides clients that do not have photo-hosting capabilities with the ability to add full UserLoft features such as hosting, account management and e-commerce transaction processing to their existing web sites. This product offers complete client branding of the site consistent with the look and feel of the rest of its website. These sites still provide a branding opportunity for Brightcube, Inc. as they are labeled with the "Powered by Brightcube".

PageLoft.  Launched  during  the  second  quarter  of  2000,  PageLoft  is
--------
our most customized B2B product. It is a suite of interfaces that provide full UserLoft functionality that can be embedded within clients' existing web sites. Clients may use PageLoft to add photo upload and display components within their web sites, as well as access to Brightcube, Inc.'s e-commerce facilities. Express Page is one example of a current PageLoft customer.

     As part of the ongoing evolution of our business model, we continually evaluate new market segments that could benefit from our technology.

CUSTOMER  AND  CLIENT  RELATIONSHIPS

     Below is a description of some of our customer and client relationships. Many of these relationships have only recently been launched and, as such, there is little or no revenue history associated with the arrangement.

NBCi/Xoom.com.  Xoom,  part  of  NBCI,  is among the 25 busiest websites with an
-------------
e-commerce portal community and members. We provide a Xoom-labeled version of our solution. As part of our arrangement with Xoom, we provide our current member list to Xoom, and Xoom has the right to market via e-mail directly to our members. We also have a revenue sharing arrangement with Xoom.

Canon.  We  provide a private-label Canon  version  of our solution incorporated
-----
into the Canon mini-lab. The solution was launched in April 2000. We receive a monthly service fee from Canon, and also have a revenue-sharing arrangement

Pakon.  Pakon  is  among  the largest suppliers of photographic digital scanners
-----
for mini-labs in the U.S., and its impact scanner is among the world's fastest methods of digitizing film. Our platform is built into the Pakon scanner. We also have a joint marketing agreement, but there is no revenue sharing arrangement. Customers generated through the Pakon relationship become our customers.


Bravenet.  We  provide  Bravenet,  a  fast  growing  homepage  making  community
--------
with 1,395,000 unique users, with a private label B2B photosharing solution under a January 2000 agreement. We have both a joint marketing and revenue sharing arrangement with Bravenet.

Maxpage.  Under  a January 2000 agreement, we provide  Maxpage, a  fast  growing
-------
homepage creation community, with a private label B2B photosharing solution. We have both a joint marketing and revenue sharing arrangement with Maxpage.

     Photoloft.com in the nine months ended September 30, 2000, four customers, Canon, CommerceFlow, Engage and Fotobug each accounted for over 10% of our revenues. For the year ended December 31. 1999, three customers, Canon, Arcsoft and Engage, each accounted for over 10% of our revenues.

MARKETING

We   market  through  two  primary  channels:

     1.     direct marketing force; and
     2.     co-branding  agreements.

Direct  Marketing.  We  maintain  a force of internal and external marketing and
------------------
sales personnel that target potential customers that could benefit from our products. We also attend tradeshows that our potential customers attend.

Co-Branding Relationships.  Typically these agreements call for a co-branded web
-------------------------
page, featuring the look and feel of our site along with the brand features of the partner company. Usually this brand is found in the upper right corner of the home page. Where applicable, the partner companies also advertise us through their packaging by including our logo on the box, inserts in the packaging, and mentions in the users' manuals or newsletters. The co-branded page is linked to both our website and the partner company's website. We share with our partners revenues generated from advertising and e-commerce from the co-branded page.

TECHNOLOGY

     Our web-based application technology installs easily, scales, supports multiple distributors and fulfillers, and is integrated seamlessly with a, website's existing e-commerce, transaction and advertising functionality. Not only do we provide a highly integrated digital imaging and photosharing website, but we also automate a fast, turnkey installation seamlessly into a company's existing website, picking up the colors, structure, look and feel of that website.

     We believe that the open platform and tight integration of our technology greatly enhance our power to provide valuable B2B solutions for our clients. In addition, our proprietary configuration and licensed technology give us the ability to provide a quick, private, label solution to our customers together with features such as photo viewing from different angles, zooming in and out and panning: a powerful competitive advantage in all B2B applications from auction sites and e-tail catalogs to professional event and artist photography sites.

Our technology also provides secure transaction management, templates for customizable, multimedia products, and fulfillment to multiple, distributed fulfillers and can bind an image of the finished photo or photo-personalized product, such as tee shirts, in the shopping cart compared with just a word description found in other sites.

Our proprietary FotoSend technology allows digital cameras, film scanners, software applications and other web sites to interact with any photohosting web site. An essential component for B2B photosharing operations, it provides an industry-standard means to upload, manage and share photos on the Web, which has been lacking so far. Conventional photo hosting companies have each created their own proprietary upload solutions, forcing hardware vendors to support a different standard for each photo hosting site they support. We markets FotoSend as the industry standard, to build sales and brand value.

     We continue to develop and upgrade our technology. We are adding advanced image editing such as cropping, red eye, image manipulation and others, as well as simplified image uploading and the addition of audio features to maintain its leading-edge technological advantage.


OPERATIONS  AND  SYSTEMS

     To provide our members with the most efficient, flexible, and innovative services possible, our administrative operations combine in-house and outsourced services and functions. Our strategy is to keep our in-house staff small, with a focus on core competencies in technical and research and development areas, and to outsource other functions and projects on an as-needed basis. Internal functions currently include account management, traffic management, and managerial projects focusing on the development and management of business partnerships with appropriate parties. At this point, outsourced functions include e-commerce business services and maintenance of network hardware and Internet connections.

     The equipment that supports our web site is located in a secured individual cage space, meaning that the equipment is surrounded by a locked metal cage, at the San Jose, California web site hosting facility operated by AboveNet Communications, Inc. AboveNet is the architect of the global, one-hop Internet Service ExchangeTM , a network delivering Internet connectivity and co-location solutions for companies such as ours. We have a co-location agreement in place with AboveNet. The agreement has a term of one year. AboveNet also provides our web site with its connection to the Internet and also houses some of our equipment.

     Our web site is supported by on a series of Intel Pentium II Dual Processor Servers. These servers share the obligation of supporting our web site in such a manner that when one is overburdened, it shifts the excess obligation another server. This provides substantial assurances that our web site will remain accessible to users. Our site currently utilizes several Dual Processor Pentium III 400s with three gigabytes of storage space to support the web site and Dual Processor Pentium III 400's with one and a half terabytes of storage space to support the images posted on our web site. Currently, there are two dual Processor Pentium III 400s with 25 gigabytes of storage space to support our database engine that catalogues photographs and maintains other data. We combine database servers, image servers, and web servers into a configuration called a "pod", and we are able to add pods as our community grows.

     Our secure data management is through SQL Server version 7.0. SQL Server Logs are generated every eight hours to facilitate database reconstruction in the case of hardware or software failure. These files are written to the hard disk and backed up to tape with a combination of third party software and software developed in house.


     Since January 1998, our site has been available for use by end users approximately 99.6% of the time. This service time excludes outages that were due to "acts of God" or catastrophic failure of the hosting service unrelated to any specific Brightcube, Inc. software or hardware issues.

COMPETITION

     The photo finisher side of the print fulfillment market includes Canon, Pakon, Kodak, Fuji, Agfa, Digital Now, and retailers with photo finishing businesses. We already provide private label solutions for Canon and Pakon. Only Kodak is a competitor. Kodak is a large centralized lab operator that has introduced a strong mini-lab product called Photonet. However, this product requires fulfillment through a Kodak subsidiary and does not offer a private label product. Digital Now sells scanning systems into the mini-lab market, and has an estimated 40% of the European market.

     Competition in the traditional Internet photosharing and digital imaging arena is intensifying. When we began development of its site in 1998 there were virtually no competitors. By the time the site was officially launched in February 1999, several potential competitors had emerged. The online destination market is highly fragmented. While we have our own valuable photosharing and digital imaging destination website that site has emerged not as a core business, but rather as a repository for building a customer base as consumers "rollover" from client sites such as Canon. Our site also serves as a consumer technology proving ground. Specific consumer online photo-sharing sites include PhotoNet, PhotoPoint.com, Zing.com, and ClubPhoto. A number of other companies offering related services have also been launched. For example, several new on-line fulfillment companies, such as Ofoto and Shutterfly, have received quite a bit of media attention. As these companies actually provide printing for on-line photos, their current activities, for the most part, complement rather than compete with ours. In the retail/photofinisher segment of the market, these companies compete against our targeted customers for digital camera print fulfillment. Recently other companies, such as Telepix, PhotoIsland and Pixel
Magic, have announced digital imaging infrastructure offerings for retail photofinishers. However, we believe that many of these companies do not have the ability to scale as rapidly as Brightcube and/or provide private label web sites to these customers.

     In the online professional services market, only Zing and Kodak have shown any interest in this emerging and fragmented segment of a well-established brick and mortar business. There are also two brick and mortar companies, Hicks and Express Digital, that are gradually moving into the digital Web-based side of the business.

INTELLECTUAL  PROPERTY

     We have six potentially patentable technologies. These are the PSA (photosharing Array), the e-mail upload mechanism, TPL, the customizable shop, PageLoft and the albums. We have filed a provisional patent application and are currently in the process of finalizing the documents required for the final patent application which we intend to file in the next 60-90 days. However, there can be no assurance that patent protection will ultimately be granted for these technologies.

     "Brighcube", "Photoloft" and "HOWDY" are trademarks and service marks of Brightcube, Inc. We have registered the trademark "Howdy" with, and our application for registration of the mark "Photoloft" and "Brightcube" is currently pending before, the United States Patent and Trademark Office.

     We regard the protection of our copyrights, service marks, trademarks, trade dress and trade secrets as critical to our future success. We rely on a combination of copyright, trademark, service mark and trade secret laws and contractual restrictions to establish and protect our proprietary rights in products and services. We have entered into confidentiality and invention assignment agreements with our employees and contractors, and nondisclosure agreements with our suppliers and strategic partners in order to limit access to and disclosure of our proprietary information. There can be no assurance that these contractual arrangements or the other steps taken by us to protect our intellectual property will prove sufficient to prevent misappropriation of our technology or to deter independent third-party development of similar technologies. While we intend to pursue registration of its trademarks and service marks in the U.S. and internationally, effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our services are made available online.

GOVERNMENTAL  REGULATION

     Our operations and products and services are all subject to regulations set forth by various federal, state and local regulatory agencies. We take measures to ensure our compliance with all such regulations as promulgated by these agencies from time to time. The Federal Communications Commission sets certain standards and regulations regarding communications and related equipment.

     There are currently few laws and regulations directly applicable to the Internet. It is possible that a number of laws and regulations may be adopted with respect to the Internet covering issues such as user privacy, pricing, content, copyrights, distribution, antitrust and characteristics and quality of products and services. The growth of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. Tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in online commerce, and new state tax regulations may subject us to additional state sales and income taxes.

     Several states have also proposed legislation that would limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties. Changes to existing laws or the passage of new laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketplace that could reduce demand for our products and services or increase the cost of doing business as a result of litigation costs or increased service delivery costs, or could in some other manner have a material adverse effect on our business, results of operations and financial condition. In addition, because our services are accessible worldwide and we facilitate sales of goods to users worldwide, other jurisdictions may claim that we are required to qualify to do business as a foreign corporation in a particular state or foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where it is required to do so could subject us to taxes and penalties for the failure to qualify and could result in our inability to enforce contracts in such jurisdictions. Any such new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations and financial condition.

LEGAL  MATTERS

     On January 7, 2000 Gale Drive LLC filed an action against us in the Santa Clara County Superior Court of California (Case Number CV 787055) alleging breach of contract arising out of a lease agreement for office space located in Campbell, California. We are currently involved in mediation discussions with Gale Drive LLC.

     In April 2000 Expert Connection dba Kinetic Tec filed an action against us in the Santa Clara County Superior Court (Case Number DC00391239) alleging breach of contract arising out of an alleged fee agreement. Kinetic Tec claims it submitted the resume of a potential employee to us and we hired the employee and thus owe Kinetic Tec according to a fee agreement. We intend to vigorously oppose these claims.

     In December 2000, PCA International filed a complaint in North Carolina against the Company alleging breach of contract and business damages in the amount of $75,000. We intend to vigorously oppose these claims.

     To the best of our knowledge, there are presently no other pending legal proceedings to which we or any of our subsidiaries is a party or to which any of our property is subject and, to the best of its knowledge, no such actions against us are contemplated or threatened.

EMPLOYEES

     As of October 31, 2000, we had 47 full time employees, including 18 in sales, marketing and business development, 10 in finance and administration and 19 in engineering and operations. In anticipation of closing the merger with EVG, on December 14, 2000 we reduced our Campbell, California staff from 44 persons to 20 persons. This reduction, which impacted all departments of Brightcube is intended to eliminate duplication in operations and personnel after the merger is consumated. We believe that our future success will depend in part on our continued ability to attract, integrate, retain and motivate highly qualified technical and managerial personnel, and upon the continued service of our senior management and key technical personnel.

     The competition for qualified personnel in our industry and graphical location is intense, and there can be no assurance that we will be successful in attracting, integrating, retaining and motivating a sufficient number of qualified personnel to conduct its business in the future. From time to time, we also employ independent contractors to support our research and development, marketing, sales and support and administrative organizations. We have never had a work stoppage, and no employees are represented under collective bargaining agreements. We consider our relations with our employees to be good.

PROPERTIES

     Our executive offices, comprising approximately 2,628 square feet, are located at 300 Orchard City Drive, Suite 142, Campbell, California 95008. These facilities are leased under a lease agreement expiring in August, 2001. We also lease approximately 2,543 square feet under a lease agreement expiring in March, 2003 and sublease approximately 1,430 square feet of space in another building located in Campbell, California on a month-to-month basis.

     We maintain substantially all of our computer systems at AboveNet Communications, Inc. See "Description of Business--Operations and Systems." Our operations are dependent in part on our ability to protect our operating systems against physical damage from fire, floods, earthquakes, power loss, telecommunications failures, break-ins or other similar events. Furthermore, despite our implementation of network security measures, our servers are also vulnerable to computer viruses, break-ins and similar disruptive problems. The occurrence of any of these events could result in interruptions, delays or cessations in service to our users which could have a material adverse effect on our business, results of operations and financial condition.

                                   MANAGEMENT

DIRECTORS,  EXECUTIVE  OFFICERS  AND  KEY  EMPLOYEES

     The following table sets forth certain information, as of October 31, 2000, concerning our executive officers and directors:

NAME                       AGE                POSITION
-------------------------  ---  -------------------------------------

Edward C. MacBeth           41  President, Chief Operating Officer
                                and Director
-------------------------  ---  -------------------------------------
Christopher McConn          40  Chief Technology Officer
-------------------------  ---  -------------------------------------
Joseph Harris               43  Vice President, Sales and Marketing
-------------------------  ---  -------------------------------------
Brian P. Dowd               34  Chief Financial Officer and Secretary
-------------------------  ---  -------------------------------------
Terren S. Peizer            40  Chairman and Director
-------------------------  ---  -------------------------------------
Jack Marshall               38  Vice Chairman and Director
-------------------------  ---  -------------------------------------
Bernard Girma               53  Director
-------------------------  ---  -------------------------------------
Richard Anderson            31  Director
-------------------------  ---  -------------------------------------


     The following sets forth biographical information concerning our directors and executive officers for at least the past five years:

     EDWARD C. MACBETH has served as our President and Chief Operating Officer since July 19, 2000. From May 1999 until July 2000, Mr. MacBeth served as the managing partner of Cinnabar Partners, LLC, a venture capital investment and business consulting firm specializing in incubating early stage companies. From January 1998 to May 1999, he served as the Vice President, Marketing and Business Development of TiVo, Inc., the creator and leader of personal television services, where he was a member of the original management team and formed TiVo's marketing and business development organizations. From September 1996 to January 1998, he served as the Vice President, Marketing of SCM Microsystems, a provider of products and technologies for securing access to digital information, and guided that company through its initial public offering. From 1995 through September 1996 he was Director of Marketing for CAERE Corporation, a provider of optical character recognition (OCR) and imaging technologies. He has a bachelors degree from California Polytechnic State University, San Luis Obispo and an MBA from San Jose State University.

     CHRISTOPHER MCCONN co-founded Brightcube in 1993 and has served as the Chief Technology Officer since that time. Prior to our adoption of the Brightcube business strategy, he served as our Vice President of Engineering, Webmaster and developer of windows and web-based multimedia and imaging software programming. He has extensive experience in programming C++ and served as a consultant to Borland International, a leading producer of C++ and software development tools from July 1995 to July 1996. In 1998, he lead the effort to design, build and deploy Brightcube's photo-sharing system and remains responsible for site operations and system architecture. Mr. McConn received his bachelor's degree in electrical engineering from UC Davis in 1982. Mr. McConn has over 18 years of industry experience including stints at Ford Aerospace and Teradyne, where he developed programs for high end state of the art semiconductor equipment.

     JOSEPH R. HARRIS has served as our Vice President of Marketing since September 5, 2000. From November 1999 until August 2000, Mr. Harris served as Senior Director of Market Development for Telocity, responsible for product marketing and management, as well as target market planning and operations for launch of its high-speed DSL Internet service. From November 1998 to November 1999, he served as the Director of Product and Services Marketing at TiVo, Inc., leading the efforts to launch the world's first personal television services. Mr. Harris has also held senior management positions in many other high tech companies as they came to market including @Home Networks, and TV Guide On Screen (now Gemstar). Additionally, he served in a variety of sales and marketing roles at Apple Computer for 12 years, where he was involved in the relaunch of the Macintosh line in the early 1990's. He has a bachelors degree in Chemistry from State University of New York, College at Brockport and studied in the MBA program at Rochester Institute of Technology.

     BRIAN P. DOWD has served as our Chief Financial Officer since July 2000 and as our Secretary since August 2000. Prior to joining Brightcube, Mr. Dowd played a significant role in the formation of NetGUI from May 1999 to July 2000 where he provided strategic input to the company's business and financial plan and aided in all aspects of implementing the operational structure. Prior to NetGUI, Mr. Dowd served as Chief Financial Officer of Spectratek Technologies a privately held manufacturer of holographic film, from December 1997 to May 1999. As part of his duties at Spectratek, Mr. Dowd oversaw operations administration, human resources, information Technology planning, accounting, financial reporting and facilities. From December 1996 to December 1997, Mr. Dowd was Controller of Peerless Systems Corporation, a publicly-held embedded imaging software developer where he was responsible for SEC filings, financial reporting and facilities. From August 1996 to December 1996, he served as Controller with Interactive Group Inc., and from May 1995 to August 1996 he served as Controller of Smith Micro Software, both software development companies. While at Smith Micro Software, Mr. Dowd directed the company's IPO in conjunction with the Chief Financial Officer and oversaw the acquisition of an existing software developer, and managed the financial reporting process. Mr. Dowd holds a bachelor's of science degree in business administration with An emphasis in accounting and finance from California Polytechnic University at San Luis Obispo. He is a Certified Public Accountant.

     TERREN S. PEIZER joined our Board and was elected Chairman in June 2000. He is Chairman and CEO of Intellect Capital Corp., a Los Angeles-based firm that provides investment and intellectual capital to developmental and emerging growth technology companies. Currently, Mr. Peizer also serves as Chairman of the Board of Directors for Cray Inc. (NASDAQ: CRAY), the world's largest independent supercomputer company. Mr. Peizer also is on the Board of Directors of Opus X, an affiliate of Intellect Capital Group. From February 1997 to February 1999, Mr Peizer served as President and Vice Chairman of Hollis-Eden Pharmaceuticals. From 1993 to 1997, he served as Chairman and Chief Executive Officer of Beachwood Financial Company, Inc., an investment holding company that specialized in venture capital and developmental phase and small capitalization company investing. From 1990 to 1993, Mr. Peizer served as Chairman and Chief Executive Officer of Financial Group Holdings, Inc., an investment holding company. From 1985 to 1990, Mr. Peizer served as a senior member of the investment banking firm of Drexel Burnham Lambert, Inc.'s High Yield Bond Department. Mr. Peizer received his B.S.E. in Finance from the Wharton School of Finance and Commerce.

     JACK MARSHALL Vice Chairman, co-founded Brightcube in 1993. Mr. Marshall served as chief executive officer and chairman from 1993 until July 2000. Prior to starting the Company, Mr. Marshall had assignments at Texas Instruments, Honeywell, and Megatest a privately held maker of semiconductor test equipment. In 1988, Mr. Marshall co-founded Softland Systems, a maker of custom database solutions for the oil and gas exploration industry. Mr. Marshall received his bachelor's degree in electrical engineering and computer engineering from Michigan State University and has taught electric circuit analysis at Highland Community College in Illinois. He has also completed several masters level courses in computer engineering at Santa Clara University and is a frequent speaker on digital photography.

     BERNARD F. GIRMA has served as a member of our Board of Directors since July 2000. Mr. Girma is presently the President of DigTech Strategy in Laguna Hills, California, a digital imaging management consulting firm. Mr. Girma has over 30 years' experience with a wide range of digital imaging technologies including electrostatic, inkjet, laser, thermal transfer and dye sublimination. From 1996 to September, 1999, he served as the President and Chief Executive Officer of Vivid Image Technology, a leading digital imaging company in large format scan to print applications, including photo enlargement and specialty-printing applications. He served as President and Chief Executive Officer of Newgen Systems Corporation, a privately held manufacturer and marketer of printers for the printing and publishing industries, from February 1996 to October 1996, where he successfully completed a merger of Newgen with a publicly traded company. From March 1991 to December 1995, he served in various executive capacities, including Vice President, Strategic Planning and Vice President and General Manager, Printing Division, with CalComp, Inc., where he established critical corporate alliances with Canon, Kodak and Adobe. Mr. Girma was the cofounder and past chairman of the Digital Printing and Imaging Association, and currently serves on the boards of two large privately held digital imaging service companies in the United States and Europe. He received a bachelor of science degree in mechanical engineering from University of Lyon in Lyon, France.

     RICHARD ANDERSON has served as a member of our Board of Directors since October 2000. His career has been concentrated in business development, strategic planning and financial management. He has served as a Managing Director and CFO of Intellect Capital Group, LLC., a Los Angeles-based firm that provides investment and intellectual capital to developmental and emerging growth technology companies, since October 1999. Mr. Anderson also is on the Board of Directors of Opus X, an affiliate of Intellect Capital Group. From February 1999 to October 1999, he served as Vice President of Asher Investment Group, where he specialized in financial and capital strategy for emerging companies. From August 1991 to Feburary 1999, Mr. Anderson was employed by PricewaterhouseCoopers, where he served as a Director and founding member of its Transaction Support Group in Los Angeles. While at PricewaterhouseCoopers, he was also involved in operational and financial due diligence, valuations and transaction structuring primarily for companies in the high technology and media industries. Mr. Anderson completed his bachelor's degree in Business Economics at the University of California - Santa Barbara.

BOARD  OF  DIRECTORS

     All directors hold office until the next annual meeting of shareholders following their election or until their successors have been elected and qualified. Executive officers are appointed by and serve at the pleasure of the Board of Directors. We may adopt provisions in our By-laws and/or Articles of Incorporation to divide the board of directors into more than one class and to elect each class for a certain term. These provisions may have the effect of discouraging takeover attempts or delaying or preventing a change of control of Brightcube, Inc.

BOARD  COMMITTEES

     The Compensation Committee of the Board of Directors determines the salaries and incentive compensation of our officers and provides recommendations for the salaries and incentive compensation of our other employees. The compensation committee also administers our stock option plan. There are no current members of the Compensation Committee. See "Compensation Committee Interlocks and Insider Participation."

     The Audit Committee of the Board of Directors reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of our independent auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of our independent auditors and our accounting practices. There are no current members of the Audit Committee.

     The Board of Directors does not have either a Nominating or Finance Committee.

DIRECTORS'  COMPENSATION

     Directors who are also employees of Brightcube receive no compensation for serving on the Board of Directors. With respect to directors who are not employees, we intend to reimburse such directors for all travel and other expenses incurred in connection with attending meetings of the Board of Directors and any committees of the Board. Non-employee directors are also eligible to receive and have received grants of non-qualified stock options under our stock option plan, and we intend to establish a non-employee director stock option plan which will provide for initial option grants of a fixed number of shares of our common stock to non-employee directors and successive annual option grants to such non-employee directors covering an additional fixed number of shares to provide us with an effective way to recruit and retain qualified individuals to serve as members of the Board of Directors.

COMPENSATION  COMMITTEE  INTERLOCKS  AND  INSIDER  PARTICIPATION

     We did not have a Compensation Committee or other committee of the Board of Directors performing similar functions during the fiscal years ending December 31, 1997 and 1998. In 1999, Jack Marshall and Chris McConn served as members of our Compensation Committee. See "Board Committees."

COMPENSATION  SUMMARY

     The following table sets forth the compensation awarded or paid to, or earned by, our Chief Executive Officer, and all our other executive officers who earned in excess of $100,000 in salary and bonus (collectively the "Named Executives"), for services rendered to us during the years ended December 31, 1998 and December 31, 1999:

                     SUMMARY COMPENSATION TABLE (1)(2)


                                       ANNUAL         LONG-TERM COMPENSATION
NAME AND                               COMPENSATION   NUMBER OF SECURITIES
POSITION                     YEAR      SALARY ($)     UNDERLYING OPTIONS (#)

Jack Marshall,               1999      120,000                0
Chief Executive Officer      1998      156,864        1,135,032

Christopher E. McConn,       1999      115,000                0
Chief Technology Officer     1998      127,229          454,013

(1) Information set forth herein includes services rendered by the Named Executives while employed by Brightcube, Inc. prior to the reorganization with Data Growth, Inc. and by Brightcube, Inc. following the reorganization with Data Growth, Inc.

(2) The columns for "Bonus", "Other Annual Compensation", "Restricted Stock Awards", "LTP Payouts" and "All other Compensation" have been omitted because there is no compensation required to be reported.

OPTION  GRANTS  DURING  YEAR  ENDED  DECEMBER  31,  1999

     No option grants were made to either of the Named Executives during the fiscal year ended December 31, 1999.

OPTION  EXERCISES  AND  YEAR-END  OPTION  VALUES

     The following table sets forth certain information with respect to the Named Executives concerning exercisable and unexercisable stock options held by them as of December 31, 1999. During 1999, Jack Marshall exercised options to purchase 1,152,493 shares of common stock and Christopher McConn exercised options to purchase 610,181 shares of common stock at option prices of $0.001 per share, respectively.

          AGGREGATE OPTION EXERCISES IN 1999 AND YEAR END OPTION VALUES

                       Shares
                      Acquired       Value        Number of Unexercised       Value of Unexercised In-the-
NAME                 on Exercise    Realized      Options at Year End(#)      Money Options at Year End (1)
                    ------------   ----------   -----------------------------  -----------------------------
                                                Exercisable   Unexercisable    Exercisable   Unexercisable
                                                -----------    -------------   ------------   -------------

Jack Marshall         1,152,493     552,044        401,991          733,041    $   510,529   $     930,962

Christopher E. McConn   610,181     292,277        160,796          293,217    $   204,211   $     372,385

(1)     Based  on  a  per  share  fair market value of our common stock equal to $1.75 per share, the fair market  value  as  determined  by  our  Board  of  Directors  at  December  31,  1999.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     EDWARD C. MACBETH. In July 2000, we entered into an employment agreement with Edward C. MacBeth. Under the executive employment agreement, Mr. MacBeth is to serve as our President and Chief Operating Officer and perform such duties as may be reasonably assigned to him by the Board of Directors. The executive employment agreement provides for an annual base salary of $250,000, which shall be reviewed at least annually and a nomination to serve as a member of the Board of Directors. Mr. MacBeth is also eligible for a discretionary bonus, as determined by the Board of Directors, based upon performance criteria and milestones to be determined within four months of Mr. MacBeth's employment date. The executive employment agreement also provides that Mr. MacBeth is to receive options to purchase 1,500,000 shares of our common stock. In the event of a merger, consolidation, acquisition, separation or reorganization all of his granted options shall vest immediately.

     He is also eligible to participate in the health, life insurance, medical, retirement, vacation and other benefit programs that we may offer from time to time.

     The term of the executive employment agreement lasts until July 2003 and continues thereafter on an at will basis. We may terminate him at any time with or without cause. The term "cause" is defined in the executive employment agreement attached hereto as an exhibit.

     If Mr. MacBeth is terminated without cause, he is to receive the following:
(i) all accrued but unpaid base salary,  bonus and vacation,  in a lump sum; and
(ii) an amount equal to the lesser of (A) the remaining base compensation (base salary) and bonus under the initial term (at the rate in effect at the time of termination) and (B) twelve months of base compensation and bonus (at the rate in effect at the time of termination).

     JACK MARSHALL. On May 10, 2000 we entered into a new employment agreement with Jack Marshall which replaced his preexisting employment agreement. Under the new executive employment agreement, Jack Marshall is to serve as our Chief Executive Officer and perform such duties as may be reasonably assigned to him by the Board of Directors. The executive employment agreement provides for an annual base salary of $240,000 which shall be reviewed at least annually. Under the executive employment agreement, Mr. Marshall is also eligible for incentive bonus compensation to be no less than 25% percent of his annual salary if certain milestones are met. The new executive employment agreement also provides that Mr. Marshall will continue to accrue employment options granted under a 1998 Stock Option Agreement, whereby Mr. Marshall will vest up to 200,000 options when certain additional performance criteria and milestones are met. Mr. Marshall's current Stock Option Agreement (relating to a total of 1,551,209 shares under option) shall remain in effect. He is eligible to receive vacation in accordance with our policies. He is also eligible to participate in the health, life insurance, medical, retirement and other benefit programs that we may offer from time to time.

     The term of the executive employment agreement lasts until April 30, 2002. We may terminate him at any time with or without cause, The term "cause" is defined in the executive employment agreement as: (i) the willful neglect of duties reasonably assigned by the Board of Directors; (ii) material breach of the agreement; or (iii) willful gross misconduct. If Mr. Marshall is terminated without cause, he is to receive the lesser of (i) his base salary for twelve
(12) months or (ii) the base salary for the remaining life of the contract. In addition, Mr. Marshall's options shall immediately vest and he shall continue, to receive health, medical, life, and disability insurance for twelve (12) months from the date of termination.

     In the event we enter into an agreement with another person or entity, the effect of which is to change the control of Brightcube, Inc., then Mr. Marshall shall be exclusively entitled to terminate his executive employment agreement and in such event, we shall pay to him (i) the amount of two years' base salary, and (ii) 50% of his base salary as an incentive bonus. In addition, upon such termination, the vesting of all options to purchase common stock of Brightcube held by Mr. Marshall shall be accelerated so that such options are immediately exercisable.

     CHRIS MCCONN. On March 15, 2000, we entered into an employment agreement with Chris McConn. Under the executive employment agreement, Chris McConn is to serve as our Chief Technology Officer and perform such duties as may be reasonably assigned to him by the Board of Directors. The executive employment agreement provides for an annual base salary of $115,000 which shall be reviewed at least annually. The executive employment agreement also provides that Mr. McConn will continue to accrue employment options granted under a 1998 Stock Option. He is eligible to receive vacation in accordance with Brightcube, Inc.'s policies. He is also eligible to participate in the health, life insurance, medical, retirement and other benefit programs which we may offer from time to time.

    The term of the executive employment agreement lasts until March 15, 2001 and continues thereafter on a year to year basis unless terminated pursuant to the terms thereof. We may terminate him at any time with or without cause. The term "cause" is defined in the executive employment agreement as: (i) the willful neglect of duties reasonably assigned by the Board of Directors; (ii) material breach of the agreement; or (iii) willful gross misconduct. If Mr. McConn is terminated without cause, he is to receive (i) pay in the amount of one (1) year base salary (ii) vested stock options (iii) health insurance; and
(iv) any unused vacation for a period of one (1) year from the date of termination.

     If he resigns from his position for good cause, including a substantial reduction in his position, duties or a material breach of the agreement by us, he is to be deemed terminated without cause and is eligible to receive severance.

     In the event we enter into an agreement with another person or entity, the effect of which is to change the control of Brightcube, Inc., then Mr. McConn shall be exclusively entitled to terminate this Agreement and in such event, we shall pay to him (i) the amount of one (1) year base salary, and (ii) any benefits payable through the end of the term. In addition, upon such termination, the vesting of all options to purchase common stock of Brightcube, Inc. held by Mr. McConn shall be accelerated so that such options are immediately exercisable. Mr. McConn's change of control provision was waived for the Intellect Capital Group Transaction.

     BRIAN DOWD. On June 26, 2000 we entered into an employment agreement with Brian Dowd. Under the executive employment agreement, Mr. Dowd is to serve as our Chief Financial Officer and perform such duties as may be reasonably assigned to him by the Board of Directors. The executive employment agreement provides for an annual base salary of $150,000 which shall be reviewed at least annually. Under the executive employment agreement, Mr. Dowd is also eligible for a discretionary bonus, as determined by the Board of Directors, based upon performance criteria and milestones to be determined within four months of Mr. Dowd's employment date. The executive employment agreement also provides that Mr. Dowd is to receive options to purchase 400,000 shares of our common stock. In the event of a merger, consolidation, acquisition, separation or reorganization all of his granted options shall vest immediately.

     He is also eligible to participate in the health, life insurance, medical, retirement, vacation and other benefit programs that we may offer from time to time.

     The term of the executive employment agreement lasts until June 26, 2003 and continues thereafter on an at will basis. We may terminate him at any time with or without cause. The term "cause" is defined in the executive employment agreement attached hereto as an exhibit.

     If  Mr.  Dowd  is terminated without cause, he is to receive the following:
(i) all accrued but unpaid base salary and vacation, in a lump sum; and (ii) an amount equal to the lesser of (A) the remaining base compensation (base salary) under the initial term (at the rate in effect at the time of termination) and
(B) six (6) months of base compensation (at the rate in effect at the time of termination.)

STOCK  OPTION  PLAN

     Our stock option plan was adopted by the Board of Directors, and ratified and approved by our stockholders, as of the closing of the reorganization with Data Growth, Inc. The Board of Directors amended the Plan in June 1999. The following description of our stock option plan is a summary and qualified in its entirety by the text of the plan, which is filed as an exhibit to this registration statement.

     The purpose of the Plan is to enhance our profitability and stockholder value by enabling us to offer stock based incentives to employees, directors and consultants. The Plan authorizes the grant of options to purchase shares of common stock to employees, directors and consultants of Brightcube, Inc. and its affiliates. Under the Plan, we may grant incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 and non-qualified stock options. Incentive stock options may only be granted to our employees.

     The number of shares available for options under the Plan is 3,800,000. The Plan is administered by the Compensation Committee of the board. Subject to the provisions of the Plan, the Compensation Committee has authority to determine the employees, directors and consultants of Brightcube, Inc. who are to be awarded options and the terms of such awards, including the number of shares subject to such option, the fair market value of the common stock subject to options, the exercise price per share and other terms.

     Incentive stock options must have an exercise price equal to at least 100% of the fair market value of a share on the date of the award unless the grant is to a stockholder holding more than 10% of our voting stock in which case it must be 110% of the fair market value on the date of grant. Generally, they may not have a duration of more than 10 years or five years if the grant is to a stockholder holding more than 5% of our voting stock. Terms and conditions of awards are set forth in written agreements between Brightcube, Inc. and the respective option holders. Awards under the Plan may not be made after the tenth anniversary of the date of its adoption but awards granted before that date may extend beyond that date.

     If the employment with Brightcube, Inc. of the holder of an incentive stock option is terminated for any reason other than as a result of the holder's death or disability or for "cause" as defined in the Plan, the holder may exercise the option, to the extent exercisable on the date of termination of employment, until the earlier of the option's specified expiration date and 90 days after the date of termination. If an option holder dies or becomes disabled, both incentive and non-qualified stock options may generally be exercised, to the extent exercisable on the date of death or disability, by the option holder or the option holder's survivors until the earlier of the option's specified termination date and one year after the date of death or disability.

     As of October 31, 2000, 3,212,713 shares had been issued as the result of the exercise of options previously granted under the plan and outside the Plan, and approximately 7,639,984 shares were subject to outstanding options granted under the Plan and outside the Plan. The exercise prices of the outstanding options ranged from $ 0.48 to approximately $5.50. The options under the Plan vest over varying lengths of time pursuant to various option agreements that we have entered into with the grantees of such options.

     We have not registered the Plan, or the shares subject to issuance there under, pursuant to the Securities Act of 1933. Absent registration, such shares, when issued upon exercise of options, would be "restricted securities" as that term is defined in Rule 144 under the Securities Act of 1933.

     Optionees have no rights as stockholders with respect to shares subject to options prior to the issuance of shares pursuant to the exercise thereof. Options issued to employees under the Plan shall expire no later than ten years after the date of grant. An option becomes exercisable at such time and for such amounts as determined at the discretion of the Board of Directors or the Compensation Committee at the time of the grant of the option. An optionee may exercise a part of the option from the date that part first becomes exercisable until the option expires. The purchase price for shares to be issued to an employee upon his exercise of an option is determined by the Board of Directors or the Compensation Committee on the date the option is granted. The purchase price is payable in full in cash, by promissory note, by net exercise or by delivery of shares of our common stock when the option is exercised.

     The Plan provides for adjustment as to the number and kinds of shares covered by the outstanding options and the option price therefore to give effect to any stock dividend, stock split, stock combination or other reorganization of or by PhotoLoft, Inc.

LIMITATION  OF  LIABILITY  AND  INDEMNIFICATION

     Our Articles of Incorporation, with certain exceptions, eliminate any personal liability of directors or officers to us or our stockholders for monetary damages for the breach of such person's fiduciary duty, and, therefore, an officer or director cannot be held liable for damages to us or our stockholders for gross negligence or lack of due care in carrying out his or her fiduciary duties as a director or officer except in certain specified instances. We may also adopt by-laws which provide for indemnification to the full extent permitted under law which includes all liability, damages and costs or expenses arising from or in connection with service for, employment by, or other affiliation with us to the maximum extent and under all circumstances permitted by law.

     There are presently no material pending legal proceeding to which a director, officer and employee of ours is a party. There is no pending litigation or proceeding involving one of our directors, officers, employees or other agents as to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

     We have entered into indemnification agreements with our directors and officers. These agreements will provide, in general, that we shall indemnify and hold harmless such directors and officers to the fullest extent permitted by law against any judgments, fines, amounts paid in settlement, and expenses, including attorneys' fees and disbursements, incurred in connection with, or in any way arising out of, any claim, action or proceeding against, or affecting, such directors and officers resulting from, relating to or in any way arising out of, the service of such persons as our directors and officers.

     To the extent provisions of our articles of incorporation provide for indemnification of directors for liabilities arising under the Securities Act of 1933 or the Securities Exchange Act of 1934, those provisions are, in the opinion of the Securities and Exchange Commission, against public policy and therefore are unenforceable.

                           RELATED PARTY TRANSACTIONS

     Unless otherwise indicated, information in this section regarding shares of our common stock reflect the 1.5133753 for 1 conversion ratio applied to shares of Photoloft.com, Inc., a California corporation (Photoloft California), common stock at the time of the reorganization referred to below.

     ISSUANCES TO FOUNDER. Upon his founding of Photoloft California in November 1993, we issued 756,688 shares of common stock to Jack Marshall in exchange for $500.00. At that time, we also issued him options to purchase up to 1,152,493 shares of common stock which vested over a four year period and had an exercise price of $0.001 per share. He exercised his options and elected to purchase 1,152,493 shares of common stock in February, 1999. During our offering of preferred stock described below, he purchased 125,000 shares in exchange for $25,000. He transferred 50,000 shares of common stock by gift in February 1999. In March, 1999 his shares of PhotoLoft California common stock and his options to purchase shares of PhotoLoft California common stock were converted into shares of Brightcube common stock, and options to purchase Brightcube common stock as a result of the reorganization with Data Growth, Inc.

     SERIES A PREFERRED OFFERING. From 1994 to 1998 we conducted a private offering of PhotoLoft California series A preferred stock. As a result, we sold the aggregate amount of 2,275,625 shares of series A preferred stock in exchange for $455,125. Under this offering, Messrs. John Marshall, and Chris McConn, purchased 295,000 and 25,000 shares of stock, respectively. As described above, Mr. Jack Marshall also participated in the offering. Each outstanding share of series A preferred stock was converted into 1.5 shares of common stock of PhotoLoft.com California in February, 1999. Ms. Lisa Marshall purchased 12,500 shares for $2,500.

     SERIES B PREFERRED OFFERING. In August 1996, we conducted a private offering of Photoloft California corporation series B preferred stock. As a result, we sold 150,000 shares of our series B preferred stock to Mr. Kris Chellum for $45,000. Each outstanding share of series B preferred stock was converted into 1.5 shares of common stock in February, 1999.

     1996 CONSULTING SERVICES. In 1996 we issued 53,472 shares of common stock to Mr. Keith Queeney and Mr. Christopher McConn in exchange for services provided to us.

     SERIES C PREFERRED OFFERING. In October, 1997 we entered into an agreement with Kremen, Father & Partners to provide us with financial consulting services and assist us with obtaining financing. One of our former directors, Gary Kremen, was a principal of Kremen, Father & Partners. In exchange for $59,500 worth of services, we issued, from 1997 to 1998, 63,384 shares of series C preferred stock to Mr. Kremen. Each outstanding share of series C preferred stock was converted into 1.5 shares of common stock in February, 1999.
Currently, we no longer contract with Kremen, Father & Partners for any services.

     1998 CONSULTING SERVICES. In 1998 we issued 176,006 shares of common stock to consultants and employees who provided services to us. Under this offering, Ms. Lisa Marshall received 15,739 shares of common stock.

     EXERCISED STOCK OPTIONS. In February, 1999 we issued the aggregate amount of 2,844,112 shares of common stock upon the exercise of options to purchase common stock which were granted to employees, directors and consultants of Brightcube, Inc. between 1993 and 1998. Under this issuance, Messrs. Jack Marshall and Chris McConn exercised options to purchase 1,152,493 and 610,181 shares of common stock, respectively.

     STOCK OPTION PLAN. In 1998, we issued options to purchase the aggregate amount of 2,675,572 shares of common stock to employees, directors and consultants of Brightcube, Inc.pursuant to Brightcube, Inc.'s stock option plan. These options have an exercise price of $0.48 per share. Under this offering, Messrs. Jack Marshall and Chris McConn received options to purchase up to 1,135,032 and 454,013 shares of common stock, respectively, with exercise prices of $0.48 per share. These options vest in 48 monthly installments. Additionally, from January to December 1999, we have issued options to purchase the aggregate amount of 970,201 shares of common stock to employees, directors and consultants of Brightcube, Inc. pursuant to Brightcube, Inc.'s stock option plan. These options were issued at their fair market value on the date of grant and have exercise prices ranging from $0.48 to $5.25.

     In addition to the above, in March 1999, we issued the aggregate amount of 228,375 shares of common stock upon the exercise of options to purchase common stock which were granted to certain employees, directors, and consultants of Brightcube, Inc. in March 1999 under Brightcube, Inc.'s stock option plan. These options had an exercise price of $0.50 per share. Under this offering, Mr. John Marshall exercised options to purchase 13,500 shares of common stock and Chris McConn exercised options to purchase 10,000 shares of common stock.

     REORGANIZATION. On March 1, 1999, PhotoLoft California entered into the reorganization with a non-operating public company, Data Growth, Inc., a Nevada corporation incorporated in January, 1996. Under the Reorganization Agreement, the PhotoLoft California stockholders received 1.5133753 shares of Data Growth common stock in exchange for each of their shares of common stock. Additionally, the holders of options to purchase shares of common stock of PhotoLoft California terminated their options and received options to purchase shares of common stock of Data Growth. As a result of the reorganization with Data Growth, PhotoLoft California became a wholly-owned subsidiary of Data Growth. Data Growth adopted the PhotoLoft California stock option plan. An aggregate of 9,579,266 shares of common stock and options to purchase an aggregate of 2,795,734 shares of common stock were issued to the former PhotoLoft California stockholders and option holders, respectively, in the reorganization and the PhotoLoft California stockholders owned approximately 77% of Data Growth immediately after the reorganization. As part of the reorganization, all of the executive officers and directors of Data Growth resigned and the executive officers and directors of PhotoLoft California became the executive officers and directors of Data Growth which changed its name to PhotoLoft.com. In December 2000, the company's name was changed from Photoloft, Inc. to Brightcube, Inc.

     OTHER RELATED TRANSACTIONS. In December 1999, we issued options to purchase up to 288,000 shares of common stock to Lisa Marshall, our Secretary as compensation for services rendered. The right to exercise these options vests in 16 equal quarterly installments over 4 years. The exercise price for the options is $1.50 per share, which was not less than the fair market value of the shares underlying the options on the date of grant.

     In December 1999, in exchange for $250,000 we issued 163,217 shares of common stock and warrants to purchase up to 33,000 shares of common stock with exercise prices of $1.5317 per share to Lisa Marshall, our Secretary. In December 1999, we also issued 97,930 shares of common stock to John Marshall, a Member of our board of directors and warrants to purchase up to 20,000 shares of common stock with exercise prices of $1.5317 per share, in exchange for $150,000.

     In March 2000 we issued options to purchase up to 378,344 shares of common stock to Jack Marshall, pursuant to his employment agreement.

     In March 2000, we obtained loans from George Perlegos, an holder of more than 4% of our common stock, and one other shareholder aggregating $115,000. All amounts have been repaid as of November 30, 2000.

     In May 2000, we received a loan of $50,000 from Kay Wolf Jones, one of our former officers. The loan bears interest at a rate of 10% per month. In June 2000 we repaid the loan to Kay Wolf Jones.

     On June 8, 2000, pursuant to a Stock Purchase Agreement dated as of April 18, 2000 (the "Agreement"), we issued and sold 900 shares of our Series B Convertible Preferred Stock (the "Series B Preferred Stock") to Intellect Capital Group, LLC, a Delaware limited liability company ("ICG"). ICG is a Los Angeles-based firm that provides investment and intellectual capital to developmental and emerging growth stage technology companies and takes an active role to assist them to realize their full potential. The consideration for the Series B Preferred Stock consisted of $9,000 in cash. In conjunction with the Agreement, ICG will become an active shareholder, and will assist us with the creation and execution of our strategic plan, building a management team and Board of Directors, identifying and consummating strategic relationships, and advising on merger and acquisition activities, our capital formation process and corporate finance and corporate communications. The Series B Preferred Stock was convertible, on or before July 8, 2000, into 50% of our then-outstanding common stock following the conversion (on a fully- diluted basis). As of July 8, 2000, we had 33,825,266 shares of common stock outstanding on a fully-diluted basis. However, on July 8, 2000, we did not have enough shares of authorized common stock to convert all of the Series B Preferred Stock. On that date, we issued 27,914,023 shares of common stock in partial conversion of the Series B Preferred Stock. Pursuant to the terms of May 22, 2000 letter agreement between the holder of the Series B Preferred Stock and us, we incurred penalties of $13,122,959 as a result of the inability to convert the remainder of the Series B Preferred Stock. These penalties have been waived by the holder and the holder has waived its right to receive the additional 5,911,243 shares it was entitled to on July 8, 2000 in exchange for the issuance of warrants to purchase an aggregate of 11,900,000 shares of our common stock at an exercise price of $1.65 per share. The warrants may be exercised, or exchanged on a two-for one basis for shares of our common stock. The conversion has diluted, and the exercise of these warrants will dilute, the interests of our other shareholders.

     Pursuant to the Agreement, we elected Terren S. Peizer, the ICG Chairman and Chief Executive Officer, as our Chairman and a member of our Board of Directors. In connection with the Agreement, we entered into a Registration Rights Agreement, dated June 8, 2000, which requires us to register, at our expense, the common stock into which the Series B Preferred Stock is convertible upon the demand of ICG; provided, however, that no such demand can be made prior to December 8, 2000. The Registration Rights Agreement also provides unlimited piggyback registration rights. Certain of our shareholders also entered into an Agreement among Shareholders and Company with ICG and us, pursuant to which those shareholders agreed to vote to elect to the Board a candidate to be designated by future investors and a Lock-Up Agreement restricting their transfer of our common stock.

     Prior to entering into the Agreement, ICG loaned us $275,000 pursuant to a Loan and Security Agreement dated May 18, 2000. The loan is evidenced by a Promissory Note, and secured by all of our assets. In July, 2000 we repaid this loan. On May 22, 2000, we also entered into a side letter with ICG in which we agreed to (i) file a consent solicitation statement with the Securities Exchange Commission to solicit consents for the purpose of increasing our authorized common stock to 200,000,000 shares and (ii) enter into Shareholder Agreements with certain of our major shareholders in which those shareholders agreed to consent to the increase in our authorized common stock. The side letter provides for financial penalties in the event that we fail to file the consent solicitation statement and obtain approval of the increase by specified dates.

     In March 2000, we had sold and issued to an entity related to ICG a warrant to purchase 400,000 shares of our common stock at an exercise price of $0.10 per share. These warrants expire in March 2005.

     We believe that all of the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. We intend that all future transactions, including loans, between us and our officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and be on terms no less favorable to us than could be obtained from unaffiliated third parties.

                              SELLING STOCKHOLDERS

     This prospectus relates to the offering by the selling stockholders for resale of shares of our common stock acquired by them in private placements and other transactions. All of the shares of common stock offered by this prospectus are being offered by the selling stockholders for their own accounts.

     The following table sets forth information with respect to the common stock beneficially owned by the selling stockholders as of the date of this prospectus, including shares obtainable upon the exercise of certain options and warrants. The selling stockholders provided us the information included in the table below. To our knowledge, each of the selling stockholders has sole voting and investment power over the shares of common stock listed in the table below. Other than as set forth in this prospectus, no selling stockholder, to our knowledge, has had a material relationship with us during the last three years, other than as an owner of our common stock or other securities.

Additionally, the following table assumes the sale of all shares of common stock offered by this prospectus; however, as the selling stockholders can offer all, some or none of their shares of common stock, no definitive estimate can be given as to the number of shares that the selling stockholders will hold after the offering.

                                     BENEFICIAL OWNERSHIP           BENEFICIAL OWNERSHIP
                                        OF COMMON STOCK               OF COMMON STOCK
                                      PRIOR TO THE OFFERING          AFTER THE OFFERING
-----------------------  -----------------------------------------  ---------------------
SELLING                        NUMBER OF           NUMBER OF        NUMBER OF  PERCENT OF
STOCKHOLDER                     SHARES            SHARES TO BE       SHARES      CLASS
                                                   SOLD UNDER
                                                 THIS PROSPECTUS
-----------------------  ----------------------  -----------------  ---------  ----------
-----------------------  ----------------------  -----------------  ---------  ----------
Alan Levinson                           600,000           600,000           0           0
Alborz Select Opportunities Fund, Ltd.  420,000           420,000           0           0
Allen B. Cohen                            3,730             3,730           0           0
AMRO International                      600,000           600,000           0           0
Anegada Fund Ltd.                       240,000           240,000           0           0
Apollo Capital Fund LLC                 150,000           150,000           0           0
Aspen International, Ltd.               240,000           240,000           0           0
Banca Del Gottardo                    3,935,000         3,935,000           0           0
Benny Shabtai                           625,000           625,000           0           0
Brian Delaney                         1,000,000         1,000,000           0           0
Cefeo Investments LTD.                1,541,843         1,541,843           0           0
Charles E. Rawley                       300,000           300,000           0           0
Continental Capital & Equity Corp.      400,000           400,000           0           0
Cranshire Capital                        14,890            14,890           0           0
Danby International Ltd.                240,000           240,000           0           0
Dan Churchill                             7,450             7,450           0           0
David Meyrowitz                           3,730             3,730           0           0
David Z. Lu                               1,490             1,490           0           0
DM Management                           480,000           480,000           0           0
Dr. Michael Kesslbrenner                  7,450             7,450           0           0
Fairway Capital Partners LLC             90,000            90,000           0           0
Friedlander International Limited     1,202,400         1,202,400           0           0
Four Star Capital                        30,000            30,000           0           0
Gary Kremen                             292,500           292,500           0           0
Gary Voigt                              120,000           120,000           0           0
Growth Ventures, Inc.                    60,000            60,000           0           0
Harpel Family Trust                     240,000           240,000           0           0
Hona Zhiu                                 5,000             5,000           0           0
Hunter Singer                            29,000            29,000           0           0
Intercoastal Financial Services Corp    300,000           300,000           0           0
Isaac Klein                              80,000            80,000           0           0
Jack Erlanger                            50,000            50,000           0           0
James D. O'Brien                        400,000           400,000           0           0
James Scibelli                          360,000           360,000           0           0
Jeffery and Carol Starr                  80,000            80,000           0           0
Jeremy Dallow                             3,240             3,240           0           0
Jim Harpel                              240,000           240,000           0           0
Jim Whitten                              50,000            50,000           0           0
Jinsheng Yi                               1,490             1,490           0           0
John Bollinger                              750               750           0           0
Joseph Donahue                           29,000            29,000           0           0
Mark Angelo                              34,500            34,500           0           0
Max Rockwell                             29,000            29,000           0           0
May-Davis Group                          29,000            29,000           0           0
Michael Palma                            80,000            80,000           0           0
Michael Woelfel                           3,730             3,730           0           0
Montrose Investments, Ltd.            1,200,000         1,200,000           0           0
Norman Tulchin                          150,000           150,000           0           0
Oleg Ostrovsky                           30,000            30,000           0           0
Opus X Capital                          400,000           400,000           0           0
PanAmerica Capital Group, Inc.        1,250,000         1,250,000           0           0
Paul Mazzanobile                        300,000           300,000           0           0
Peconic Fund, Ltd.                      300,000           300,000           0           0
Peter Che Nan Chan                       14,890            14,890           0           0
Philip Marks                            600,000           600,000           0           0
Qihu Guan                                 3,730             3,730           0           0
Rance Markel                              3,730             3,730           0           0
RG Capital Fund, LLC                    167,000           167,000           0           0
Rick Holman  (1)                        800,000           300,000     500,000           0
Robert Cohen                             65,000            65,000           0           0
Robert Farrell                           29,000            29,000           0           0
Robert Scibelli                          30,000            30,000           0           0
Ronald Pasternak                        200,000           200,000           0           0
Roy Roberts                               1,870             1,870           0           0
Shanji Xiong                                750               750           0           0
Steven and Cheryl Angel                   1,500             1,500           0           0
Sui Wa Chau                               2,240             2,240           0           0
Summer Breeze, LLC                       60,000            60,000           0           0
Teccal Investments, Ltd.                200,000           200,000           0           0
Vincent Gioeni                          120,000           120,000           0           0
Wei Z. Yen                                2,240             2,240           0           0
William R. Evans                          2,240             2,240           0           0
Xoom.com                                350,000           350,000           0           0

-----------------------  ----------------------  -----------------  ---------  ----------
Total                                20,934,383        20,434,383     500,000           0
                         ======================  =================  =========  ==========

(1) Mr. Holman's shares include the 500,000 shares issuable upon exercise of warrants held by Asher Investment Group. Mr. Holman is the principal of Asher Investment Group.

*    Less than a one percent holder.

     We will pay the offering expenses of the selling stockholders in this offering, other than brokers' commissions. We currently estimate these expenses to be $140,000.

     To date, we have had a very limited trading volume in our common stock. Sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding options and warrants, under Securities and Exchange Commission Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of October 31, 2000, certain information with respect to the ownership of our common stock by each of our directors and executive officers, all of our executive officers and directors as a group, and all persons known by us to beneficially own more than 5% of our common stock.

     Unless otherwise indicated in the footnotes to the table, the following individuals have sole vesting and sole investment control with respect to the shares they beneficially own and the address of each beneficial owner listed below is c/o 300 Orchard City Drive, Suite 142, Campbell, California 95008.

     The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting or investment power and also any shares that the individual has the right to acquire within 60 days after October 31, 2000. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person named in the table has sole voting and investment power (or shares such power with his or her spouse) with respect to all shares of common stock listed as owned by such person. The total number of outstanding shares of common stock (which excludes unexercised warrants and options) at October 31, 2000 was 51,589,524.


NAME AND ADDRESS OF                          NUMBER OF SHARES    PERCENT OF
BENEFICIAL OWNER                            BENEFICIALLY OWNED      CLASS
------------------------------------------  -------------------  -----------
Edward C. MacBeth                                   250,000 (1)           *
Christopher McConn                                1,007,331 (2)         1.9%
Joseph Harris                                        27,778 (3)           *
Brian P. Dowd                                        50,000 (4)           *
Terren Peizer                                    40,214,023 (5)        62.9%
Richard Anderson                                         --               *
Jack Marshall                                     2,929,140 (6)         5.6%
Bernard Girma                                        10,417 (7)           *
All directors and executive officers as a        44,488,689 (8)        68.1%
group (eight persons)
OTHER 5% STOCKHOLDERS:

Intellect Capital Group, LLC                     39,814,023 (9)        62.7%
11111 Santa Monica Boulevard
Suite 650
Los Angeles, CA  90025

Banca Del Gottardo                                3,935,000(10)         7.4%
Viale Stefano Franscini 8, 6901
Lugano, Switzerland

*     Less  than  one  percent.

     Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock options or warrants held by that person that are currently exercisable or exercisable within 60 days of October 31, 2000 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person.

     (1) Includes 250,000 shares of common stock subject to options that are exercisable within 60 days of October 31, 2000.

     (2) Includes 307,405 shares of common stock subject to options that are exercisable within 60 days of October 31, 2000.

     (3) Includes 27,778 shares of common stock subject to options that are exercisable within 60 days of October 31, 2000.

     (4) Includes 50,000 shares of common stock subject to options and warrants that are exercisable within 60 days of October 31, 2000.

     (5) Includes shares and warrants beneficially owned by Intellect Capital Group, LLC and shares and warrants beneficially owned by OPUS X. Mr. Peizer is the Chairmen and CEO of Intellect Capital Group, LLC. Terren Peizer is the beneficial owner of DSRR Capital LLC which is the beneficial owner of Opus X.

     (6) Includes 811,862 shares of common stock subject to options that are exercisable within 60 days of October 31, 2000.

     (7) Includes 10,417 shares subject to options that are exercisable within 60 days of October 31, 2000.

     (8) Includes 13,757,461 shares of common stock subject to options and warrants that are exercisable within 60 days of October 31, 2000.

     (9) Includes 11,900,000 shares of common stock subject to warrants owned by Intellect Capital Group, LLC that are exercisable within 60 days of October 31, 2000.

     (10) Includes 1,335,000 shares of common stock subject to warrants that are exercisable within 60 days of October 31, 2000.

                          DESCRIPTION OF CAPITAL STOCK

     The descriptions in this section and in other sections of this prospectus of our securities and various provisions of our articles of incorporation and our bylaws are descriptions of the material terms of our securities. We note, that our articles of incorporation and bylaws have been filed with the SEC as exhibits to this registration statement of which this prospectus forms a part.

     Our authorized capital stock consists of 200,000,000 shares of common stock, par value $.001 per share, and 500,000 shares of preferred stock, par value $.001. As of October 31, 2000, 51,589,524 shares of our common stock were issued and outstanding. This does not include an aggregate of 28,465,974 shares reserved for issuance upon exercise of stock options and warrants and the stock options and warrants being registered in this registration statement.

COMMON  STOCK

     The holders of our common stock are entitled to equal dividends and distributions per share with respect to the common stock when, and if declared by the board of directors from funds legally available therefore. No holder of any shares of our common stock has a pre-emptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other of our securities. Upon liquidation, dissolution or winding up of Brightcube, Inc., and after payment of creditors and preferred stockholders the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable.

     Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of the common stock do not have cumulative voting rights, so the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the board of directors.

SERIES  B  PREFERRED  STOCK

     Our Board of Directors is authorized, without further stockholder approval, to issue from time to time up to an aggregate of 500,000 shares of preferred stock. The preferred stock may be issued in one or more series and the Board of Directors may fix its rights, preferences and designations.

     On June 8, 2000, pursuant to a Stock Purchase Agreement dated as of April 18, 2000 (the "Agreement"), we issued and sold 900 shares of our Series B Convertible Preferred Stock (the "Series B Preferred Stock") to Intellect Capital Group, LLC, a Delaware limited liability company. The Series B Preferred Stock was convertible, on or before July 8, 2000, into 50% of our then-outstanding common stock following the conversion (on a fully- diluted basis). As of July 8, 2000, we had 33,825,266 shares of common stock outstanding on a fully-diluted basis. However, on July 8, 2000, we did not have enough shares of authorized common stock to convert all of the Series B Preferred Stock. On that date, we issued 27,914,023 shares of common stock in partial conversion of the Series B Preferred Stock. Pursuant to the terms of May 22, 2000 letter agreement between the holder of the Series B Preferred Stock and us, we incurred penalties of $13,122,959 as a result of the inability to convert the remainder of the Series B Preferred Stock. These penalties have been waived by the holder and the holder has waived its right to receive the additional 5,911,243 share it was entitled to on July 8, 2000, in exchange for the issuance of warrants to purchase an aggregate of 11,900,000 shares of our common stock at an exercise price of $1.65 per share. The warrants may be exercised, or exchanged on a two-for one basis for shares of our common stock. The conversion has diluted, and the exercise of these warrants will dilute, the interests of our other shareholders.

     The shares of Series B Preferred Stock have no voting rights, except as required by law and as expressly provided for in the certificate of designation for such shares.

     The foregoing has been a brief description of some of the terms of our Series B Preferred Stock. For a more detailed description of the rights of the holders of the Series B Preferred Stock, prospective investors are directed to the actual certificate of designation that has been filed as an exhibit to the registration statement of which this prospectus is a part.

     No shares of preferred stock are currently outstanding. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock. This difficulty could adversely affect prevailing market prices for our common stock.

WARRANTS

     In consideration for services in connection with the sale of our Series A Preferred Stock in March 2000 (which we redeemed in June 2000), we also issued 185,500 warrants to purchase shares of our common stock. These warrants may be exercised at any time during the five-year period following their issuance at an exercise price of $3.30 per share. The number of shares issuable upon exercise of the warrants is subject to adjustment upon the occurrence of stock splits, dividends or reclassifications. The warrants do not carry registration rights however, they have been included in this registration statement of which this prospectus forms a part. In connection with the June 2000 redemption of our Series A Preferred Stock, we issued warrants to purchase an additional 80,140 shares of common stock with the same terms and conditions; provided that we are obligated to register the shares of common stock underlying the June 2000 warrants.

     In conjunction for with the sale of our common stock in the private placement in July 2000, we also issued 5,323,300 warrants to purchase an aggregate of 5,323,300 shares of our common stock. Additionally, warrants to purchase 1,221,000 shares of common stock and 28,000 shares of common stock were issued as investor referral fees. The warrants may be exercised at any time during the three-year period following their issuance at an exercise price of $1.65 per share. The number of shares issuable upon exercise of the warrants is subject to adjustment upon the occurrence of stock splits, dividends or reclassifications.

     This has been a brief description of some of the terms of our outstanding warrants. For a more detailed description of the rights of the holders of the warrants, prospective investors are directed to the actual forms of warrants that have been filed as exhibits to the registration statement of which this prospectus is a part.

REGISTRATION  RIGHTS

     The holder of the common stock issued in exchange for our previously issued Series B Preferred Stock has registration rights with respect to the shares they hold. Pursuant to a registration rights agreement, the common stock underlying the Series B Preferred Stock issued to investors are to be registered within a specified period of time, and to have the registration statement declared effective within a specific period of time. We must also keep the registration statement effective until all of the common stock offered has been sold. We are responsible for the payment of all fees and costs associated with the registration of the common stock. We are required to indemnify and hold harmless each investor and its officers, directors, agents and brokers against any untrue statement of a material fact in a registration statement, prospectus or amendment or supplement to a registration statement or prospectus. Specific procedures for carrying out the indemnification are set forth in the registration rights agreement.

     The purchasers in our June 2000 private placement have registration rights with respect to the shares and shares underlying the warrants they hold. Pursuant to a registration rights agreement, the shares and common stock underlying the warrants issued to these investors are to be registered as part of the registration statement of which this prospectus forms a part. The registration rights agreement requires us to file a registration statement with respect to the common stock within a specified period of time, and to have the registration statement declared effective within a specific period of time. We must also keep the registration statement effective until all of the common stock offered has been sold. We are responsible for the payment of all fees and costs associated with the registration of the common stock, except that we are not responsible for fees generated by the investors' counsel. We are required to indemnify and hold harmless each investor and its officers, directors, agents and brokers against any untrue statement of a material fact in a registration statement, prospectus or amendment or supplement to a registration statement or prospectus. Specific procedures for carrying out the indemnification are set forth in the registration rights agreement. This prospectus is part of the registration statement filed under our obligations to the above mentioned holders.

ANTI-TAKEOVER EFFECTS OF VARIOUS PROVISIONS OF NEVADA LAW AND OUR ARTICLES OF INCORPORATION AND BYLAWS

     We are incorporated under the laws of the State of Nevada and are therefore subject to various provisions of the Nevada corporation laws which may have the effect of delaying or deterring a change in the control or management of Brightcube, Inc.

     Nevada's "Combination with Interested Stockholders Statute," Nevada Revised Statutes 78.411-78.444, which applies to Nevada corporations like us having at least 200 stockholders, prohibits an "interested stockholder" from entering into a "combination" with the corporation, unless certain conditions are met. A "combination" includes

     -- any merger with an "interested stockholder," or any other corporation which is or after the merger would be, an affiliate or associate of the interested stockholder;

     -- any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets, in one transaction or a series of transactions, to an "interested stockholder," having:

     -- an aggregate market value equal to 5% or more of the aggregate market value of the corporation's assets,

     -- an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or

     -- representing 10% or more of the earning power or net income of the corporation,

     -- any issuance or transfer of shares of the corporation or its subsidiaries, to the "interested stockholder," having an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation;

     --   the  adoption  of  any  plan  or  proposal  for  the   liquidation  or
          dissolution   of  the   corporation   proposed   by  the   "interested
          stockholder,"

     -- certain transactions which would have the effect of increasing the proportionate share of outstanding shares of the corporation owned by the "interested stockholder,"

     -- the receipt of benefits, except proportionately as a stockholder, of any loans, advances or other financial benefits by an "interested stockholder."

An  "interested  stockholder"  is  a  person  who:

     -- directly or indirectly owns 10% or more of the voting power of the outstanding voting shares of the corporation or

     -- an affiliate or associate of the corporation which at any time within three years before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the corporation.

     A corporation to which the statute applies may not engage in a "combination" within three years after the interested stockholder acquired its shares, unless the combination or the interested stockholder's acquisition of shares was approved by the Board of Directors before the interested stockholder acquired the shares. If this approval was not obtained, then after the three-year period expires, the combination may be consummated if all the requirements in the Articles of Incorporation are met and either:

     -- the Board of Directors of the corporation approves, prior to such person becoming an "interested stockholder," the combination or the purchase of shares by the "interested stockholder" or the combination is approved by the affirmative vote of holders of a majority of voting power not beneficially owned by the "interested stockholder" at a meeting called no earlier than three years after the date the "interested stockholder" became such or

     -- the aggregate amount of cash and the market value of consideration other than cash to be received by holders of common shares and holders of any other class or series of shares meets the minimum requirements set forth in Sections 78.411 through 78.443, inclusive, and prior to the consummation of the combination, except in limited circumstances, the "interested stockholder" will not have become the beneficial owner of additional voting shares of the corporation.

     Nevada's  "Control  Share  Acquisition  Statute,"  Nevada  Revised  Statute
Section 78.378-78.379, prohibits an acquirer, under certain circumstances, from voting shares of a target corporation's stock after crossing certain threshold ownership percentages, unless the acquirer obtains the approval of the target corporation's stockholders. The Control Share Acquisition Statute only applies to Nevada corporations with at least 200 stockholders, including at least 100 record stockholders who are Nevada residents, and which do business directly or indirectly in Nevada. While we do not currently exceed these thresholds, we may well do so in the near future. In addition, although we do not presently "do business" in Nevada within the meaning of the Control Share Acquisition Statute, we may do so in the future. Therefore, it is likely that the Control Share Acquisition Statute will apply to us in the future. The statute specifies three thresholds: at least one-fifth but less than one-third, at least one-third but less than a majority, and a majority or more, of all the outstanding voting power. Once an acquirer crosses one of the above thresholds, shares which it acquired in the transaction taking it over the threshold or within ninety days become "Control Shares" which are deprived of the right to vote until a majority of the disinterested stockholders restore that right. A special stockholders' meeting may be called at the request of the acquirer to consider the voting rights of the acquirer's shares no more than 50 days, unless the acquirer agrees to a later date, after the delivery by the acquirer to the corporation of an information statement which sets forth the range of voting power that the acquirer has acquired or proposes to acquire and certain other information concerning the acquirer and the proposed control share acquisition. If no such request for a stockholders' meeting is made, consideration of the voting rights of the acquirer's shares must be taken at the next special or annual stockholders' meeting. If the stockholders fail to restore voting rights to the acquirer or if the acquirer fails to timely deliver an information statement to the corporation, then the corporation may, if so provided in its articles of incorporation or bylaws, call certain of the acquirer's shares for redemption. Our Articles of Incorporation and Bylaws do not currently permit us to call an acquirer's shares for redemption under these circumstances. The Control Share Acquisition Statute also provides that the stockholders who do not vote in favor of restoring voting rights to the Control Shares may demand payment for the "fair value" of their shares, which is generally equal to the highest price paid in the transaction subjecting the stockholder to the statute.

     Certain provisions of our Bylaws which are summarized below may affect potential changes in control of Brightcube, Inc. The Board of Directors believes that these provisions are in the best interests of stockholders because they will encourage a potential acquirer to negotiate with the Board of Directors, which will be able to consider the interests of all stockholders in a change in control situation. However, the cumulative effect of these terms maybe to make it more difficult to acquire and exercise control of Brightcube, Inc. and to make changes in management more difficult.

     The Bylaws provide the number of directors of Brightcube, Inc. shall be established by the Board of Directors, but shall be no less than one. Between stockholder meetings, the Board may appoint new directors to fill vacancies or newly created directorships. A director may be removed from office by the affirmative vote of 66-2/3% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors.

     The Bylaws further provide that stockholder action may be taken at a meeting of stockholders and may be effected by a consent in writing if such consent is signed all of the holders of common stock.

     We are not aware of any proposed takeover attempt or any proposed attempt to acquire a large block of our common stock.

     The provisions described above may have the effect of delaying or deterring a change in our control or management.

Application  of  California  General  Corporation  Law

     Although we are incorporated in Nevada, our headquarters is in the State of California. Section 2115 of the California General Corporation Law provides that certain provisions of the California General Corporation Law shall be applicable to a corporation organized under the laws of another state to the exclusion of the law of the state in which it is incorporated, if the corporation meets certain tests regarding the business done in California and the number of its California stockholders.

     An entity such as us can be subject to Section 2115 if the average of the property factor, payroll factor and sales factor deemed to be in California during its latest full income year is more than 50 percent and more than one-half of its outstanding voting securities are held of record by persons having addresses in California. Section 2115 does not apply to corporations with outstanding securities listed on the New York or American stock Exchange, or with outstanding securities designated as qualified for trading as a national market security on NASDAQ, if such corporation has at least 800 beneficial holders of its equity securities. Since the average of our property factor, payroll factor and sales factor deemed to be in California during our latest fiscal year was almost 100%, and over 60% of our outstanding voting securities are held of record by persons having addresses in California, and our securities do not currently qualify as a national market security on NASDAQ, we are subject to Section 2115.

     During the period that we are subject to Section 2115, the provisions of the California General Corporation Law regarding the following matters are made applicable to the exclusion of the law of the State of Nevada:

     --   general provisions and definitions;
     --   annual election of directors;
     --   removal of directors without cause;
     --   removal of directors by court proceedings;
     -- filling of director vacancies where less than a majority in office were elected by the stockholders;
     --   directors'  standard  of  care;
     --   liability of directors for unlawful distributions;
     --   indemnification of directors, officers and others;
     --   limitations on corporate distributions of cash or property;
     --   liability of a stockholder who receives an unlawful distribution;
     --   requirements for annual stockholders meetings;
     --   stockholders' right to cumulate votes at any election of directors;
     --   supermajority vote requirements;
     --   limitations on sales of assets;
     --   limitations on mergers;
     --   reorganizations;
     --   dissenters' rights in connection with reorganizations;
     --   required records and papers;
     --   actions by the California Attorney General; and rights of inspection.

TRANSFER  AGENT  AND  REGISTRAR

     The transfer agent and registrar for our common stock is Interwest Transfer, and its telephone number is (801) 272-9294.

                         SHARES ELIGIBLE FOR FUTURE SALE

     On October 31, 2000, 51,589,524 shares of our common stock were outstanding. This does not include the options and warrants being registered in this Registration Statement and does not include an aggregate of 28,465,974 shares reserved for issuance upon exercise of other stock options and warrants outstanding as of October 31, 2000. Of the outstanding shares, 2,804,154 shares of common stock are immediately eligible for sale in the public market without restriction or further registration under the Securities Act of 1933. All other outstanding shares of our common stock are "restricted securities" as such term is defined under Rule 144, in that such shares were issued in private transactions not involving a public offering and may not be sold in the absence of registration other than in accordance with Rules 144, 144(k) or 701 promulgated under the Securities Act of 1933 or another exemption from registration.

     In general, under Rule 144 as currently in effect, a person, including an affiliate, who has beneficially owned shares for at least one year is entitled to sell, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale is filed, subject to various restrictions. In addition, a person who is not deemed to have been an affiliate of ours at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years would be entitled to sell those shares under Rule 144(k) without regard to the requirements described above. To the extent that shares were acquired from an affiliate, such person's holding period for the purpose of effecting a sale under Rule 144 commences on the date of transfer from the affiliate. As of July 15, 2000, approximately 9,662,072 of our outstanding restricted shares were eligible for sale under Rule 144.

     There has been very limited trading volume in our common stock to date. Sales of substantial amounts of our common stock under Rule 144, this prospectus or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through the future sale of our securities.

                              PLAN OF DISTRIBUTION

     The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     -    ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits purchasers;

     - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     -    purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account;

     -    an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable exchange;

     -    privately negotiated transactions;

     -    short sales;

     - broker-dealer may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

     -    a combination of any such methods of sale; and

     -    any other method permitted pursuant to applicable law.

          The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

          The selling stockholders may also engage in puts and calls and other transactions in securities of Brightcube, Inc. or derivatives of our securities and may sell or deliver shares in connection with these trades. The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

          Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders, or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

          The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

          We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     The validity of the issuance of the common stock offered hereby has been passed upon for us by Silicon Valley Law Group, San Jose, California.

                                     EXPERTS

     The financial statements included in the registration statement on Form SB-2 have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report, which contains an explanatory paragraph regarding our ability to continue as a going concern, appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2. This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. Some information is omitted, and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract, agreement or other document of Brightcube, Inc., such references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. You may review a copy of the registration statement, including exhibits, at the Securities and Exchange Commission's public reference room at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or Seven World Trade Center, 13th Floor, New York, New York 10048 or Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

     The public may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

     We will also file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the Securities and Exchange Commission.

     Our  Securities  and  Exchange  Commission  filings  and  the  registration statement can also be reviewed by accessing the Securities and Exchange Commission's Internet site at http://www.sec.gov, which contains reports, proxy
                               ------------------
and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

     You should rely only on the information provided in this prospectus or any prospectus supplement. Neither we nor the selling stockholders have authorized anyone else to provide you with different information. Neither we nor the selling stockholders are making an offer to sell, nor soliciting an offer to buy, these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or our affairs have not changed since the date hereof.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS             F - 2

FINANCIAL STATEMENTS
     Balance sheets                                            F - 3
     Statements of operations                                  F - 4
     Statements of shareholders' (deficiency) equity           F - 5
     Statements of cash flows                                  F - 6
     Notes to financial statements                    F - 7 - F - 25

REPORT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS


The  Board  of  Directors  and  Shareholders  of
Brightcube, Inc. (formerly Photoloft, Inc.)

We have audited the accompanying balance sheets of Brightcube, Inc. (formerly Photoloft, Inc. or the Company) as of December 31, 1999, and the statements of operations, shareholders'(deficiency) equity, and cash flows for the years ended December 31, 1999 and 1998. These financial statements are the responsibility of The Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing principles. Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brightcube, Inc. (formerly Photoloft, Inc.) as of December 31, 1999 and the results of its operations and cash flows for the years ended December 31, 1999 and 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has an accumulated deficit of $4,651,600 as of December 31, 1999 and incurred a net loss of $4,752,100 for the year ended
December 31, 1999. Additionally, the Company has negative working capital of $650,600 as of December 31, 1999. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.


/s/ BDO Seidman, LLP

San  Jose,  California
February  11,  2000,  except  for  Note 12, for which the date is March 24, 2000

                               BRIGHTCUBE, INC. (FORMERLY PHOTOLOFT, INC.)

                                        BALANCE SHEETS

                                                                  September 30    December 31,
                                                                      2000           1999
----------------------------------------------------------------  ------------  --------------
                                                                  (Unaudited)
ASSETS (Note 7)

CURRENT ASSETS:
  Cash and cash equivalents (Notes 10 and 11)                     $ 7,495,800   $     175,300
  Accounts receivable, net of allowance for doubtful accounts
  of $16,900 at each period                                           215,300          60,100
  Notes receivable (Notes 2 and 8)                                         --         250,000
  Prepaid expenses and other current assets                           125,000          49,500
----------------------------------------------------------------  ------------  --------------

TOTAL CURRENT ASSETS                                                7,836,100         534,900

PROPERTY AND EQUIPMENT, net (Note 3)                                  807,800         418,000
OTHER ASSETS                                                           25,800          17,200
----------------------------------------------------------------  ------------  --------------

 TOTAL ASSETS                                                     $ 8,669,700   $     970,100
                                                                  ===========   ==============


LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
  Notes payable to bank (Note 7)                                  $        --   $          --
  Notes payable to shareholders (Note 12)                              95,000              --
  Accounts payable                                                    658,100         906,800
  Accrued expenses (Notes 4 and 12)                                   694,900         263,500
  Deferred revenue                                                     15,400          15,200
----------------------------------------------------------------  -----------   --------------

TOTAL CURRENT LIABILITIES                                           1,463,400       1,185,500
                                                                   ----------   --------------

COMMITMENTS, CONTINGENCIES AND SUBSEQUENT EVENTS
  (Notes 5, 6, 10, and 12)

SHAREHOLDERS' EQUITY (DEFICIENCY):
  Preferred stock, $0.001 par value; 500,000 shares
    authorized; 0 and 0 shares issued and outstanding                      --              --
  Common stock, $0.001 par value; 200,000,000 shares
    authorized; 51,551,930 and 12,881,875 shares issued
    and outstanding, respectively                                      51,600          12,900
  Additional paid-in capital                                       19,851,100       4,904,500
  Deferred compensation                                               (39,200)       (481,200)
  Accumulated deficit                                             (12,657,200)     (4,651,600)
----------------------------------------------------------------  ------------  --------------

TOTAL SHAREHOLDERS' EQUITY (DEFICIENCY)                             7,206,300        (215,400)
----------------------------------------------------------------  ------------  --------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)           $ 8,669,700   $     970,100
                                                                  ===========   ==============

                    See accompanying notes to financial statements.

                                BRIGHTCUBE, INC. (FORMERLY PHOTOLOFT, INC.)

                                       STATEMENTS OF OPERATIONS

                                                                   Nine Months Ended September 30,   Years Ended Dec. 31,
                                                                         2000         1999           1999          1998
                                                                     ------------  -----------    ------------  -----------
                                                                     (unaudited)   (unaudited)
Revenues                                                             $   403,600   $  124,800     $   254,500   $  674,300
Cost of revenues                                                         247,900       88,500         124,200      113,000
                                                                     ------------  -----------    ------------  -----------
Gross profit                                                             155,700       36,300         130,300      561,300
                                                                     ------------  -----------    ------------  -----------
OPERATING EXPENSES:
  Sales and marketing                                                    458,500      516,600       1,217,200      325,000
  General and administrative                                           7,796,400    1,732,500       4,405,900      999,000
                                                                     ------------  -----------    ------------  -----------
  TOTAL OPERATING EXPENSES                                             8,254,900    2,249,100       5,623,100    1,324,000
                                                                     ------------  -----------    ------------  -----------
Loss From operations                                                  (8,099,200)  (2,212,800)     (5,492,800)    (762,700)
                                                                     ------------  -----------    ------------  -----------

OTHER INCOME (EXPENSE):
  Sale of trade name                                                           -            -               -    3,100,000
  Loss on settlement of note receivable                                        -     (108,100)       (108,100)           -
  Interest income                                                        113,300      110,200         110,600       76,900
  Interest and other expense                                             (18,900)        (200)         (7,200)      (2,900)
                                                                     ------------  -----------    ------------  -----------
  TOTAL OTHER INCOME (EXPENSE)                                            94,400        1,900          (4,700)   3,174,000
                                                                     ------------  -----------    ------------  -----------
Income (loss) before  income taxes                                    (8,004,800)  (2,210,900)     (5,497,500)   2,411,300
Income tax (benefit) expense                                                 800     (745,300)       (745,400)     748,000
                                                                     ------------  -----------    ------------  -----------

NET INCOME (LOSS)                                                     (8,005,600)  (1,465,600)     (4,752,100)   1,663,300
Deemed dividend on issuance of warrants                                        -            -         (80,000)           -
Deemed dividend on conversion of preferred stock into common stock             -     (934,000)       (934,000)           -
Deemed dividend on Redemption of Series A Preferred Stock
including value ascribed to warrants of $145,000                        (357,000)          --              --           --
                                                                     ------------  -----------    ------------  -----------

Net income (loss) allocable to common shareholders                   $(8,362,600)  $(2,399,600)   $(5,766,100)  $1,663,300
                                                                     ============  ===========    ============  ===========

Basic earnings (loss) per share                                      $     (0.32)  $    (0.21)    $     (0.49)  $     0.26
                                                                     ============  ===========    ============  ===========

Diluted earnings (loss) per share                                    $     (0.32)  $    (0.21)    $     (0.49)  $     0.18
                                                                     ============  ===========    ============  ===========

Basic weighted-average common shares outstanding                      25,808,000    11,327,200      11,658,200   6,488,300
Stock options considered dilutive                                              -            -               -    2,799,400
                                                                     ------------  -----------    ------------  -----------

Diluted weighted-average common shares outstanding                    25,808,000    11,327,200      11,658,200   9,287,700
                                                                     ============  ===========    ============  ===========

                       See accompanying notes to financial statements.

                                      BRIGHTCUBE, INC. (FORMERLY PHOTOLOFT, INC.)

                                     STATEMENTS OF SHAREHOLDERS' (DEFICIENCY) EQUITY

                                                      Preferred Stock       Common Stock       Additional
                                                    -------------------  --------------------    paid-in   Deferred Stock
                                                    Shares    Amount       Shares      Amount    Capital    Compensation
--------------------------------------------------  ------  -----------  -----------  -------  -----------  ------------
BALANCES, January 1, 1998                               --  $       --     6,326,471  $ 6,400  $   515,400  $        --

Issuance of stock for services                          --          --       323,672      300      132,800           --
Net income                                              --          --            --       --           --           --
--------------------------------------------------  ------  -----------  -----------  -------  -----------  ------------

BALANCES, December 31, 1998                             --          --     6,650,143    6,700      648,200           --

Exercise of stock options                               --          --     3,131,187    3,100      142,100           --
Issuance of common stock for services                   --          --       124,111      100      156,500           --
Deemed dividend on beneficial conversion of
  preferred stock into common stock                     --          --            --       --      934,000           --
Issuance of common stock in connection with
  reverse merger                                        --          --       625,000      600        4,900           --
Sale of common stock, net of stock issuance costs
  of approximately $56,500                              --          --     2,351,434    2,400    1,453,600           --
Deemed dividend on issuance of warrants in
  connection with sale of common stock                  --          --            --       --       80,000           --
Deferred stock compensation                             --          --            --       --      803,800     (803,800)
Amortization of deferred stock compensation             --          --            --       --          --       322,600
Compensation associated with stock option grants        --          --            --       --      681,400           --
Net loss                                                --          --            --       --           --           --
--------------------------------------------------  ------  -----------  -----------  -------  -----------  ------------

BALANCES, December 31, 1999                             --          --    12,881,875   12,900    4,904,500     (481,200)

Sale of Series A preferred stock, net of
  issuance costs of $79,500 (unaudited)                106   1,060,000            --       --      (79,500)          --
Sale of common stock warrants (unaudited)               --          --            --       --       10,000           --
Redemption of Series A preferred stock (unaudited)    (106) (1,060,000)                           (212,000)
Sale of Series B convertible preferred
  stock (unaudited)                                    900       9,000            --       --           --           --
Private placement of common stock, net of
  issuance cost of $1,089,200 (unaudited)               --          --    10,646,600   10,700    12,208,100          --
Conversion of Series B convertible
  preferred stock (unaudited)                          (900)     (9,000)   27,914,023   27,900      (18,900)         --
Shares and warrants issued for services relating
  to the private placement of common
  stock (unaudited)                                     --          --        28,000      --     1,263,000           --
Offering costs relating to shares and warrants
  issued for services relating to
  private placement of common stock (unaudited)         --          --            --       --   (1,263,000)          --
Exercise of stock options (unaudited)                   --          --        81,432      100       43,200           --
Deferred stock compensation (unaudited)                 --          --            --       --      139,500     (139,500)
Amortization of deferred stock
  Compensation (unaudited)                              --          --            --       --          --       556,800
Compensation associated with stock option
  grants (unaudited)                                    --          --            --       --    2,856,200       24,700
Net loss (unaudited)                                    --          --            --       --           --           --
--------------------------------------------------  ------  -----------  -----------  -------  -----------  ------------
BALANCES, September 30, 2000 (unaudited)                --  $       --    51,551,930   $51,600  $19,851,100  $  (39,200)
==================================================  ======  ===========  ===========  ========  ===========  ===========



                                                      Retained
                                                      Earnings
                                                    (Accumulated
                                                       Deficit)         Total
--------------------------------------------------  -------------  ------------
BALANCES, January 1, 1998                           $   (548,800)  $   (27,000)

Issuance of stock for services                                --       133,100
Net income                                             1,663,300     1,663,300
--------------------------------------------------  -------------  ------------

BALANCES, December 31, 1998                            1,114,500     1,769,400

Exercise of stock options                                     --       145,200
Issuance of common stock for services                         --       156,600
Deemed dividend on beneficial conversion of
  preferred stock into common stock                     (934,000)           --
Issuance of common stock in connection with
  reverse merger                                              --         5,500
Sale of common stock, net of stock issuance costs
  of approximately $56,500                                    --     1,456,000
Deemed dividend on issuance of warrants in
  connection with sale of common stock                   (80,000)           --
Deferred stock compensation                                   --            --
Amortization of deferred stock compensation                   --       322,600
Compensation associated with stock option grants              --       681,400
Net loss                                              (4,752,100)   (4,752,100)
--------------------------------------------------  -------------  ------------

BALANCES, December 31, 1999                           (4,651,600)     (215,400)

Sale of Series A preferred stock, net of
  issuance costs of $79,500 (unaudited)                       --       980,500
Sale of common stock warrants (unaudited)                     --        10,000
Redemption of Series A preferred stock (unaudited)            --    (1,272,000)
Sale of Series B convertible preferred
  stock (unaudited)                                           --         9,000
Private placement of common stock, net of
  issuance cost of $1,089,200 (unaudited)                     --    12,218,800
Conversion of Series B convertible
  preferred stock (uaudited)                                  --            --
Shares and warrants issued for services relating
  to the private placement of common
  stock (unaudited)                                           --     1,263,000
Offering costs relating to shares and warrants
  issued for services relating to
  private placement of common stock (unaudited)               --    (1,263,000)
Exercise of stock options (unaudited)                         --        43,300
Deferred stock compensation (unaudited)                       --            --
Amortization of deferred stock
  Compensation (unaudited)                                    --       556,800
Compensation associated with stock option
  grants (unaudited)                                          --     2,880,900
Net loss (unaudited)                                  (8,005,600)   (8,005,600)

--------------------------------------------------  -------------  ------------
BALANCES, September 30, 2000 (unaudited)            $(12,657,200)  $ 7,206,300
==================================================  =============  ============

                      See accompanying notes to financial statements.

                                    BRIGHTCUBE, INC. (FORMERLY PHOTOLOFT, INC.)

                                            STATEMENTS OF CASH FLOWS

                                                     Nine months ended September 30,  Years ended December 31,
                                                     ----------------------------     ------------------------
                                                           2000         1999             1999         1998
                                                       ------------  -----------     ------------  -----------
                                                       (Unaudited)   (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                             $(8,005,600) $(1,465,600)     $(4,752,100)  $1,663,300
  Adjustments to reconcile net income (loss) to net
    cash used in operating activities:
      Depreciation and amortization                        157,200       27,900           82,100       13,200
      Allowance for doubtful accounts                           --           --           16,900      (75,100)
      Compensation relating to stock options
        and warrants issued                              3,437,800       24,900        1,004,000           --
      Gain on sale of trade name                                --           --               --   (3,100,000)
      Loss on settlement of note receivable                     --      108,100          108,100           --
      Accrued interest on note receivable                       --      (32,900)         (32,900)          --
      Issuance of stock for services                            --       42,500          156,600      133,100
      Changes in operating assets and liabilities:
        Accounts receivable                               (155,200)          --          (77,000)     170,700
        Prepaid expenses and other current assets          (75,500)     (75,800)         (49,500)       6,600
        Deferred income taxes                                   --     (747,200)        (747,200)     747,200
        Accounts payable                                  (248,700)     269,400          777,300       65,000
        Accrued expenses                                   431,400       45,800          190,000      (21,300)
        Deferred revenue                                       200      (35,500)         (21,100)      36,300
-----------------------------------------------------  ------------  -----------     ------------  -----------
NET CASH USED IN OPERATING ACTIVITIES                   (4,458,400)  (1,838,400)      (3,344,800)    (361,000)
-----------------------------------------------------  ------------  -----------     ------------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Principal received under note receivable                 250,000      434,800        2,239,500      785,300
  Purchase of property and equipment                      (547,000)    (204,500)        (434,400)     (51,100)
  Other assets                                              (8,600)      (5,000)         (11,700)      (3,200)
-----------------------------------------------------  ------------  -----------     ------------  -----------

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES       (305,600)     225,300        1,793,400      731,000
-----------------------------------------------------  ------------  -----------     ------------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of notes payable
    to shareholders                                        440,000           --              --            --
  Repayment of notes payable to shareholders              (345,000)          --              --            --
  Advances on line of credit                                    --      409,700         409,700            --
  Repayments on line of credit                                               --        (409,700)           --
  Proceeds from issuances of stock                      14,420,200    1,120,900       1,400,700            --
  Payment for redemption of stock                       (1,272,000)          --              --            --
  Proceeds from issuance of warrants                        10,000           --              --            --
  Payment of stock issuance costs                       (1,168,700)     (44,000)        (44,000)           --
-----------------------------------------------------  ------------  -----------    ------------  ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES               12,084,500    1,486,600       1,356,700            --
-----------------------------------------------------  ------------  -----------    ------------  ------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS     7,320,500     (126,500)       (194,700)      370,000

CASH AND CASH EQUIVALENTS, beginning of period             175,300      370,000         370,000            --
-----------------------------------------------------  ------------  -----------    ------------  ------------
CASH AND CASH EQUIVALENTS, end of period               $ 7,495,800   $  243,500     $   175,300   $   370,000
=====================================================  ============  ===========    ============  ============

                       See accompanying notes to financial statements

                                     BRIGHTCUBE, INC. (FORMERLY PHOTOLOFT, INC.)

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


1.  SUMMARY  OF  ACCOUNTING POLICIES

     The  Company

     Photoloft, Inc. (formerly AltaVista Technology, Inc.) (the Company) a California corporation, was incorporated on November 17, 1993. The Company provides users with advanced, easy-to-use technology to instantly create, share and print Internet photo albums.

     On March 1, 1999, 100% of the Company's outstanding common stock was acquired by Brightcube, Inc. (formerly Photoloft, Inc. a publicly traded shell corporation) (Brightcube), a Nevada Corporation, in exchange for 9,579,268 shares of PhotoLoft's $.001 par value common stock. For accounting purposes, the acquisition has been treated as the acquisition of PhotoLoft, with the Company as the acquirer (reverse acquisition).

     The shares held by the shareholders of Brightcube prior to the acquisition (625,000 shares after reflecting a 2.46 to 1 reverse stock split effected by Brightcube immediately prior to the acquisition) have been recognized as if they were issued in connection with the acquisition of Brightcube by the Company. Since Brightcube prior to the reverse acquisition was a public shell corporation with no significant operations, pro forma information giving effect to the acquisition is not presented. All shares and per share data prior to the acquisition have been restated to reflect the stock issuance as a recapitalization of the Company. The historical information prior to March 1, 1999 is that of the Company.

     Basis  of  Presentation  and  Going  Concern  Uncertainty

     The accompanying balance sheet as of September 30, 2000 and the statements of operations and cash flows from each of the nine month periods ended September 30, 2000 and 1999 have not been audited. However, in the opinion of management, they include all normal recurring adjustments necessary for a fair presentation of the financial position and the results of operations for the periods presented. The results of operations for the nine months ended September 30, 2000 are not necessarily indicative of results to be expected for any future period.

                                     BRIGHTCUBE, INC. (FORMERLY PHOTOLOFT, INC.)

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


     The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company had an accumulated deficit of $4,651,600 as of December 31, 1999 and incurred a net loss of $4,752,100 for the year ended December 31, 1999. Additionally, the Company has negative working capital of $650,600 as of December 31, 1999.

     These conditions give rise to substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to obtain additional financing or refinancing as may be required and ultimately to attain profitability. The Company is actively marketing its existing and new products, which it believes will ultimately lead to profitable operations. Management has obtained additional financing of $12,208,100 through the issuance of 10,646,600 shares of common stock through a private placement(Note 12). The Company currently anticipates that its available funds will be sufficient to meet our anticipated needs for working capital, capital expenditures and business operations through June 2001.

     Use  of  Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash  and  Cash  Equivalents

     The Company considers all highly liquid investments having original maturities of three months or less to be cash equivalents.

     Property  and  Equipment

     Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated economic useful lives of the assets, generally ranging from three to five years.

                                     BRIGHTCUBE, INC. (FORMERLY PHOTOLOFT, INC.)

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


     Long-Lived  Assets

     The Company periodically reviews its long-lived assets and certain identifiable intangibles for impairment. When events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, the Company writes the asset down to its estimated fair value.

     Fair  Values  of  Financial  Instruments

     The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

          Cash and cash equivalents:

          The carrying amount reported in the balance sheet for cash and cash equivalents approximates fair value.

          Accounts receivable

          The carrying amount of accounts receivable approximates fair value because of the short period of time to maturity.

          Note receivable:

          The fair value for the note receivable is estimated based on current interest rates available to the Company for investments with similar terms and remaining maturities.

          Accounts payable and short-term debt:

          The fair value of accounts payable and short-term debt approximates cost because of the short period of time to maturity.

     As of December 31, 1999, the fair values of the Company's financial instruments approximate their historical carrying amounts.

                                     BRIGHTCUBE, INC. (FORMERLY PHOTOLOFT, INC.)

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


     Revenue  Recognition

     The Company's revenues are derived principally subscriptions for web hosting services, professional engineering and creative services relating to customer web site development and the sale of banner advertisements. Revenues relating to web hosting services are recognized on a periodic Revenues basis in accordance with the services and terms of the hosting agreement. Relating to professional and engineering services are recognized on a time and material basis. Advertising revenues are recognized in the period in which the advertisement is delivered, provided that collection of the resulting receivable probable. Advertisers are charged on a per impression or delivery basis up to a maximum as specified in the contract. To date, the duration of the Company's advertising commitments has not exceeded one year. When the Company guarantees a minimum number of impressions or deliveries, revenue is recognized at the lesser of the ratio of impressions delivered over total guaranteed impressions or the straight-line basis over the term of the contract. Product revenue is recognized upon shipment, provided no significant obligations remain and collectibility is possible.

     Periodically, the Company will engage in barter transactions, which are the exchange by the Company of advertising space on the Company's web sites for reciprocal advertising space on other web sites. Revenues from these barter transactions are recorded as advertising revenues at the lower of the estimated fair value of the advertisements received or delivered and are recognized when the advertisements are run on the Company's web sites. Barter expenses are recorded when the Company's advertisements are run on the reciprocal web sites, which is typically in the same period as when advertisements are run on the Company' web sites. There was no barter revenue in the years ended December 31, 1999 and 1998.

     Advertising

     The cost of advertising is expensed as incurred. Advertising costs for the nine months ended September 30, 2000 and 1999 aggregated $74,500 and $118,900, respectively (unaudited). Advertising costs for the years ended December 31, 1999 and 1998 aggregated $989,300 and $26,000, respectively.

                                     BRIGHTCUBE, INC. (FORMERLY PHOTOLOFT, INC.)

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


     Income  Taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, which requires an asset and liability approach. This approach results in the recognition of deferred tax assets (future tax benefits) and liabilities for the expected future tax consequences of temporary differences between the book carrying amounts and the tax basis of assets and liabilities. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled. Future tax benefits are subject to a valuation allowance when management believes it is more likely than not that the deferred tax assets will not be realized.

     New  Accounting  Pronouncement

     In September 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of
     (i) the changes in the fair value of the hedged assets or liabilities, that are attributable to the hedged risk, or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

     Historically, the Company has not entered into derivatives contracts either to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standard to affect its financial statements.

                                     BRIGHTCUBE, INC. (FORMERLY PHOTOLOFT, INC.)

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


     In December 1999, the SEC staff released Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB 101). SAB 101 provides interpretive guidance on the recognition, presentation and disclosure of revenue in the financial statements. SAB 101 must be applied to the financial statements no later than the quarter ending September 30, 2000. The Company does not believe that the adoption of the SAB 101 will have a material affect on the Company's financial results.

     In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44 (FIN 44) Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB Opinion No. 25. FIN 44 clarifies the application of Opinion No. 25 for (a) the definition of employee for purposes of applying Opinion No. 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequences of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain conclusions cover specific events that occur after either December 15, 1998, or January 12, 2000. Due to the repricing of options, FIN 44 may have a material effect on the Company's financial position and results of operations.

     Earnings  Per  Common  Share

     During 1998, the Company adopted the provisions of SFAS No. 128, Earnings Per Share. SFAS No. 128 provides for the calculation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity. For the nine months ended September 30, 2000 and 1999, options and warrants to purchase 28,158,454 and 2,984,850 shares of common stock, respectively, were excluded from computation of diluted earnings per share since their effect would be antidilutive (unaudited). For the year ended December 31, 1999, options and warrants to purchase 4,525,001 shares of common stock were excluded from computation of diluted earnings per share since their effect would be antidilutive. For the year ended December 31, 1998, options to purchase 2,728,539 shares of common stock were excluded from the computation of diluted earnings per share because the options' exercise price was greater than the estimated average fair market value of the common shares.

                                     BRIGHTCUBE, INC. (FORMERLY PHOTOLOFT, INC.)

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

2.   SALE  OF TRADE NAME

     On July 31, 1998, the Company sold all its rights in and to the AltaVista mark and the internet domain name "altavista.com" to Digital Equipment Corporation for a total of $3,100,000, payable $350,000 in cash and $2,750,000 in a promissory note. The note, payable in 12 quarterly installments commencing October 1, 1998, bore interest at 7% annually.

     In October 1999, Digital Equipment Corporation paid the Company $1,804,700 in full settlement of the note, at which time the Company recorded a loss of $108,100.

3.   PROPERTY  AND  EQUIPMENT

     A  summary  of  property and equipment follows:

                                 September 30,   December 31,
                                    2000            1999
                                 ----------     -------------
                                 (UNAUDITED)

Computer and office equipment   $ 1,063,900     $     521,200
Furniture and fixtures               17,300            13,000
------------------------------   ----------     -------------

                                  1,081,200           534,200
Less accumulated depreciation       273,400           116,200
------------------------------   ----------     -------------
                                $   807,800     $     418,000
==============================   ==========     =============

4.   ACCRUED  EXPENSES

     A  summary  of  accrued  expenses  follows:

                                        September 30,   December 31,
                                            2000           1999
                                         ----------    -------------
                                         (UNAUDITED)
Vacation                                 $  134,700   $      54,000
Litigation Settlement (Notes 6 and 12)       65,000         111,900
Professional and consulting fees            148,200          61,900
Salaries and wages                          193,000          16,400
Other                                       154,000          19,300
--------------------------------------   ----------   -------------

                                         $  694,900   $     263,500
                                         ==========   =============

                                     BRIGHTCUBE, INC. (FORMERLY PHOTOLOFT, INC.)

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


5.   COMMITMENTS  AND  CONTINGENCIES

     Leases

     The Company leases its facilities and certain equipment under operating leases. The facility leases require the Company to pay certain maintenance and operating expenses, such as utilities, property taxes and insurance costs. Rent expense was $121,400 and $79,200 for the nine months ended September 30, 2000 and 1999 respectively (unaudited). Rent expense related to operating leases for the years ended December 31, 1999 and 1998 was $98,100 and $39,900, respectively.

     A  summary  of  the  future   minimum   lease   payments   required   under
     non-cancelable operating leases with terms in excess of one year, follows:

     Years ending December 31,       Amount
     -----------------------------  -------
     2000                           $22,700
     2001                            17,400
     2002                             3,500
     -----------------------------  -------
     Future minimum lease payments  $43,600
     =============================  =======

     In October 1999, the Company terminated its office lease and sub-lease agreements (Note 12). The facility lease now operates on a month-to-month basis. Therefore, the monthly obligation related to the facility lease is not reflected in the above minimum lease payment schedule.

     In February 1999, the Company entered into an employment agreement with one of its officers which provides for a severance payment of base salary and bonus compensation through December 31, 2001, as well as immediate vesting of all outstanding stock options if the officer is terminated without cause. The employment agreement also provides that the officer receives bonus compensation of at least $60,000 if the Company reaches certain specific milestones, and options to purchase between 378,344 and 1,135,031 shares of common stock if traffic to the Company's web site reaches an average of 500,000 to 1,000,000 hits per day in any particular month. The exercise price will be the closing price on the first day following the month in which the Company's web site reaches at least 500,000 hits (Note
     12).

     In November 1999, the Company entered into an agreement to obtain financial management services valued at a minimum of $5,000 per month through May 2000 (Note 8).

                                     BRIGHTCUBE, INC. (FORMERLY PHOTOLOFT, INC.)

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


6.   LEGAL  MATTERS

     In April 1999, a former employee and co-founder of ID 4 Life, a product of the Company, filed an action against the Company arising out of the disputed ownership of the ID4Life division of the Company and the termination of that person's employment. In January 2000, in exchange for the release of all claims, the Company paid $20,000 and allowed the former employee to exercise options to purchase 32,500 shares of common stock at no cost.

     In June 1999, a third party corporation filed an action against the Company alleging trade secret misappropriations, unfair competition, and breach of contract arising out of the activities of one of the Company's employees. In May 2000, the parties agreed to a non-monetary settlement, and the action was dismissed (unaudited).

7.   DEBT  AGREEMENTS

     The Company maintains a $200,000 revolving line of credit with a bank that is secured by all corporate assets, including accounts receivable, inventory and intangible assets. The loan is limited to $100,000 until the Company fulfills certain milestone covenants and pays an additional loan fee. The line of credit accrues interest at 2% over the Lender's Prime Rate. Advances against the line of credit are limited to 70% of eligible accounts receivable. As of December 31, 1999 and 1998, this line of credit had no outstanding balance.

     In September 1999, the Company entered into a line of credit agreement with a financial institution, which provides for borrowing of $750,000, bearing interest at 28%. The line of credit expired in September 2000. In September 1999, the Company borrowed $409,700 under this line of credit, and repaid the entire balance in October 1999.

8.   SHAREHOLDERS'  EQUITY (DEFICIENCY)

     Preferred  Stock

     Upon the reverse acquisition and reorganization, the Company authorized 500,000 shares of Preferred Stock, which may be issued in one or more series. The Preferred Stock can be issued with such rights, preferences, and designations as determined by the board of directors.

                                     BRIGHTCUBE, INC. (FORMERLY PHOTOLOFT, INC.)

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


     Prior to the reverse acquisition and reorganization, the Company had authorized 5,000,000 shares of Preferred Stock to be issued in one or more series. As of December 31, 1998, the Company had 2,489,009 Preferred shares issued and outstanding, which were Series A, B and C.

     Each series of Preferred Stock was identical in respect to rights and preferences, as follows:

     Each share of Preferred Stock was entitled to receive cash dividends equal to $.20 per share per annum, payable prior and in preference to any distribution to the holders of Common Stock. The rights to such dividends were not cumulative.

     Each share of Preferred Stock was convertible into such number of Common Stock as determined by dividing $.20 by the then applicable conversion price in effect at the time of the conversion. Due to the conversion of the Company's preferred stock into common stock and a 1.513 stock split in February 1999, as well as the recapitalization of the Company in connection with the reverse acquisition in March 1999, the statements of shareholders' equity and per share data have been restated for all periods presented.

     Common  Stock

     In February 1999, 2,844,112 stock options were exercised for common stock, and 85,011 shares of common stock were issued for services. Also in February 1999, the Company converted its preferred stock into common stock on a 1 to 1.5 basis.

     Immediately following these issuances of common stock and the conversion of preferred stock into common stock, the Company did a 1 to 1.513 stock split in anticipation of the Company entering into a reverse acquisition. On a retroactive basis, the conversion and stock split resulted in the Company having 6,650,145 shares of common stock issued and outstanding as of December 31, 1998.

                                     BRIGHTCUBE, INC. (FORMERLY PHOTOLOFT, INC.)

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


     Immediately following the closing of the reverse acquisition, the Company completed a Private Placement of 2,000,000 shares of common stock aggregating $1,000,000. Additionally, the Company issued 25,000 shares of restricted common stock as payment for a portion of the underwriter's commission and adopted the 1999 Stock Option Plan (the Plan). The Company then granted 225,000 options under the Plan, which vested immediately and were exercised in March 1999.

     In December 1999, the Company issued an aggregate of 326,434 shares of common stock to three shareholders for proceeds of $500,000. Of this amount, $250,000 was not paid until January 2000. This amount is classified as notes receivable as of December 31, 1999. In connection with this issuance of stock, the Company issued warrants to purchase an aggregate of 66,000 shares of common stock. The Company recorded a deemed dividend of $80,000 for the value of these warrants.

     Stock  Purchase  Warrants

     In September 1999, the Company issued warrants to purchase 350,000 shares of common stock at an exercise price of $2.31 in connection with a services agreement. 175,000 of these warrants vested immediately, resulting in deferred compensation cost of $218,800, which is being amortized over the one year term of the agreement.

     In November 1999, the Company issued warrants to purchase 500,000 shares of common stock at an exercise price of $1.01 in connection with a service agreement (Note 5). These warrants vested immediately, resulting in deferred compensation cost of $585,000, which is being amortized over the six month term of the agreement.

                                     BRIGHTCUBE, INC. (FORMERLY PHOTOLOFT, INC.)

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


     As of December 31, 1999, the following common stock warrants were issued and outstanding:

                                   Shares
                                  subject    Exercise     Expiration
                                 to warrant    price         Date
     --------------------------  ----------  ---------  --------------
     Issued with respect to:
       Services agreement           350,000  $    2.31  September 2004
       Services agreement           500,000       1.01   November 2004
       Issuance of common stock      66,000       1.53   December 2004
     ==========================  ==========  =========  ==============

     Stock  Options

     In March 1999, the Company adopted a stock option plan (the Plan), for its employees, directors, and consultants. The Plan was amended in June 1999. The number of shares authorized for options under the Plan is 3,800,000. As of December 31, 1999 there were 148,499 options available for grant. Options are exercisable as determined by the Board of Directors on the date of grant and expire not more than ten years after the date of grant. The Company applies Accounting Principles Board (APB) No. 25, Accounting for Stock Issued to Employees, and Related Interpretations in Accounting for Stock Options Issued to Employees. Under APB Opinion No. 25, employee compensation cost is recognized when the estimated fair value of the underlying stock on date of grant exceeds the exercise price of the stock option. For stock options issued to non-employees, the Company applies SFAS No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model.

                                     BRIGHTCUBE, INC. (FORMERLY PHOTOLOFT, INC.)

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


     A summary of the status of the Company's stock option plan as of December 31, 1999 and 1998 and changes during the years then ended (restated to reflect the 1.513 stock split in February 1999), is presented in the following table:

                                                 Options outstanding
                                 ----------------------------------------------------
                                     December 31, 1999          December 31, 1998
                                 --------------------------  ------------------------
                                                 Wtd.-Avg.                Wtd.-Avg.
                                    Shares     Exer. Price     Shares    Exer. Price
-------------------------------  ------------  ------------  ----------  ------------
Beginning                          5,557,518   $      0.235   2,881,946  $      0.001
Granted                            1,486,576   $      0.358   2,675,572  $      0.480
Exercised                         (3,131,187)  $      0.046          --  $        --
Canceled                            (271,406)  $      0.048          --  $        --
-------------------------------  ------------  ------------  ----------  ------------

Ending                             3,641,501   $      0.754   5,557,518  $      0.235
===============================  ============  ============  ==========  ============
Exercisable at
  year-end                         1,685,534                  3,194,588
                                 ============                ==========
Wtd.-avg. fair value of options
  granted during the year                      $      1.875              $      0.129
                                               ============              ============

     Due to the 1.513 stock split, the effective exercise price of the stock options originally granted at $0.75 was now $0.50; on March 1, 1999, the Company adjusted the exercise price to $0.48.

     In December 1999, the Company repriced certain options granted in 1999 to $1.50, the market value of the Company's common stock on the date of the repricing.

     During the year ended December 31, 1999, the Company granted 605,295 options to non-employees, resulting in compensation expense of $631,800.

                                     BRIGHTCUBE, INC. (FORMERLY PHOTOLOFT, INC.)

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


     The following table summarizes information about stock options outstanding as of December 31, 1999:

                      Options Outstanding
             ----------------------------------    Options Exercisable
                          Wtd.-Avg.              -----------------------
  Range of                Remaining   Wtd.-Avg.               Wtd.-Avg.
  Exercise     Number    Contractual  Exercise      Number    Exercise
  Prices    Outstanding      Life      Price     Outstanding    Price
----------  -----------  -----------  ---------  -----------  ----------
$    0.48     2,675,219   8.58 years  $    0.48    1,217,224  $     0.48
1.50-2.00       965,350   9.59 years       1.51      467,377        1.51
     5.50           932   9.50 years       5.50          932        5.50
----------  -----------  -----------  ---------  -----------  ----------
              3,641,501                            1,685,533
            ===========                          ===========

     While the Company continues to apply APB Opinion No. 25, SFAS No. 123, Accounting for Stock-Based Compensation, requires the Company to provide pro forma information regarding net income (loss) as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed by SFAS No. 123. The Company estimates the fair value of stock options at the grant date by using the minimum value method with the following weighted-average assumptions used for the grants in 1999 and 1998, respectively: dividend yield of 0; expected volatility of 79% and 0; risk-free interest rate of 5.0% and 6.0%; and an expected life of five years for all plan options.

                                     BRIGHTCUBE, INC. (FORMERLY PHOTOLOFT, INC.)

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


     Under the accounting provisions of SFAS No. 123, the Company's net (loss) income available to common shareholders and net (loss) earnings per share would have been reduced (increased) to the pro forma amounts indicated below:

                                             Years ended
                                             -----------
                                     December 31,   December 31,
                                         1999           1998
----------------------------------  --------------  -------------
Net (loss) income available to
  common shareholders:
    As reported                     $  (5,766,100)  $   1,663,300
==================================  ==============  =============
    Pro forma                       $  (6,012,500)  $   1,317,800
==================================  ==============  =============

Basic (loss) earnings per share:
  As reported                       $       (0.49)  $        0.26
==================================  ==============  =============
  Pro forma                         $       (0.52)  $        0.20
==================================  ==============  =============

Diluted (loss) earnings per share:
  As reported                       $       (0.49)  $        0.18
==================================  ==============  =============
  Pro forma                         $       (0.52)  $        0.14
==================================  ==============  =============

9.   INCOME  TAXES

     For the years ended December 31, 1999 and 1998, income tax (benefit) expense comprises:

     1999:    CURRENT    DEFERRED    TOTAL
     -------  --------  ----------  ----------
     FEDERAL  $     --  $(628,600)  $(628,600)
     STATE       1,800   (118,600)   (116,800)
     -------  --------  ----------  ----------
              $  1,800  $(747,200)  $(745,400)
     =======  ========  ==========  ==========

     1998:    CURRENT    DEFERRED    TOTAL
     -------  --------  ----------  ----------
     FEDERAL  $     --  $ 628,600  $  628,600
     State         800    118,600     119,400
     -------  --------  ----------  ----------
              $    800  $ 747,200   $ 748,000
     =======  ========  ==========  ==========

                                     BRIGHTCUBE, INC. (FORMERLY PHOTOLOFT, INC.)

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


     The following summarizes the differences between the income tax expense (benefit) and the amount computed by applying the Federal income tax rate of 34% in 1999 and 1998 to income (loss) before income taxes:

Years ended December 31,                  1999         1998
------------------------------------  ------------  ----------
Federal income tax at statutory rate  $(1,869,200)  $ 819,800
State income taxes, net of federal
  benefit                                (319,300)    138,200
Compensation associated with
  warrant/stock option grants             402,600          --
Increase (decrease) in valuation
  allowance                               974,100    (211,200)
Other, net                                 66,400       1,200
------------------------------------  ------------  ----------
                                      $  (745,400)  $ 748,000
====================================  ============  ==========

     Deferred  tax  assets  (liabilities)  comprise  the  following:

                                    September 30,   December 31,
                                        2000           1999
----------------------------------  ------------  --------------
                                     (UNAUDITED)
Loss carryforwards                  $ 3,953,300   $     952,300
Reserves not currently deductible         6,700           6,700
Depreciation                             (6,400)         (6,400)
Compensation and benefits                21,500          21,500
Valuation allowance                  (2,975,533)       (974,100)
----------------------------------  ------------  --------------
Total deferred tax liabilities      $        --   $          --
==================================  ============  ==============

     The Company has placed a valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such assets.

     As of December 31, 1999, the Company has net operating loss carryforwards available to reduce future taxable income, if any, of approximately $2,540,000 and $1,447,000 for Federal and California state tax purposes, respectively. The benefits from these carryforwards expire in various years through 2019.

                                     BRIGHTCUBE, INC. (FORMERLY PHOTOLOFT, INC.)

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


     Pursuant to the "change in ownership" provisions of the Tax Reform Act of 1986, utilization of the Company's net operating loss carryover may be limited, if a cumulative change of ownership of more than 50% occurs within any three-year period. The Company has not determined if such a change in ownership has occurred.

10.  CONCENTRATIONS

     Major  Customers

     During the nine months ended September 30, 2000, four customers accounted for 18%, 17%, 15% and 13% of net revenues, respectively. As of September 30, 2000, these customers accounted for 66% of total accounts receivable. During the nine months ended September 30, 1999, the Company had three customers that comprised more than 10% of net revenues (unaudited).

     For the year ended December 31, 1999, three customers accounted for 24%, 14% and 14% of net revenues, respectively. As of December 31, 1999, these customers accounted for 94.9% of total accounts receivable. During the year ended December 31, 1998, the Company had no customers that comprised more than 10% of net revenues.

     Credit Risk

     Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents. The Company places its cash and cash equivalents with high quality financial institutions. As of December 31, 1999, the Company had deposits at one financial institution that aggregated $152,000, of which $100,000 is insured by the Federal Deposit Insurance Corporation. As of September 30, 2000, the Company had deposits at two financial institution that aggregated $2,486,600 and $5,009,200, respectively, of which $100,000 each is insured by the Federal Deposit Insurance Corporation (unaudited).


11.  STATEMENTS  OF  CASH FLOWS

                                     BRIGHTCUBE, INC. (FORMERLY PHOTOLOFT, INC.)

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

     During each of the nine months ended September 30, 2000 and 1999, the Company paid $800 for income taxes. During the nine months ended September 30, 2000 and 1999, the Company paid $10,200 and $0 for interest, respectively (unaudited). During the year ended December 31, 1999, the company paid $7,200 for interest and $1,800 for income taxes. During 1998 the company paid $2,800 for interest and $800 for income taxes. During the year ended December 31, 1999, non-cash financing activities included the issuance of 113,611 shares of common stock for services aggregating approximately $156,600, the issuance of 25,000 shares of common stock for the payment of stock issuance costs totaling $12,500, the issuance of 163,217 shares of common stock for notes receivable of $250,000 and deemed dividends of $1,014,000. During the year ended December 31, 1998, non-cash financing activities included the issuance of 323,672 shares of common stock for services aggregating approximately $133,100.

Non-cash financing activities for the nine months ended September 30, 2000 consisted of the following; the issuance of 32,500 shares of common stock in exchange for accrued expenses totaling $15,600; the issuance of warrants to purchase an aggregate of 11,900,000 shares of common stock exchangeable on a two for one basis for common stock; the issuance of 28,000 shares of common stock and warrants to purchase 1,221,000 shares of common stock for fees relating to the private placement of common stock; and a deemed dividend of $357,000 on the redemption of Series A Preferred Stock (unaudited).

Non-cash financing activities for the nine month period ended September 30, 1999 included the issuance of 85,011 shares of common stock for services aggregating approximately $42,500, the issuance of 25,000 shares of common stock for the payment of stock issuance costs totaling $12,500, and a deemed dividend of $934,000 relating to the beneficial conversion of its preferred stock into common stock (unaudited).


12.  SUBSEQUENT EVENTS

     In January 2000, the lessor of the Company's facility filed an action against the Company alleging a breach of a written lease agreement. The Company believes that it has adequately accrued its estimated liability as of December 31, 1999.

     In March 2000, the Company granted an officer options to purchase 378,344 shares of common stock at an exercise price of $3.44 as a bonus, pursuant to the officer's employment agreement described in Note 5.

     In March 2000, the Company obtained additional financing of $980,500, net of issuance costs of $79,500, through the issuance of 106 shares of Series A convertible preferred stock to investors. The Company also issued warrants to purchase an aggregate of 185,500 shares of common stock with an exercise price of $3.30, expiring March 2005. The preferred stock is convertible into shares of the Company's common stock, based on the number of days from the issuance date through the conversion date, and the conversion price, which is the lower of $2.65 or 80% of the average market price for the Company's common stock for the last five trading days immediately preceding the date of conversion. In June 2000, the Company redeemed all 106 shares of Series A convertible preferred stock by paying an aggregate of $1,272,000 and issuing warrants to purchase an aggregate of 80,140 shares of common stock at an exercise price of $3.30 per share (unaudited).

     In March 2000, the Company sold 400,000 warrants with an exercise price of $0.10 to an investor for proceeds of $10,000. The warrants expire March 2005, and are exercisable as soon as the investor provides a term sheet to assist the Company in locating financing of at least $15 million, regardless of whether the financing is successfully completed. In May 2000, the investor provided a term sheet for assisting us in locating financing. The warrants were issued and are subsequently exercisable (unaudited).

                                     BRIGHTCUBE, INC. (FORMERLY PHOTOLOFT, INC.)

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


     In March 2000, the Company obtained loans from two shareholders aggregating $115,000. Such amounts have been repaid as of November 30, 2000(unaudited).

     In March 2000, the Company entered into employment agreements with three of its officers, one of which replaced an existing agreement entered into in February 1999. All three agreements are for one year, from March 15, 2000 through March 15, 2001. One officer's employment agreement provides for the granting of 250,000 options after a term sheet is signed for a major financing, and another 500,000 options on the effective date of a major financing. In May 2000, the Company entered into a two year employment contract with the officer that replaced the existing agreement. This new agreement cancelled the 750,000 options (unaudited).

     In April 2000 the Company repriced 500,000 warrants, originally granted with an exercise price of $1.0093, to $0.10 (unaudited).

     In April 2000, the Company granted warrants to purchase 200,000 shares of common stock to a consultant at an exercise price of $0.10, and granted warrants to purchase 100,000 shares of common stock to the same consultant at an exercise price of $1.00. The warrants expire April 2005, and the vesting of the warrants is contingent upon the consultant assisting the Company in obtaining a term sheet for financing of at least $15,000,000, regardless of whether the financing is successfully completed. The warrants are currently exercisable. (unaudited).

     In May 2000, the Company received a loan of $50,000 from an officer. The loan was repaid in June 2000 (unaudited).

     In May 2000, the Company received a loan of $275,000 from an investor. The note, bearing interest at 10% per annum, was repaid in July 2000 (unaudited).

     In May 2000, the Company entered into an agreement in which it issued warrants to purchase 200,000 shares of common stock at exercise prices ranging from $2.75 to $4.50 in exchange for investor relation services. Fifty percent of the warrants vested upon execution of the agreement, and the remaining fifty percent will vest if the agreement is renewed after 6 months (unaudited).

     In June 2000, the Company entered into an employment agreement with an officer, expiring June 26, 2003. The employment agreement provides for the granting of options to purchase 400,000 shares of common stock at an exercise price of $2.44 per share and for base salary compensation through the expiration date of the agreement if the officer is terminated without cause (unaudited).

     In June 2000, the Company issued 900 shares of Series B convertible preferred stock to an investor for proceeds of $9,000. The Series B convertible preferred stock was convertible, on or before July 8, 2000, into 50% of the Company's shares of common stock on a fully-diluted basis, following such conversion. In July, 2000, the Series B convertible preferred stock was exchanged for 27,914,023 shares of common stock and warrants to purchase 11,900,000 shares of common stock at an exercise price of $1.65 per share. The warrants can be exchanged for 5,950,000 common stock (a two-for-one basis) after December 8, 2000. This transaction has been recorded as a stock issuance cost for the subsequent private placement of common stock (unaudited).

     From May 2000 through July 2000, the Company issued 10,646,600 shares in a private placement of common stock and three-year warrants to purchase 5,323,300 shares of common stock at an exercise price of $1.65 for proceeds of $12,218,800, net of stock issuance costs of $1,089,200. In connection with the private placement, 28,000 shares of common stock and three-year warrants to purchase 1,221,000 shares of common stock at an exercise price of $1.65 per share were issued as investor referral fees. The 28,000 shares of common stock and the 1,221,000 three-year warrants issued as fees have an aggregate value of $1,263,000 and are considered a stock issuance cost (unaudited).

     In July 2000, the Company's Board of Directors increased the number of authorized shares of common stock to 200,000,000 (unaudited).

     In July 2000, the Company issued three year warrants to purchase 300,000 shares of common stock at an exercise price of $1.65 in settlement of a dispute relating to a binding letter of intent for an equity financing. The $378,000 fair value of the warrant has been recorded as stock based compensation expense (unaudited).

     In November 2000, the Company revised and superceded it's May 2000 investor relations service agreement. The new agreement provides for the issuance of 200,000 shares of common stock, payment of $100,000 and the issuance of warrants to purchase 200,000 shares of common stock at exercise prices ranging from $2.75 to $4.50 in exchange for investor relations services (unaudited).

     In November 2000, the Company signed a definitive agreement to merge with Extreme Velocity Group (EVG), a provider of Internet and imaging solutions to the business to business art market. In connection with the merger, the Company will issue approximately 18 million shares of our common stock in exchange for all outstanding shares of EVG. In addition, the Company will pay $800,000 in cash to the principal shareholder of EVG and assume a $690,000 line of credit. The merger is expected to close within 60 days and will be accounted for under the purchase method of accounting. The boards of directors of both companies have approved the merger. There exists a number of conditions precedent to the merger; there being the absence of any temporary restraining orders or injunctions preventing the merger, the consummation of relevant employment and lease agreements, executing registration rights agreements and obtaining third party consents and non-competition agreements where applicable. In anticipation of the closing of the merger, on December 14, 2000 the Company reduced its Campbell, California staff from 44 persons to 20 persons. This reduction, which impacted all departments of Brightcube is intended to eliminate duplication in operations and personnel after the merger is consummated. Amounts paid for severance did not have a material affect on the financial statements (unaudited).

     In December 2000, PCA International filed a complaint in North Carolina against the Company alleging breach of contract and business damages in the amount of $75,000. We intend to vigorously oppose these claims (unaudited).

     In December 2000, the Company changed its name to Brightcube, Inc. (unaudited).

     Until __________, 2001, 25 days after the date of this prospectus, all dealers that buy, sell or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                  BRIGHTCUBE, INC.


                                20,434,383 Shares of
                                    Common Stock


                            ________________________

                                   PROSPECTUS
                            ________________________

                                      , 2000

     PART  II     -     INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

ITEM  24     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     The General Corporation Law of Nevada limits the liability of officers and directors for breach of fiduciary duty except in certain specified circumstances, and also empowers corporations organized under Nevada Law to indemnify officers, directors, employees and others from liability in certain circumstances such as where the person successfully defended himself on the merits or acted in good faith in a manner reasonably believed to be in the best interests of the corporation.

     Our Articles of Incorporation, with certain exceptions, eliminate any personal liability of a directors or officers to us or our stockholders for monetary damages for the breach of such person's fiduciary duty, and, therefore, an officer or director cannot be held liable for damages to us or our stockholders for gross negligence or lack of due care in carrying out his or her fiduciary duties as a director or officer except in certain specified instances. We may also adopt by-laws which provide for indemnification to the full extent permitted under law which includes all liability, damages and costs or expenses arising from or in connection with service for, employment by, or other affiliation with us to the maximum extent and under all circumstances permitted by law.

     There are presently no material pending legal proceedings to which a director, officer and employee of ours is a party. There is no pending litigation or proceeding involving one of our directors, officers, employees or other agents as to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

     We have entered into indemnification agreements with our directors and officers. These agreements will provide, in general, that we shall indemnify and hold harmless such directors and officers to the fullest extent permitted by law against any judgments, fines, amounts paid in settlement, and expenses, including attorneys' fees and disbursements, incurred in connection with, or in any way arising out of, any claim, action or proceeding against, or affecting, such directors and officers resulting from, relating to or in any way arising out of, the service of such persons as our directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM  25     OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     The following table sets forth an itemization of various expenses, all of which we will pay, in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee           $  9,600
Accounting Fees and Expenses                                  $ 20,000
Legal Fees and Expenses                                       $ 60,000
Miscellaneous                                                 $ 50,400
                                                              --------
         Total                                                $140,000

ITEM  26     RECENT  SALES  OF  UNREGISTERED  SECURITIES

     Set forth in chronological order is information regarding shares of common stock issued and options and warrants and other convertible securities granted by us during the past three years. Also included is the consideration, if any, received by us for such shares and options and information relating to the section of the Securities Act, or rule of the SEC under which exemption from registration was claimed.

     Transactions described in Items (1) through (4) below refer to the securities of PhotoLoft.com, a California corporation which was the predecessor entity of the filer of this form, and transactions described in Items (5) through (15) below refer to the securities of PhotoLoft.com. a Nevada corporation which is the filer of this form. Unless otherwise indicated, information set forth below regarding shares of our common stock reflect the
1.5133753 for 1 conversion ratio applied to shares of PhotoLoft.com. common stock at the time of the reorganization referred to in Item (5) below. In July 2000, we changed our name to Photoloft, Inc. to reflect our new business model. In December 2000, we changed our name to Brightcube, Inc.

     (1) From January 1999 to December 1999 PhotoLoft.com. issued options to purchase the aggregate amount of 970,201 shares of common stock to 22 employees, 6 consultants and 5 directors pursuant to PhotoLoft.com's stock option plan with exercise prices from $0.48 per share to $5.25 per share. These issuances were made in reliance on Section 4(2) of the Securities Act of 1933 and/or Rule 701 promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to PhotoLoft.com that the shares were being acquired for investment.

     (2) In February, 1999 we issued the aggregate amount of 2,844,112 shares of common stock upon the exercise of options to purchase common stock
which   were  granted  to  3  employees,  3   directors  and  2  consultants  of
PhotoLoft.com  between  1993  and  1998.  The issuances were made in reliance on
Section 4(2) of the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to PhotoLoft.com that the shares were being acquired for investment.

     (3) In February 1999, we issued 5,650,207 shares of common stock in exchange and upon the conversion of shares of issued and outstanding series A, B and C preferred stock of PhotoLoft.com. The issuances were made in reliance on
Section 4(2) of the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to PhotoLoft.com that the shares were being acquired for investment.

     (4) From February 1999 to June 1999, PhotoLoft.com issued 124,111 shares of common stock to 7 consultants of PhotoLoft.com in exchange for services valued at $156,600. The issuances were made in reliance on Section 4(2) of the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who
represented   to   PhotoLoft.com   that  the  shares  were  being  acquired  for
investment.

     (5) In March 1999, under the terms of the reorganization with Data Growth, Inc., PhotoLoft.com issued the aggregate amount of 9,579,266 shares of common stock to the shareholders of PhotoLoft.com in exchange for their shares of common stock of PhotoLoft.com, Inc. The issuances were made in reliance on Section 4(2) of the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to PhotoLoft.com that the shares were being acquired for investment.

     (6) In March 1999, under the terms of the reorganization with Data Growth, Inc., the holders of options to purchase common stock of PhotoLoft, Inc., exchanged their options for options to purchase the aggregate amount of 2,795,734 shares of common stock of PhotoLoft, Inc. These issuances were made in reliance on Section 4(2) of the Securities Act of 1933 and/or Rule 701 promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to PhotoLoft, Inc. that the shares were being acquired for investment.

     (7) In March 1999, pursuant to the terms of the reorganization with Data Growth, Inc. PhotoLoft.com conducted a private offering of its common stock. Pursuant to that offering, a total of 2,000,000 shares of common stock were sold for total cash consideration of $1,000,000. The issuances were made in reliance on Section 4(2) of the Securities Act of 1933 under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to PhotoLoft.com that the shares were being acquired for investment.

     (8) In March 1999, PhotoLoft.com issued 228,375 shares of common stock upon the exercise of options to purchase common stock held by employees, directors and consultants of PhotoLoft, Inc. These options were issued in 1999 and had exercise prices of $0.50 per share. These issuances were made in reliance on Section 4(2) of the Securities Act of 1933 and/or Rule 701 promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to PhotoLoft, Inc. that the shares were being acquired for investment.

     (9) In March 1999, PhotoLoft.com issued 25,000 shares of common stock to Baytree Capital Associates pursuant to the terms of a Letter Agreement with Baytree Capital Associates for financial business consulting services. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and was made without general solicitation or advertising. The purchaser was a sophisticated investor with access to all relevant information necessary to evaluate the investment, and who represented to PhotoLoft.com that the shares were being acquired for investment.

     (10) In September 1999, we issued warrants to purchase up to 350,000 shares of common stock to Xoom.com in consideration for services performed for PhotoLoft, Inc. by Xoom.com pursuant to a services agreement. The exercise price for the warrants is $2.31 per share. The issuance was made in reliance on
Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and was made without general solicitation or advertising. The purchaser was a sophisticated investor with access to all relevant information necessary to evaluate the investment, and who represented to PhotoLoft, Inc. that the shares were being acquired for investment.

     (11) In November 1999, we issued warrants to purchase up to 500,000 shares of common stock at an exercise price of $1.01 to a financial consultant in partial consideration for services to be performed for us pursuant to a financial management services agreement. The issuance was made in reliance on
Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and was made without general solicitation or advertising. The purchaser was a sophisticated investor with access to all relevant information necessary to evaluate the investment, and who represented to us that the shares were being acquired for investment. In April 2000, the exercise price was reduced to $0.10.

     (12) In November, 1999 we issued 58,700 shares of common stock to one of our option holders upon the exercise of options to purchase common stock. The issuance were made in reliance on Section 4(2) of the Securities Act of 1933 and/or Rule 701 promulgated under the Securities Act of 1933 and was made without general solicitation or advertising. The purchaser was a sophisticated investor with access to all relevant information necessary to evaluate the investment, and who represented to PhotoLoft.com that the shares were being acquired for investment.

     (13) In December 1999, we issued options to purchase up to 288,000 shares of common stock to 1 officer with an exercise price of $1.50 per share. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Rule 701 promulgated under the Securities Act of 1933 and was made without general solicitation or advertising. The purchaser was a sophisticated investor with access to all relevant information necessary to evaluate the investment, and who represented that the shares were being acquired for investment.

     (14) In December 1999, we issued 326,434 shares of common stock in exchange for $500,000 and warrants to purchase up to 66,000 shares of common stock with exercise prices of $1.5317 per share to three investors. The issuances were made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and was made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate the investments, and who represented that the shares were being acquired for investment.

     (15) In March 2000, we issued options to purchase up to 378,344 shares of our common stock to one of our officers pursuant to the terms of our employment agreement with the officer. The exercise price for the options was $3.44 per share, which was not less than the fair market value of the shares on the date of grant. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Rule 701 promulgated under the Securities Act of 1933 and was made without general solicitation or advertising. The purchaser was a sophisticated investor with access to all relevant information necessary to evaluate the investment, and who represented to us that the shares were being acquired for investment.

     (16) In March 2000, we issued 106 shares of preferred stock, designated series A preferred stock, in exchange for $1,060,000 to investors in a private placement. We subsequently redeemed the series A preferred stock in June, 2000. In consideration for services in connection with the sale of our Series A Preferred Stock in March 2000 we issued 185,500 warrants to purchase shares of our common stock. These warrants may be exercised at any time during the five-year period following their issuance at an exercise price of $3.30 per share. The number of shares issuable upon exercise of the warrants is subject to adjustment upon the occurrence of stock splits, dividends or reclassifications. The warrants do not carry registration rights. In connection with the June 2000 redemption of our Series A Preferred Stock, we issued warrants to purchase an additional 80,140 shares of common stock with the same terms and conditions; provided that we are obligated to register the shares of common stock underlying the June 2000 warrants.

     (17) In March 2000 we entered into a new employment agreement with Jack Marshall in which he will receive 250,000 bonus options, granted under the Employee Stock Option Plan, upon acceptance by the Board of a term sheet for a sale of PhotoLoft, Inc. or a major financing. Employee will receive 500,000 bonus options, granted under the Employee Stock Option Plan, on the Effective Date of a sale of PhotoLoft, Inc. or major financing. In June, 2000 Jack
Marshall entered into a new employment agreement which replaced the March 15, 2000 agreement. The new employment agreement did not include the 750,000 bonus options provision for the boards acceptance of a term sheet or major financing.

     (18) In March 2000, we sold 400,000 warrants with an exercise price of $0.10 to OPUS X, an affiliate of Intellect Capital Group, LLC for proceeds of $10,000. Terren Peizer is the beneficial owner of DSRR Capital LLC which is the beneficial owner of Opus X. The warrants expire March 2005, and are exercisable as soon as the investor provides a term sheet to assist us in locating financing of at least $15 million, regardless of whether the financing is successfully completed. In May 2000, the investor provided a term sheet for assisting us in locating financing. The warrants were issued and are subsequently exercisable.

     (19) In April 2000, we granted warrants to purchase 200,000 shares of common stock to an investor at an exercise price of $0.10, and granted warrants to purchase 100,000 shares of common stock to the investor at an exercise price of $1.00. The warrants expire in April 2005, and the vesting of the warrants is contingent upon the investor assisting us in obtaining a term sheet for financing of at least $15,000,000, regardless of whether the financing is successfully completed. The warrants are currently exercisable.

     (20) In May 2000, we entered into an agreement in which we issued warrants to purchase 200,000 shares of common stock at exercise prices ranging from $2.75 to $4.50 in exchange for investor relation services. Fifty percent of the warrants vested upon execution of the agreement, and the remaining fifty percent will vest if the agreement is renewed after 6 months.

     (21) In June 2000, we issued 900 shares of Series B convertible preferred stock to an investor for proceeds of $9,000. The Series B convertible preferred stock was convertible, on or before July 8, 2000, into 50% of the Company's shares of common stock on a fully-diluted basis, following such conversion. In July, 2000, the Series B convertible preferred stock was exchanged for 27,914,023 shares of common stock and warrants to purchase 11,900,000 shares of common stock at an exercise price of $1.65 per share. The warrants are not exercisable before December 8, 2000; after that date, they may be exercised, or exchanged on a two-for one basis for shares of our common stock. This transaction recorded as a stock issuance cost for the subsequent private placement of common stock.

     (22) From May 2000 through July 2000, we issued 10,646,600 shares of common stock and warrants to purchase 5,323,300 shares of common stock at an exercise price of $1.65 for proceeds of $12,218,800, net of stock issuance costs of $1,089,200. We also issued 28,000 shares of common stock and 1,221,000 warrants at an exercise price of $1.65 per share as a stock issuance fee.

     (23) In July 2000, we issued warrants to purchase 300,000 shares of common stock at an exercise price of $1.65 in settlement of a dispute relating to a binding letter of intent for an equity financing.

     (24) In November 2000, the Company revised and superceded it's May 2000 investor relations service agreement. The new agreement provides for the issuance of 200,000 shares of common stock, payment of $100,000 and the issuance of warrants to purchase 200,000 shares of common stock at exercise prices ranging from $2.75 to $4.50 in exchange for investor relations services.

ITEM  27.     EXHIBITS

The  following  exhibits  are  filed  with  this  Registration  Statement:

Exhibit No.     Exhibit  Name
----------      -------------
2.1    Agreement and Plan of  Reorganization  dated as of February 16, 1999 by and among Data Growth,  Inc. Gary B. Peterson and the Registrant  (Incorporated
       by Reference to Exhibit 2.1 of the Registrant's  Registration  Statement on
       Form 10-SB (File No. 000-26957), as amended (the "Form 10-SB")).

3.1    Articles of Incorporation  of the Registrant  (Incorporated by Reference to
       Exhibit 3.1 of the Form 10-SB).

3.2    Certificate of Amendment to the Articles of Incorporation of the Registrant
       (Incorporated by Reference to Exhibit 3.2 of the Form 10-SB).

3.3    By-Laws of Registrant (Incorporated by Reference to Exhibit 3.3 of the Form
       10-SB).

3.4    Certificate of Designations, Preferences and Rights of Series A Convertible
       Preferred Stock of the Registrant (Incorporated by Reference to Exhibit 3.4 of the Registrant's Annual Report on Form 10-KSB for the year ended
       December 31, 2000 (the "Form 10KSB").

3.5    Certificate of Designations, Preferences and Rights of Series B Convertible
       Preferred Stock of the Registrant.

4.1    Sample Stock  Certificate of the Registrant  (Incorporated  by Reference to
       Exhibit 4.1 of the Form 10-SB).

4.2    See Exhibit Nos. 3.1, 3.2, 3.3, and 3.4.

4.3 Form of Voting Agreement, dated as of June 8, 2000, by and between the Registrant and certain shareholders (Incorporated by Reference to Exhibit
       4.3 of the Form 8-K).

5.1 Opinion of Silicon Valley Law Group with respect to the legality of securities being registered.

10.1   Engagement  letter  dated  October  24,  1997  between  Gary Kremen and the
       Registrant (Incorporated by Reference to Exhibit 10.9 of the Form 10-SB).

10.2   Distribution  Agreement  dated  March,  1998 by and between  Kuni  Research
       International  Corporation and the Registrant (Incorporated by Reference to
       Exhibit 10.11 of the Form 10-SB).

10.3   Lease Agreement dated July 8, 1998 by and between The  Manufacturer's  Life
       Insurance Company, (U.S.A.) Company, Ltd., and the Registrant (Incorporated by Reference to Exhibit 10.12 of the Form 10-SB).

10.4   Sublease  Agreement  dated  September  1,  1998  by  and  between  Surefire
       Verification, Inc. and the Registrant (Incorporated by Reference to Exhibit
       10.14 of the Form 10-SB).

10.5   Amendment  to  an  Agreement  with   Infomedia,   dated  January  15,  1999
       (Incorporated by Reference to Exhibit 10.16 of the Form 10-SB).


                                      II-6

10.6   Sublease   Agreement   dated   February  1,  1999  by  and  between  Summit
       Microelectronics  and the Registrant  (Incorporated by Reference to Exhibit
       10.17 of the Form 10-SB).

10.7 Amendment No. 1 to Consulting Services Agreement, dated February 9, 1999 by and between Hewlett-Packard Company and the Registrant (Incorporated by Reference to Exhibit 10.18 of the Form 10-SB).

10.8   Letter  Agreement,  dated February 10, 1999 by and between Bay Tree Capital
       Associates,  LLC and the Registrant  (Incorporated  by Reference to Exhibit
       10.19 of the Form 10-SB).

10.9   Employment Agreement dated March 15, 2000 by and between Mr. Jack Marshall,
       Chris McConn, Kay Wolf Jones and Brian Dowd the Registrant.

10.10  Stock Option Plan of the Registrant  (Incorporated  by Reference to Exhibit
       10.21 of the Form 10-SB).

10.11  Form of Stock  Option  Agreement  issued under the Stock Option Plan of the
       Registrant (Incorporated by Reference to Exhibit 10.22 of the Form 10-SB).

10.12 Stock Option Agreement dated July 1, 1999 by and between Chris McConn and the Registrant (Incorporated by Reference to Exhibit 10.23 of the Form
       10-SB).

10.13 Stock Option Agreement dated July 1, 1999 by and between Jack Marshall and the Registrant (Incorporated by Reference to Exhibit 10.24 of the Form
       10-SB).

10.14 Internet Services and Co-Location Agreement, dated March 15, 1999 by and between AboveNet Communications, Inc. and the Registrant (Incorporated by
       Reference to Exhibit 10.27 of the Form 10-SB).

10.15  Representation  Agreement,  dated April 26,  1999,  by and between  ADSmart
       Network and the Registrant (Incorporated by Reference to Exhibit 10.29 of the Form 10-SB).

10.16  Agreement,   dated  July  31,  1998,  by  and  between  Digital   Equipment
       Corporation and the Registrant  (Incorporated by Reference to Exhibit 10.32
       of the Form 10-SB).

10.17  Consulting  Services  Agreement,  dated  October  22,  1998 by and  between
       Hewlett-Packard  Company and the Registrant  (Incorporated  by Reference to
       Exhibit 10.33 of the Form 10-SB).


                                      II-7

10.18  Loan and  Security  Agreement,  dated  September  27,  1999 by and  between
       Aerofund Financial,  Inc. and the Registrant  (Incorporated by Reference to
       Exhibit 10.34 of the Form 10-SB).

10.19  Subscription  Agreement,  dated  December  1999,  by and  between  John  C.
       Marshall, Martha Ann Marshall and the Registrant (Incorporated by Reference to Exhibit 10.35 of the Form 10-SB).

10.20  Warrant  Agreement  dated  December  1999, by and between John C. Marshall,
       Martha Ann  Marshall  and the  Registrant  (Incorporated  by  Reference  to
       Exhibit 10.36 of the Form 10-SB).

10.21  Subscription  Agreement,  dated  December  1999,  by  and  between  Barbara
       Marshall and the Registrant (Incorporated by Reference to Exhibit 10.37 of the Form 10-SB).

10.22 Warrant Agreement dated December 1999, by and between Barbara Marshall and the Registrant (Incorporated by Reference to Exhibit 10.38 of the Form
       10-SB).

10.23  Subscription Agreement,  dated December 1999, by and between Lisa Marshall,
       Don Welsh and the Registrant (Incorporated by Reference to Exhibit 10.39 of the Form 10-SB).

10.24  Warrant  Agreement  dated December 1999, by and between Lisa Marshall,  Don
       Welsh and the Registrant (Incorporated by Reference to Exhibit 10.40 of the Form 10-SB).

10.25  Stock Option  Agreement  dated December 1999, by and between Lisa Marshall,
       Don Welsh and the Registrant (Incorporated by Reference to Exhibit 10.41 of the Form 10-SB).

10.26 Securities Purchase Agreement dated March 3, 2000 by and between the purchasers of the Registrant's Series A Convertible Preferred Stock and the
       Registrant (Incorporated by Reference to Exhibit 10.26 of the Form 10KSB).

10.27 Registration Rights Agreement dated March 3, 2000 by and between the purchasers of the Registrant's Series A Convertible Preferred Stock and the
       Registrant (Incorporated by Reference to Exhibit 10.27 of the Form 10KSB).

10.28  Placement  Agency  Agreement  dated  March 3, 2000 by and between May Davis
       Group, Inc. and the Registrant (Incorporated by Reference to Exhibit 10.28 of the Form 10KSB).

10.29  Form of Warrant  Agreement  to Purchase  Common  Stock  issued to May Davis
       Group, Inc. as of March 3, 2000 (Incorporated by Reference to Exhibit 10.29 of the Form 10KSB).


                                      II-8

10.30  Financial  Management Support Services  Agreement dated November 29, 1999 by and  between Asher  Investment  Group,  Inc.  and  the Registrant 2000
       (Incorporated by Reference to Exhibit 10.30 of the Form 10KSB).

10.31 Stock Purchase Agreement, dated as of April 18, 2000, by and between the Registrant and Intellect Capital Group, LLC shareholders (Incorporated by
       Reference to Exhibit 10.31 of the Form 8-K).

10.32  Registration  Rights  Agreement,  dated June 8,  2000, by and between the
       Registrant and Intellect Capital Group, LLC shareholders (Incorporated by
       Reference to Exhibit 10.32 of the Form 8-K).

10.33  Loan  and  Security  Agreement,  dated  May  18, 2000, by and between the
       Registrant and Intellect Capital Group, LLC shareholders (Incorporated by
       Reference to Exhibit 10.33 of the Form 8-K).

10.34  Promissory  Note,  dated  May 18, 2000,  by  the  Registrant  in favor of
       Intellect  Capital  Group, LLC shareholders (Incorporated by Reference to
       Exhibit 10.34 of the Form 8-K).

10.35  Side  Letter,  dated  May  22, 2000, by  and  between  the Registrant and
       Intellect  Capital  Group, LLC shareholders (Incorporated by Reference to
       Exhibit 10.35 of the Form 8-K).

10.36  Form  of  Shareholder  Agreement,  dated  June  8,  2000,  by  and  among
       Registrant and certain shareholders (Incorporated by Reference to Exhibit
       10.36 of the Form 8-K).

21.1 Subsidiaries of the Company (Incorporated by Reference to Exhibit 21.1 of the Form 10-SB)

23.1   Consent of BDO Seidman, LLP

23.2   Consent of Silicon Valley Law Group (included in Exhibit 5.1)

24     Power of Attorney (included on signature page) **

**     Previously filed


ITEM  28.     UNDERTAKINGS

The  undersigned  registrant  hereby  undertakes  to:

(1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)
          (230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

        [Provided, however, that paragraphs (b)(1)(i) and (b)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities and Exchange of 1934 that are incorporated by reference in the registration statement].

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this amendment to registration statement to be signed on its behalf by the undersigned, in the City of Campbell, State of California, on December 20, 2000.


BRIGHTCUBE, INC.


By:  /s/  Edward C. Macbeth
------------------------------------
Edward c. Macbeth
President and COO

                                  POWER OF ATTORNEY

SIGNATURE                    TITLE                                  DATE
---------                    -----                                  ----

 /s/ Edward C. Macbeth    President, Chief Operating           December 20, 2000
----------------------    Officer, Director
    Edward C. Macbeth

 /s/ Brian P. Dowd        Chief Financial Officer              December 20, 2000
----------------------    (Principal Finance and Accounting
    Brian P. Dowd         Officer)

 /s/ Terren S. Peizer     Chairman and Director                December 20, 2000
----------------------
    Terren S. Peizer

 /s/ Jack Marshall        Vice Chairman and Director           December 20, 2000
----------------------
    Jack Marshall


 /s/ Bernard Girma         Director                            December 20, 2000
----------------------
    Bernard Girma


 /s/ Richard Anderson      Director                            December 20, 2000
----------------------
    Richard Anderson

INDEX  TO  EXHIBITS

2.1 Agreement and Plan of Reorganization dated as of February 16, 1999 by and among Data Growth, Inc. Gary B. Peterson and the Registrant (Incorporated by Reference to Exhibit 2.1 of the Registrant's Registration Statement on
       Form 10-SB (File No. 000-26957), as amended (the "Form 10-SB")).

3.1    Articles of Incorporation  of the Registrant  (Incorporated by Reference to
       Exhibit 3.1 of the Form 10-SB).

3.2    Certificate of Amendment to the Articles of Incorporation of the Registrant
       (Incorporated by Reference to Exhibit 3.2 of the Form 10-SB).

3.3    By-Laws of Registrant (Incorporated by Reference to Exhibit 3.3 of the Form
       10-SB).

3.4    Certificate of Designations, Preferences and Rights of Series A Convertible
       Preferred Stock of the Registrant (Incorporated by Reference to Exhibit 3.4 of the Registrant's Annual Report on Form 10-KSB for the year ended
       December 31, 2000 (the "Form 10KSB").

3.5    Certificate of Designations, Preferences and Rights of Series B Convertible
       Preferred Stock of the Registrant.

4.1    Sample Stock  Certificate of the Registrant  (Incorporated  by Reference to
       Exhibit 4.1 of the Form 10-SB).

4.2    See Exhibit Nos. 3.1, 3.2, 3.3, and 3.4.

4.3 Form of Voting Agreement, dated as of June 8, 2000, by and between the Registrant and certain shareholders (Incorporated by Reference to Exhibit
       4.3 of the Form 8-K).

5.1 Opinion of Silicon Valley Law Group with respect to the legality of securities being registered.

10.1   Engagement  letter  dated  October  24,  1997  between  Gary Kremen and the
       Registrant (Incorporated by Reference to Exhibit 10.9 of the Form 10-SB).

10.2   Distribution  Agreement  dated  March,  1998 by and between  Kuni  Research
       International  Corporation and the Registrant (Incorporated by Reference to
       Exhibit 10.11 of the Form 10-SB).

10.3   Lease Agreement dated July 8, 1998 by and between The  Manufacturer's  Life
       Insurance Company, (U.S.A.) Company, Ltd., and the Registrant (Incorporated by Reference to Exhibit 10.12 of the Form 10-SB).


                                      II-12

10.4   Sublease  Agreement  dated  September  1,  1998  by  and  between  Surefire
       Verification, Inc. and the Registrant (Incorporated by Reference to Exhibit
       10.14 of the Form 10-SB).

10.5   Amendment  to  an  Agreement  with   Infomedia,   dated  January  15,  1999
       (Incorporated by Reference to Exhibit 10.16 of the Form 10-SB).

10.6   Sublease   Agreement   dated   February  1,  1999  by  and  between  Summit
       Microelectronics  and the Registrant  (Incorporated by Reference to Exhibit
       10.17 of the Form 10-SB).

10.7 Amendment No. 1 to Consulting Services Agreement, dated February 9, 1999 by and between Hewlett-Packard Company and the Registrant (Incorporated by Reference to Exhibit 10.18 of the Form 10-SB).

10.8   Letter  Agreement,  dated February 10, 1999 by and between Bay Tree Capital
       Associates,  LLC and the Registrant  (Incorporated  by Reference to Exhibit
       10.19 of the Form 10-SB).

10.9   Employment  Agreement  by  and  between  Jack  Marshall, Chris  McConn, Kay
       Wolf Jones, Brian Dowd and the Registrant.

10.10  Stock Option Plan of the Registrant  (Incorporated  by Reference to Exhibit
       10.21 of the Form 10-SB).

10.11  Form of Stock  Option  Agreement  issued under the Stock Option Plan of the
       Registrant (Incorporated by Reference to Exhibit 10.22 of the Form 10-SB).

10.12 Stock Option Agreement dated July 1, 1999 by and between Chris McConn and the Registrant (Incorporated by Reference to Exhibit 10.23 of the Form
       10-SB).

10.13 Stock Option Agreement dated July 1, 1999 by and between Jack Marshall and the Registrant (Incorporated by Reference to Exhibit 10.24 of the Form
       10-SB).

10.14 Internet Services and Co-Location Agreement, dated March 15, 1999 by and between AboveNet Communications, Inc. and the Registrant (Incorporated by
       Reference to Exhibit 10.27 of the Form 10-SB).

10.15  Representation  Agreement,  dated April 26,  1999,  by and between  ADSmart
       Network and the Registrant (Incorporated by Reference to Exhibit 10.29 of the Form 10-SB).

10.16  Agreement,   dated  July  31,  1998,  by  and  between  Digital   Equipment
       Corporation and the Registrant  (Incorporated by Reference to Exhibit 10.32
       of the Form 10-SB).


                                      II-13

10.17  Consulting  Services  Agreement,  dated  October  22,  1998 by and  between
       Hewlett-Packard  Company and the Registrant  (Incorporated  by Reference to
       Exhibit 10.33 of the Form 10-SB).

10.18  Loan and  Security  Agreement,  dated  September  27,  1999 by and  between
       Aerofund Financial,  Inc. and the Registrant  (Incorporated by Reference to
       Exhibit 10.34 of the Form 10-SB).

10.19  Subscription  Agreement,  dated  December  1999,  by and  between  John  C.
       Marshall, Martha Ann Marshall and the Registrant (Incorporated by Reference to Exhibit 10.35 of the Form 10-SB).

10.20  Warrant  Agreement  dated  December  1999, by and between John C. Marshall,
       Martha Ann  Marshall  and the  Registrant  (Incorporated  by  Reference  to
       Exhibit 10.36 of the Form 10-SB).

10.21  Subscription  Agreement,  dated  December  1999,  by  and  between  Barbara
       Marshall and the Registrant (Incorporated by Reference to Exhibit 10.37 of the Form 10-SB).

10.22 Warrant Agreement dated December 1999, by and between Barbara Marshall and the Registrant (Incorporated by Reference to Exhibit 10.38 of the Form
       10-SB).

10.23  Subscription Agreement,  dated December 1999, by and between Lisa Marshall,
       Don Welsh and the Registrant (Incorporated by Reference to Exhibit 10.39 of the Form 10-SB).

10.24  Warrant  Agreement  dated December 1999, by and between Lisa Marshall,  Don
       Welsh and the Registrant (Incorporated by Reference to Exhibit 10.40 of the Form 10-SB).

10.25  Stock Option  Agreement  dated December 1999, by and between Lisa Marshall,
       Don Welsh and the Registrant (Incorporated by Reference to Exhibit 10.41 of the Form 10-SB).

10.26 Securities Purchase Agreement dated March 3, 2000 by and between the purchasers of the Registrant's Series A Convertible Preferred Stock and the
       Registrant (Incorporated by Reference to Exhibit 10.26 of the Form 10KSB).

10.27 Registration Rights Agreement dated March 3, 2000 by and between the purchasers of the Registrant's Series A Convertible Preferred Stock and the
       Registrant (Incorporated by Reference to Exhibit 10.27 of the Form 10KSB).


                                      II-14

10.28  Placement  Agency  Agreement  dated  March 3, 2000 by and between May Davis
       Group, Inc. and the Registrant (Incorporated by Reference to Exhibit 10.28 of the Form 10KSB).

10.29  Form of Warrant  Agreement  to Purchase  Common  Stock  issued to May Davis
       Group, Inc. as of March 3, 2000 (Incorporated by Reference to Exhibit 10.29 of the Form 10KSB).

10.30  Financial  Management Support Services Agreement dated November 29, 1999 by
       and  between  Asher   Investment   Group,   Inc.  and  the  Registrant 2000
       (Incorporated by Reference to Exhibit 10.30 of the Form 10KSB).

10.31 Stock Purchase Agreement, dated as of April 18, 2000, by and between the Registrant and Intellect Capital Group, LLC shareholders (Incorporated by
       Reference to Exhibit 10.31 of the Form 8-K).

10.32  Registration  Rights  Agreement,  dated  June 8,  2000, by and between the
       Registrant  and Intellect Capital Group, LLC shareholders (Incorporated by
       Reference to Exhibit 10.32 of the Form 8-K).

10.33  Loan  and  Security  Agreement,  dated  May  18, 2000, by  and between the
       Registrant and Intellect Capital Group, LLC shareholders  (Incorporated by
       Reference to Exhibit 10.33 of the Form 8-K).

10.34  Promissory  Note,  dated  May 18, 2000,  by  the  Registrant  in  favor of
       Intellect  Capital  Group, LLC shareholders  (Incorporated by Reference to
       Exhibit 10.34 of the Form 8-K).

10.35  Side  Letter,  dated  May  22, 2000, by  and  between  the  Registrant and
       Intellect  Capital  Group, LLC shareholders  (Incorporated by Reference to
       Exhibit 10.35 of the Form 8-K).

10.36 Form of Shareholder Agreement, dated June 8, 2000, by and among Registrant and certain shareholders (Incorporated by Reference to Exhibit 10.36 of the Form 8-K).

21.1 Subsidiaries of the Company (Incorporated by Reference to Exhibit 21.1 of the Form 10-SB)

23.1   Consent of BDO Seidman, LLP

23.2   Consent of Silicon Valley Law Group (included in Exhibit 5.1)

24     Power of Attorney (included on signature page) **

**     Previously filed